Filed pursuant to Rule 424(b)(5)
Registration Statement No. 333-224340

The information in this preliminary prospectus supplement is not complete and may be changed. A shelf registration statement relating to these securities has become effective upon filing with the Securities and Exchange Commission. We are not using this prospectus supplement or the accompanying prospectus to offer to sell these securities or to solicit offers to buy these securities in any state or other jurisdiction where the offer or sale is not permitted.

Subject to Completion

Preliminary Prospectus Supplement dated May 15, 2018

PROSPECTUS SUPPLEMENT

(To Prospectus dated April 19, 2018)

Diageo Capital plc

$                 Floating Rate Notes due 2020

$                     % Fixed Rate Notes due 2020

$                     % Fixed Rate Notes due 2023

$                     % Fixed Rate Notes due 2028

Each Guaranteed as to the Payment of Principal and Interest by

Diageo plc

Diageo Capital plc will pay interest on the Floating Rate Notes due 2020 (the “floating rate notes”) at a rate equal to LIBOR (as defined herein), as determined on the applicable Interest Determination Date (as defined herein), which will be reset quarterly on each Interest Reset Date (as defined herein), plus    %. Diageo Capital plc will pay interest on the floating rate notes on                 ,                 ,                  and                  of each year, beginning on                 , 2018. The floating rate notes will mature on                 , 2020.

Diageo Capital plc will pay interest on the     % Fixed Rate Notes due 2020 (the “2020 notes”) on                  and                  of each year, beginning on                 , 2018. The 2020 notes will mature on                 , 2020.

Diageo Capital plc will pay interest on the     % Fixed Rate Notes due 2023 (the “2023 notes”) on                  and                  of each year, beginning on                 , 2018. The 2023 notes will mature on                 , 2023.

Diageo Capital plc will pay interest on the     % Fixed Rate Notes due 2028 (the “2028 notes”, and together with the 2020 notes and the 2023 notes, the “fixed rate notes”) on                  and                  of each year, beginning on                 , 2018. The 2028 notes will mature on                 , 2028.

In this prospectus supplement, we refer to the floating rate notes and the fixed rate notes collectively as the “notes”.

Diageo Capital plc may redeem the notes of each series, in whole or in part, at the times or during the periods and at the applicable redemption prices described herein. Diageo Capital plc may also redeem the notes of each series, in whole but not in part, at any time at 100% of their principal amount plus accrued interest upon the occurrence of certain tax events described herein.

Diageo Capital plc is a 100% owned finance subsidiary of Diageo plc. The notes will be fully and unconditionally guaranteed by Diageo plc as to the due and punctual payment of principal, premium (if any) and interest on the notes, including any additional amounts that may be payable, when and as such payments become due and payable, whether at maturity, upon redemption or declaration of acceleration, or otherwise. The notes will constitute unsecured and unsubordinated indebtedness of Diageo Capital plc and will rank equally with all of its other unsecured and unsubordinated indebtedness from time to time outstanding. The guarantees will constitute unsecured and unsubordinated indebtedness of Diageo plc and will rank equally with all of its other unsecured and unsubordinated indebtedness from time to time outstanding.

Application will be made to the Financial Conduct Authority in its capacity as competent authority (the “UK Listing Authority”) for the notes to be admitted to the official list of the UK Listing Authority (the “Official List”) and to the London Stock Exchange plc (the “London Stock Exchange”) for such notes to be admitted to trading on the London Stock Exchange’s regulated market (the “Market”). References in this prospectus to the notes being “listed” (and all related references) shall mean that such notes have been admitted to trading on the Market and have been admitted to the Official List. The Market is a regulated market for the purposes of European Directive 2014/65/EU (“MiFID II”).

See “Risk Factors” beginning on page S-9 of this prospectus supplement and “Risk Factors” on page 2 of the attached prospectus for a discussion of certain factors you should consider before investing in the notes.

Neither the Securities and Exchange Commission nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the attached prospectus. Any representation to the contrary is a criminal offense.

	Price to Public(1)		Underwriting Discounts and Commissions		Proceeds, Before Expenses, to Diageo Capital plc
Per floating rate note		%		%		%
Total for floating rate notes	$		$		$
Per 2020 note		%		%		%
Total for 2020 notes	$		$		$
Per 2023 note		%		%		%
Total for 2023 notes	$		$		$
Per 2028 note		%		%		%
Total for 2028 notes	$		$		$

Total for all notes	$		$		$

(1)	Plus accrued interest, if any, from May , 2018 if settlement occurs after that date.

Interest on the notes will accrue from May     , 2018.

The underwriters expect to deliver the notes in book-entry form through the facilities of The Depository Trust Company (“DTC”), and its participants, including Euroclear Bank S.A./N.V. (“Euroclear”) and Clearstream Banking, société anonyme (“Clearstream, Luxembourg”), against payment in New York, New York on or about May     , 2018.

Joint Book-Running Managers

Barclays	BofA Merrill Lynch	Goldman Sachs & Co. LLC

Santander	Standard Chartered Bank	UBS Investment Bank

The date of this prospectus supplement is May     , 2018.

PROSPECTUS SUPPLEMENT

PROSPECTUS

You should only rely on the information contained or incorporated by reference in this prospectus supplement and the attached prospectus or any free writing prospectus to which we have referred you. We have not, and the underwriters have not, authorized any other person to provide you with different information. We are not, and the underwriters are not, making an offer to sell or soliciting any offers to purchase the notes in any jurisdiction where such offer or sale is not permitted. You should not assume that the information appearing in this prospectus supplement and the attached prospectus, as well as information in documents incorporated by reference, is accurate as of any date other than the date on the front of these documents. Our business, financial condition, results of operations and prospects may have changed since that date.

INCORPORATION OF INFORMATION WE FILE WITH THE SEC

The Securities and Exchange Commission (the “SEC”), allows us to incorporate by reference the information we file with them. This means:

•	incorporated documents are considered part of this prospectus supplement and the attached prospectus;

•	we can disclose important information to you by referring you to those documents; and

•	information that we file with the SEC will automatically update and supersede this prospectus supplement and the attached prospectus.

We incorporate by reference the documents listed below which we filed with the SEC under the Securities Exchange Act of 1934 (the “Exchange Act”):

•	annual report on Form 20-F for the fiscal year ended June 30, 2017; and

•	report on Form 6-K filed with the SEC on January 30, 2018, which contains unaudited condensed consolidated financial information for the six months ended December 31, 2017.

Furthermore, we incorporate by reference each of the following documents that we will file with the SEC after the date of this prospectus supplement but before the end of the notes offering:

•	any reports on Form 6-K filed by us pursuant to the Exchange Act that indicate on their cover page that we will incorporate them by reference; and

•	reports filed under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act.

You may request a copy of any filings referred to above (excluding exhibits), at no cost, by contacting us at the following address:

Diageo plc

Lakeside Drive, Park Royal

London NW10 7HQ

England

Tel. No.: 011-44-(0)20-8978-6000

SUMMARY

In this prospectus supplement, the terms “we”, “our” and “us” refer to Diageo plc (“Diageo”), and Diageo Capital plc (“Diageo Capital”). Diageo Capital is the issuer of the notes and Diageo is the guarantor of the notes.

Diageo is a global leader in beverage alcohol with an outstanding collection of brands across spirits and beer. Diageo was formed by the merger of Grand Metropolitan Public Limited Company and Guinness PLC, which became effective on December 17, 1997. Diageo is incorporated as a public limited company in England and Wales and its principal executive office is located at Lakeside Drive, Park Royal, London NW10 7HQ, England, telephone 011-44-(0)20-8978-6000.

Diageo is a global company, and our products are sold in more than 180 countries around the world. The management team expects to continue to invest in building our brands and routes to consumer and are committed to delivering long term profitable growth.

You can find a more detailed description of Diageo’s business and recent transactions in Diageo’s Annual Report on Form 20-F for the fiscal year ended June 30, 2017, which is incorporated by reference in this prospectus supplement, or similar sections in subsequent filings incorporated by reference in this prospectus supplement. Diageo’s Annual Report on Form 20-F for the fiscal year ended June 30, 2017 and Report on Form 6-K filed with the SEC on January 30, 2018 also present unaudited ratios of earnings to fixed charges for Diageo.

Diageo, consistent with its current strategy, will continue to focus on growing its brands on a worldwide basis and expects to make selective acquisitions in both its developed and emerging markets. Diageo explores the potential to make acquisitions on an ongoing basis and is currently evaluating a number of such opportunities, some of which could be significant, although no agreements or commitments with respect to any significant acquisitions currently exist. Funds for any such acquisitions would be drawn from internally generated cash, bank borrowings or the issuance of equity or debt securities (in an amount that cannot now be determined) and the proceeds of any potential disposals. No material disposals are currently contemplated.

THE OFFERING

The following is a summary of this prospectus supplement and should be read as an introduction to, and in conjunction with, the remainder of this prospectus supplement, the accompanying prospectus and the documents incorporated by reference therein. You should base your investment decision on a consideration of this prospectus supplement, the accompanying prospectus and the documents incorporated by reference therein, as a whole. Words and expressions defined in “Description of Notes” below shall have the same meanings in this summary. Please refer to “Description of Notes” on page S-14 of this prospectus supplement and “Description of Debt Securities and Guarantees” on page 14 of the attached prospectus for more information about the notes.

General

Notes	$ aggregate principal amount of Floating Rate Notes due 2020.

$ aggregate principal amount of % Fixed Rate Notes due 2020.

$ aggregate principal amount of % Fixed Rate Notes due 2023.

$ aggregate principal amount of % Fixed Rate Notes due 2028.

Issuer	Diageo Capital.

Guarantees	The notes will be fully and unconditionally guaranteed by Diageo as to the due and punctual payment of principal, premium (if any) and interest on the notes, including any additional amounts and any and all other amounts under the Indenture, that may be payable, when and as such payments become due and payable, whether at maturity, upon redemption or declaration of acceleration, or otherwise.

Ranking	The notes will constitute unsecured and unsubordinated indebtedness of Diageo Capital and will rank equally with all of its other unsecured and unsubordinated indebtedness from time to time outstanding.

The guarantees will constitute unsecured and unsubordinated indebtedness of Diageo and will rank equally with all of its other unsecured and unsubordinated indebtedness from time to time outstanding.

Issue Date	May , 2018.

Maturity	We will pay the 2020 floating rate notes at 100% of their principal amount plus accrued interest on , 2020.

We will pay the 2020 notes at 100% of their principal amount plus accrued interest on , 2020.

We will pay the 2023 notes at 100% of their principal amount plus accrued interest on , 2023.

We will pay the 2028 notes at 100% of their principal amount plus accrued interest on , 2028.

Listing	Application will be made for the notes to be admitted to (i) the official list of the UK Listing Authority and (ii) trading on the London Stock Exchange regulated market.

Governing Law	New York.

Terms Specific to the Floating Rate Notes

Floating Interest Rate	The interest rate on the floating rate notes (the “Floating Interest Rate”) for the first Interest Period will be equal to LIBOR, as determined on May , 2018 (the second London Banking Day preceding the Issue Date) plus % per annum. Thereafter, the Floating Interest Rate for any Interest Period will be equal to LIBOR, as determined on the applicable Interest Determination Date, plus % per annum. The Floating Interest Rate will be reset quarterly on each Interest Reset Date.

Floating Rate Interest Payment Dates	Quarterly in arrear on every , , and of each year, commencing on , 2018 and ending on the maturity date (each, a “Floating Rate Interest Payment Date”); provided that if any scheduled Floating Rate Interest Payment Date, other than the maturity date would fall on a day that is not a business day, the Floating Rate Interest Payment Date will be postponed to the next succeeding business day, except that if that business day falls in the next succeeding calendar month, the Floating Rate Interest Payment Date will be the immediately preceding business day.

Interest Reset Dates	On every , , and of each year, commencing on , 2018 (each, an “Interest Reset Date”); provided that the Floating Interest Rate in effect from (and including) May , 2018 to (but excluding) the first Interest Reset Date will be the initial Floating Interest Rate. If any Interest Reset Date would fall on a day that is not a business day, the Interest Reset Date will be postponed to the next succeeding business day, except that if that business day falls in the next succeeding calendar month, the Interest Reset Date will be the immediately preceding business day.

Interest Periods	The period beginning on, and including, a Floating Rate Interest Payment Date and ending on, but not including, the next succeeding Floating Rate Interest Payment Date (each, an “Interest Period”); provided that the first Interest Period will begin on, and include, May , 2018 and will end on, but not include , 2018.

Interest Determination Dates	The Interest Determination Date for the first Interest Period will be May , 2018 (the second London Banking Day) preceding the Issue Date and the Interest Determination Date for each succeeding Interest Period will be on the second London Banking Day preceding the applicable Interest Reset Date (each, an “Interest Determination Date”). “London Banking Day” means any day on which dealings in U.S. dollars are transacted in the London interbank market.

Day Count	Actual/360, Modified Following, Adjusted.

Calculation of LIBOR	LIBOR will be determined by the Calculation Agent in accordance with the provisions set forth below under “Description of Notes––Terms Specific to the Floating Rate Notes.”

Calculation Agent	The Bank of New York Mellon, London Branch, or its successor appointed by Diageo.

Terms Specific to the Fixed Rate Notes

Interest Rates	The 2020 notes will bear interest at a rate of % per annum.

The 2023 notes will bear interest at a rate of % per annum.

The 2028 notes will bear interest at a rate of % per annum.

Interest Payment Dates	Semi-annually in arrear on every and of each year, commencing on , 2018. If any scheduled interest payment date is not a business day, we will pay interest on the next business day, but interest on that payment will not accrue during the period from and after the scheduled interest payment date. If the scheduled maturity date or date of redemption or repayment is not a business day, we may pay interest and principal and premium, if any, on the next succeeding business day, but interest on that payment will not accrue during the period from and after the scheduled maturity date or date of redemption or repayment.

Day Count	30/360, Following, Unadjusted.

Optional Redemption	We have the right to redeem, in whole or in part, (i) the 2023 notes at any time and from time to time prior to , 2023 (the date that is one month prior to the maturity date of the 2023 notes) and (ii) the 2028 notes at any time and from time to time prior to , 2028 (the date that is three months prior to the maturity date of the 2028 notes), in each case at a redemption price equal to the greater of (1) 100% of the principal amount of such notes plus accrued interest to but excluding the date of redemption and (2) as determined by the quotation agent, the sum of the present values of the remaining scheduled payments of principal and interest on such notes (excluding any portion of such payments of interest accrued as of the date of redemption) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the adjusted treasury rate, plus basis points for the 2023 notes and basis points for the 2028 notes plus, in each case, accrued interest to but excluding the date of redemption.

In addition, we have the right to redeem, in whole or in part, (i) the 2023 notes at any time and from time to time on or after , 2023 (the date that is one month prior to the maturity date of the 2023 notes) and (ii) the 2028 notes at any time and from time to time on or after , 2028 (the date that is three months prior to the maturity date of the 2028 notes), in each case at a redemption price equal to 100% of the principal amount of such notes plus accrued interest to but excluding the date of redemption.

For more information, see “Description of Notes—Optional Redemption.”

Terms Applicable to All Notes

Optional Tax Redemption	In the event of various tax law changes and other limited circumstances that require us to pay additional amounts as described under “Description of Debt Securities and Guarantees—Special Situations—Optional Tax Redemption” in the attached prospectus, we may call all, but not less than all, of a series of notes for redemption.

Regular Record Dates	The close of business on the business day immediately preceding each applicable interest payment date (or, if the notes are held in definitive form, the 15th business day preceding each applicable interest payment date).

Book-Entry Issuance, Settlement and Clearance	Book-entry interests in the notes will be issued in minimum denominations of $200,000 and in integral multiples of $1,000 in excess thereof.

The principal corporate trust office of the trustee in the City of New York is designated as the principal paying agent. We may at any time designate additional paying agents or rescind the designation of paying agents or approve a change in the office through which any paying agent acts.

We will issue the notes in fully registered form. Each series of notes will be represented by one or more global securities registered in the name of a nominee of DTC. You will hold beneficial interests in the notes through DTC and its direct and indirect participants, including Euroclear and Clearstream Luxembourg in book-entry form. We will not issue certificated notes except in limited circumstances that we explain under “Legal Ownership—Global Securities—Special Situations When the Global Security Will Be Terminated” in the attached prospectus. For information on DTC’s book-entry system, see “Clearance and Settlement—The Clearing Systems—DTC” in the attached prospectus.

Use of Proceeds	We intend to use the proceeds from the sale of the notes for general corporate purposes.

Trustee and Principal Paying Agent	The Bank of New York Mellon, London Branch.

Risk Factors	You should carefully consider all of the information in this prospectus supplement and the attached prospectus, which includes information incorporated by reference. In particular, you should evaluate the specific factors under “Risk Factors” beginning on page S-9 of this prospectus supplement and “Risk Factors” on page 2 of the attached prospectus for risks involved with an investment in the notes.

Further Issues

We may, without the consent of the holders of any series of notes, issue additional notes having the same ranking and same interest rate, maturity date, redemption terms and other terms as the applicable series of notes described in this prospectus supplement except for the price to the public and Issue Date. Any such additional notes, together with the applicable series of notes offered by this prospectus supplement, will constitute a single series of securities under the Indenture relating to the notes; provided that, if the additional notes are not fungible for U.S. federal income tax purposes with the notes offered hereby, the additional notes will have a separate CUSIP or other identifying number. There is no limitation on the amount of notes or other debt securities that we may issue under that Indenture.

RISK FACTORS

Investing in the securities offered using this prospectus supplement involves risk. You should consider carefully the risks described below, together with the risks described in the documents incorporated by reference into this prospectus supplement and any risk factors included in the attached prospectus, before you decide to buy our securities. If any of these risks actually occur, our business, financial condition and results of operations could suffer, and the trading price and liquidity of the securities offered using this prospectus could decline, in which case you may lose all or part of your investment.

There is no restriction on the amount or type of further securities or indebtedness that Diageo or its subsidiaries may issue, incur or guarantee.

There is no restriction on the amount or type of further securities or indebtedness that Diageo or its subsidiaries may issue, incur or guarantee, as the case may be, that rank senior to, or pari passu with, the notes. Furthermore, the terms of the Indenture permit Diageo or its subsidiaries to incur secured debt. The notes would also be effectively subordinated to any secured indebtedness or other liabilities. The issue or guaranteeing of any such further securities or indebtedness may reduce the amount recoverable by holders of the notes upon bankruptcy, liquidation or reorganization, and may limit our ability to meet obligations under the notes or guarantees. In addition, the notes do not contain any restriction on Diageo or its subsidiaries issuing securities that may have preferential rights to the notes or securities with similar or different provisions to those described herein.

An increase in interest rates could result in a decrease in the relative value of the fixed rate notes.

In general, as market interest rates rise, notes bearing interest at a fixed rate generally decline in value because the premium, if any, over market interest rates will decline. Consequently, if you purchase fixed rate notes and market interest rates increase, the market value of your fixed rate notes may decline. We cannot predict the future level of market interest rates. Investors should consider these matters when making their investment decision with respect to the fixed rate notes.

Certain risks related to the interest rate on the floating rate notes being based on the London Interbank Offered Rate.

LIBOR is the subject of ongoing national and international regulatory discussions and proposals for reform. Some of these reforms are already effective, while others are still to be implemented. The Benchmark Regulation was published in the Official Journal of the European Union on June 29, 2016 and has applied from January 1, 2018 (with the exception of provisions specified in Article 59 (mainly on critical benchmarks) that have applied since June 30, 2016). The Benchmark Regulation could have a material impact on the floating rate notes, in particular, if the methodology or other terms of LIBOR are changed in order to comply with the terms of the Benchmark Regulation, and such changes could (among other things) have the effect of reducing or increasing the rate or level, or affecting the volatility of the published rate or level, of LIBOR. In addition, on July 27, 2017, the UK Financial Conduct Authority announced that it will no longer persuade or compel banks to submit rates for the calculation of the LIBOR benchmark after 2021. In the event that LIBOR becomes unavailable prior to the maturity date of the floating rate notes, this may result in the effective application of a fixed rate for the floating rate notes. Even prior to the implementation of any changes, uncertainty as to the nature of alternative reference rates may adversely affect LIBOR during the term of the floating rate notes, the return on the floating rate notes and the trading market for the floating rate notes. Investors should consider these matters when making their investment decision with respect to the floating rate notes.

CAPITALIZATION AND INDEBTEDNESS

The following table sets forth, on an IFRS basis, the unaudited capitalization of Diageo as of December 31, 2017 and as adjusted to give effect to the issuance of the notes (after deducting discounts and commissions and estimated net offering expenses). Other than the changes described in notes (1) through (8) accompanying the table below and the changes which reflect the anticipated issuance of the notes and the application of the proceeds from the notes, there has been no material change in the capitalization and indebtedness of Diageo since December 31, 2017.

	As of December 31, 2017
	Actual	As Adjusted for the Offering
	£ million	£ million
Short term borrowings and bank overdrafts (including current portion of long term borrowings)	2,378

Long term borrowings
Due from one to five years	3,542
Due after five years	4,105

	7,647

Finance lease obligations	165
Non-controlling interests	1,768

Equity attributable to the equity shareholders of the parent company
Share capital	789
Share premium	1,349
Capital redemption reserve	3,146
Fair value, hedging and exchange reserve	11
Own shares	(2,178)
Other retained earnings	6,805

	9,922

Total capitalization	21,880

Cash and cash equivalents	920

(1)	Diageo intends to use the estimated net proceeds from this offering of $ million (see cover page of this prospectus supplement) for general corporate purposes. For illustrative purposes, this table has been prepared based on the assumption that the offering will increase our long term borrowings due from one to five years by $ million, will increase our long term borrowings due after five years by $ million and will increase our cash and cash equivalents by $ million.
(2)	As of April 30, 2018, 2,695,580,726 ordinary shares of 28 101/108 pence each were issued, all of which were fully paid, including shares issued, shares issued and held in employee share trusts and those held as treasury shares. As of September 8, 2017, the group commenced a share buyback programme to spend up to £1.5 billion to repurchase shares in the year ending June 30, 2018. At the time of completion of the share-buyback programme in February 2018, the group had purchased 58,943,728 ordinary shares for a cost of £1,507 million (including £8 million of transaction costs) and had funded the purchases through a combination of cash and the proceeds from the issuance of short term commercial paper.
(3)	There have been no material changes to performance guarantees or indemnities in respect of liabilities of third parties from those reported in Diageo’s Annual Report on Form 20-F for the year ended June 30, 2017.
(4)	As of December 31, 2017, £38 million of the group’s net borrowings were secured on assets of the group. There has been no material change to such secured borrowings since December 31, 2017.
(5)	On April 4, 2018, Diageo made an interim dividend payment of £613 million.

(6)	On April 29, 2018, Diageo’s $650 million 1.125% bond matured and was repaid. On May 15, 2018, Diageo’s $200 million 4.850% bond will mature. The repayment of the bonds was or will be funded through borrowings under our commercial paper program and through use of cash and cash equivalents.
(7)	Save as disclosed above, there has been no material change since December 31, 2017 in the group’s net borrowings, performance guarantees, indemnities and capitalization.
(8)	The adjustments to the table above to reflect the receipt and application of proceeds in the offering are based on an exchange rate of £1 = $1.3529, the noon buying rate for December 31, 2017. Using the exchange rate of £1 = $1. , the noon buying rate for May , 2018, for the adjustments to the table above to reflect the receipt and application of proceeds in the offering would have caused total capitalization as adjusted for the offering to increase by £ million.

USE OF PROCEEDS

We estimate that the net proceeds (after deducting underwriting discounts and commissions and estimated net offering expenses) from the sale of the notes will be $        . We intend to use the proceeds from the sale of the notes for general corporate purposes.

EXCHANGE RATES

The following table shows, for the periods and dates indicated, certain information regarding the U.S. dollar/pound sterling exchange rate, based on the noon buying rates from the Federal Reserve Bank of New York, as published by Bloomberg, expressed in U.S. dollars per £1.00.

Year ended December 31,	Period End	Period Average	High	Low
2013	1.6574	1.5642	1.6574	1.4837
2014	1.5578	1.6484	1.7165	1.5517
2015	1.4746	1.5284	1.5882	1.4648
2016	1.2337	1.3555	1.4800	1.2155
2017	1.3529	1.2890	1.3578	1.2118
2018 (through May 11, 2018)	1.3549	1.3921	1.4332	1.3487

November 2017			1.3506	1.3067
December 2017			1.3529	1.3316
January 2018			1.4264	1.3513
February 2018			1.4247	1.3794
March 2018			1.4236	1.3755
April 2018			1.4332	1.3991
May 2018 (through May 11, 2018)			1.3611	1.3487

As of May 11, 2018, the latest practicable date for which exchange rate information was available prior to the printing of this document, the noon buying rate for one pound sterling expressed in U.S. dollars was $1.3549.

DESCRIPTION OF NOTES

This section describes the specific financial and legal terms of the notes and supplements the more general description under “Description of Debt Securities and Guarantees” of the attached prospectus. To the extent that the following description is inconsistent with the terms described under “Description of Debt Securities and Guarantees” in the attached prospectus, the following description replaces that in the attached prospectus.

General

The notes will be the unsecured and unsubordinated indebtedness of Diageo Capital and will rank equally with all of its other unsecured and unsubordinated indebtedness from time to time outstanding. Diageo Capital plc is a 100% owned finance subsidiary of Diageo plc.

Diageo will fully and unconditionally guarantee on an unsubordinated basis the due and punctual payment of the principal of, premium, if any, and interest on the notes, including any additional amounts and any and all other amounts under the Indenture when and as any such payments become due and payable, whether at maturity, upon redemption or declaration of acceleration, or otherwise. The guarantees will constitute unsecured and unsubordinated indebtedness of Diageo and will rank equally with all of its other unsecured and unsubordinated indebtedness from time to time outstanding. Because Diageo is a holding company, the guarantees will effectively rank junior to any indebtedness of its subsidiaries.

We currently expect delivery of the notes to occur on or about May     , 2018 (such date of delivery, the “Issue Date”).

Application will be made to the UK Listing Authority for the notes to be admitted to the Official List of the UK Listing Authority and to the London Stock Exchange for the notes to be admitted to trading on the London Stock Exchange’s regulated market. The London Stock Exchange’s regulated market is a regulated market for the purposes of MiFID II.

The notes and guarantees are governed by New York law.

A “business day” means any day, other than a Saturday or Sunday, that is not a day on which banking institutions are authorized or required by law or regulation to close in New York City or in the City of London.

Terms Specific to the Floating Rate Notes

The floating rate notes will be issued in an aggregate principal amount of $         and will mature on                 , 2020. The interest rate on the floating rate notes (the “Floating Interest Rate”) for the first Interest Period will be equal to LIBOR, as determined on May     , 2018 (the second London Banking Day preceding the Issue Date) plus     % per annum (the “Initial Interest Rate”). Thereafter, the Floating Interest Rate for any Interest Period will be equal to LIBOR, as determined on the applicable Interest Determination Date, plus      % per annum. The Floating Interest Rate will be reset quarterly on each Interest Reset Date (as defined below).

Interest on the floating rate notes will be payable quarterly in arrear on every                 ,                 ,                  and                  of each year (each a “Floating Rate Interest Payment Date”), commencing on                 , 2018 and ending on the maturity date; provided that if any scheduled Floating Rate Interest Payment Date, other than the maturity date, would fall on a day that is not a business day, the Floating Rate Interest Payment Date will be postponed to the next succeeding business day, except that if that business day falls in the next succeeding calendar month, the Floating Rate Interest Payment Date will be the immediately preceding business day.

The Floating Interest Rate will be reset every                 ,                 ,                  and                  of each year (each an “Interest Reset Date”), commencing on                 , 2018; provided that the Floating Interest Rate in effect from (and including) May     , 2018 to (but excluding) the first Interest Reset Date will be the initial Floating Interest Rate. If any Interest Reset Date would fall on a day that is not a business day, the Interest Reset Date will be postponed to the next succeeding business day, except that if that business day falls in the next succeeding calendar month, the Interest Reset Date will be the immediately preceding business day.

Each “Interest Period” will begin on, and include, a Floating Rate Interest Payment Date and end on, but not include, the next succeeding Floating Rate Interest Payment Date; provided that the first Interest Period will begin on, and include, May     , 2018 and will end on, but not include,                 , 2018.

The “Interest Determination Date” for the first Interest Period will be May     , 2018 (the second London Banking Day preceding the Issue Date) and the Interest Determination Date for each succeeding Interest Period will be on the second London Banking Day preceding the applicable Interest Reset Date. “London Banking Day” means any day on which dealings in U.S. dollars are transacted in the London interbank market.

The day count will be actual/360, modified following, adjusted.

LIBOR will be determined by the Calculation Agent in accordance with the following provisions:

(1)	With respect to any Interest Determination Date, LIBOR will be the rate (expressed as a percentage per annum) for deposits in U.S. dollars having a maturity of three months commencing on the related Interest Reset Date that appears on Reuters Page LIBOR01 as of 11:00 a.m., London time, on that Interest Determination Date. If no such rate appears, then LIBOR, in respect of that Interest Determination Date, will be determined in accordance with the provisions described in (2) below.

(2)	With respect to an Interest Determination Date on which no rate appears on Reuters Page, the Calculation Agent will request the principal London offices of each of four major reference banks in the London interbank market (which may include affiliates of the underwriters), as selected and identified by Diageo to provide its offered quotation (expressed as a percentage per annum) for deposits in U.S. dollars for the period of three months, commencing on the related Interest Reset Date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on that Interest Determination Date and in a principal amount that is representative for a single transaction in U.S. dollars in that market at that time. If at least two quotations are provided, then LIBOR on that Interest Determination Date will be the arithmetic mean of those quotations. If fewer than two quotations are provided, then LIBOR on the Interest Determination Date will be the arithmetic mean of the rates quoted at approximately 11:00 a.m., in the City of New York, on the Interest Determination Date by three major banks in The City of New York (which may include affiliates of the underwriters) selected and identified by Diageo for loans in U.S. dollars to leading European banks, for a period of three months, commencing on the related Interest Reset Date, and in a principal amount that is representative for a single transaction in U.S. dollars in that market at that time. If at least two such rates are so provided, LIBOR on the Interest Determination Date will be the arithmetic mean of such rates. If fewer than two such rates are so provided, LIBOR on the Interest Determination Date will be equal to LIBOR in effect with respect to the immediately preceding Interest Determination Date or, in the case of the First Interest Period, the Initial Interest Rate.

If, in the Calculation Agent’s opinion, the use of LIBOR to calculate the Floating Interest Rate is not in compliance with the European Union Benchmark Regulation, then the Calculation Agent shall not be obligated to perform its duties (and shall incur no liability for any inaction) until such time as Diageo has identified an acceptable replacement benchmark and instructed the Calculation Agent accordingly; provided that the Calculation Agent shall in any event continue to calculate the Floating Interest Rate in accordance with the last sentence of paragraph (2) above, if applicable.

The calculation agent will be The Bank of New York Mellon, London Branch, or its successor appointed by Diageo (the “Calculation Agent”). The Calculation Agent will, upon the request of the holder of any floating rate note, provide the interest rate then in effect. All calculations of the Calculation Agent, in the absence of manifest error, shall be conclusive for all purposes and binding on us and holders of the floating rate notes.

For any Interest Period, if LIBOR is negative, then it would reduce the interest rate payable for such Interest Period below the specified margin. Accordingly, holders may receive an interest rate on the floating rate notes that is lower than the specified margin.

“Reuters Page LIBOR01” means the display that appears on Reuters Page LIBOR01 or any page as may replace such page on such service (or any successor service) for the purpose of displaying London interbank offered rates of major banks for U.S. dollars.

Terms Specific to the Fixed Rate Notes

The 2020 notes will be issued in an aggregate principal amount of $         and will mature on                 , 2020. The 2023 notes will be issued in an aggregate principal amount of $         and will mature on                 , 2023. The 2028 notes will be issued in an aggregate principal amount of $         and will mature on                 , 2028. The notes will bear interest at the applicable rate per annum as shown on the cover page of this prospectus supplement, payable semi-annually in arrear on                  and                  of each year, commencing                 , 2018.

If any scheduled interest payment date is not a business day, we will pay interest on the next business day, but interest on that payment will not accrue during the period from and after the scheduled interest payment date. If the scheduled maturity date or date of redemption or repayment is not a business day, we may pay interest and principal and premium, if any, on the next succeeding business day, but interest on that payment will not accrue during the period from and after the scheduled maturity date or date of redemption or repayment.

The day count will be 30/360, following, unadjusted.

We have the right to redeem, in whole or in part, (i) the 2023 notes at any time and from time to time prior to                 , 2023 (the date that is one month prior to the maturity date of the 2023 notes) and (ii) the 2028 notes at any time and from time to time prior to                 , 2028 (the date that is three months prior to the maturity date of the 2028 notes), in each case at a redemption price equal to the greater of (1) 100% of the principal amount of such notes plus accrued interest to but excluding the date of redemption and (2) as determined by the quotation agent, the sum of the present values of the remaining scheduled payments of principal and interest on such notes (excluding any portion of such payments of interest accrued as of the date of redemption) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the adjusted treasury rate, plus      basis points for the 2023 notes and      basis points for the 2028 notes plus, in each case, accrued interest to but excluding the date of redemption.

In addition, we have the right to redeem, in whole or in part, (i) the 2023 notes at any time and from time to time on or after                 , 2023 (the date that is one month prior to the maturity date of the 2023 notes) and (ii) the 2028 notes at any time and from time to time on or after                 , 2028 (the date that is three months prior to the maturity date of the 2028 notes), in each case at a redemption price equal to 100% of the principal amount of such notes plus, in each case, accrued interest to but excluding the date of redemption.

“Adjusted treasury rate” means, with respect to any redemption date, the rate per year equal to the semi-annual equivalent yield to maturity of the comparable treasury issue, assuming a price for the comparable treasury issue (expressed as a percentage of its principal amount) equal to the comparable treasury price for such redemption date.

“Comparable treasury issue” means the United States Treasury security selected by the quotation agent as being the most recently issued United States Treasury note or bond as displayed by Bloomberg LP (or any successor service) on screens PX1 through PX8 (or any other screens as may replace such screens on such service) that has a remaining term comparable to the remaining term of the notes to be redeemed.

“Comparable treasury price” means, with respect to any redemption date, the average of the reference treasury dealer quotations for such redemption date after excluding the highest and lowest such reference treasury dealer quotations.

“Quotation agent” means the reference treasury dealer appointed by us.

“Reference treasury dealer” means any primary U.S. government securities dealer in the United States or their affiliates and their respective successors, as selected by the trustee after consultation with us.

“Reference treasury dealer quotations” means with respect to each reference treasury dealer and any redemption date, the average, as determined by the trustee, of the bid and ask prices for the comparable treasury issue (expressed as a percentage of its principal amount) quoted in writing to the trustee by five reference treasury dealers at 3:30 p.m. Eastern Standard Time on the third business day preceding such redemption date.

Terms Applicable to all Notes

Optional Tax Redemption

In the event of various tax law changes after the date of this prospectus supplement and other limited circumstances that require us to pay additional amounts, as described in the attached prospectus under “Description of Debt Securities and Guarantees—Payment of Additional Amounts”, we may call all, but not less than all, of the applicable series of notes for redemption. This means we may repay them early. You have no right to require us to call the notes. We discuss our ability to redeem the notes in greater detail under “Description of Debt Securities and Guarantees—Special Situations—Optional Tax Redemption” in the attached prospectus.

If we call the notes, we must pay you 100% of their principal amount. We will also pay you accrued interest and any additional amounts due on the date fixed for redemption. Notes will stop bearing interest on the redemption date, even if you do not collect your money. We will give notice to DTC of any redemption we propose to make at least 30 days, but not more than 60 days, before the redemption date. Notice by DTC to participating institutions and by these participants to street name holders of indirect interests in the notes will be made according to arrangements among them and may be subject to statutory or regulatory requirements.

Regular Record Dates

The regular record dates for the notes will be the close of business on the business day immediately preceding each applicable interest payment date (or, if the notes are held in definitive form, the 15th business day preceding each applicable interest payment date).

Book-Entry Issuance, Settlement and Clearance

Book-entry interests in the notes will be issued in minimum denominations of $200,000 and in integral multiples of $1,000 in excess thereof.

The principal corporate trust office of the trustee in the City of London is designated as the principal paying agent. We may at any time designate additional paying agents or rescind the designation of paying agents or approve a change in the office through which any paying agent acts.

We will issue the notes in fully registered form. Each series of notes will be represented by one or more global securities registered in the name of a nominee of DTC. You will hold beneficial interest in the notes through DTC and its direct and indirect participants, including Euroclear and Clearstream Luxembourg, and DTC and its direct and indirect participants will record your beneficial interest on their books. You will hold beneficial interest in the notes through DTC and its participants, including Euroclear and Clearstream Luxembourg. Indirect holders trading their beneficial interests in the notes through DTC must trade in DTC’s same-day funds settlement system and pay in immediately available funds. Secondary market trading through Euroclear and Clearstream, Luxembourg will occur in the ordinary way following the applicable rules and operating procedures of Euroclear and Clearstream, Luxembourg. See “Clearance and Settlement” in the attached prospectus and this prospectus supplement for more information about these clearing systems.

We will not issue certificated notes except in limited circumstances that we explain under “Legal Ownership—Global Securities—Special Situations When the Global Security Will Be Terminated” in the attached prospectus.

Payment of principal of and interest on each series of notes, so long as the notes are represented by global securities, as discussed below, will be made in immediately available funds. Beneficial interests in the global securities will trade in the same-day funds settlement system of DTC, and secondary market trading activity in such interests will therefore settle in same-day funds.

Further Issues

We may, without the consent of the holders of any series of notes, issue additional notes having the same ranking and same interest rate, maturity date, redemption terms and other terms as the applicable series of notes described in this prospectus supplement except for the price to the public and Issue Date. Any such additional notes, together with the applicable series of notes offered by this prospectus supplement, will constitute a single series of securities under the indenture relating to guaranteed debt securities issued by Diageo Capital, dated as of August 3, 1998, among Diageo Capital, Diageo and The Bank of New York Mellon (as successor trustee pursuant to an Agreement of Resignation, Appointment and Acceptance dated October 16, 2007 by and among Diageo, Diageo Capital, Diageo Finance B.V., Diageo Investment Corporation, The Bank of New York and Citibank, N.A.) (“Indenture”); provided that, if the additional notes are not fungible for U.S. federal income tax purposes with the notes offered hereby, the additional notes will have a separate CUSIP or other identifying number. The address of The Bank of New York Mellon, London Branch is One Canada Square, London E14 5AL. There is no limitation on the amount of notes or other debt securities that we may issue under the Indenture.

Payment of Additional Amounts

The government of any jurisdiction where Diageo or Diageo Capital is incorporated may require Diageo or Diageo Capital, as applicable, to withhold amounts from payments on the principal or interest on the notes or any amounts to be paid under the guarantees, as the case may be, for taxes or any other governmental charges. If a withholding of this type is required, Diageo or Diageo Capital, as the case may be, may be required to pay you an additional amount so that the net amount you receive will be the amount specified in the note to which you are entitled. For more information on additional amounts and the situations in which Diageo or Diageo Capital will and will not be obligated to pay additional amounts, see “Description of Debt Securities and Guarantees—Payment of Additional Amounts” in the attached prospectus.

For the avoidance of doubt, any amounts to be paid by Diageo or Diageo Capital, as the case may be, on the notes or the guarantees will be paid net of any deduction or withholding imposed or required pursuant to Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended, any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the U.S. Internal Revenue Code of 1986, as amended, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code (“FATCA Withholding”). None of Diageo or Diageo Capital will be required to pay additional amounts on account of any FATCA Withholding.

These provisions will also apply to any taxes or governmental charges imposed by any jurisdiction in which a successor to Diageo or Diageo Capital is organized.

Defeasance and Discharge

We may release ourselves from any payment or other obligations on the notes as described under “Description of Debt Securities and Guarantees—Defeasance and Discharge” of the attached prospectus.

Certain Benefit Plan Investor Considerations

The section entitled “Certain Benefit Plan Investor Considerations” of the attached prospectus does not apply to the notes.

UNDERWRITING

Subject to the terms and conditions set forth in the underwriting agreement dated May     , 2018, and incorporated in the pricing agreement dated May     , 2018, each of the underwriters has severally agreed to purchase, and we have agreed to sell to each underwriter, the principal amount of notes set forth opposite the name of each underwriter.

Underwriters	Principal Amount of Floating Rate Notes to be Purchased	Principal Amount of 2020 Notes to be Purchased	Principal Amount of 2023 Notes to be Purchased	Principal Amount of 2028 Notes to be Purchased
Barclays Capital Inc.	$	$	$	$
Goldman Sachs & Co. LLC	$	$	$	$
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$	$	$	$
Santander Investment Securities Inc.	$	$	$	$
Standard Chartered Bank	$	$	$	$
UBS Securities LLC	$	$	$	$

Total	$	$	$	$

Barclays Capital Inc., Goldman Sachs & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Santander Investment Securities Inc., Standard Chartered Bank and UBS Securities LLC are the joint book-running managers for this offering of notes.

The underwriting agreement and the pricing agreement provide that the obligations of the several underwriters are subject to certain conditions and that the underwriters will purchase all of the notes offered by this prospectus supplement if any of these notes are purchased.

The underwriters will initially offer to sell the notes to the public at the initial public offering prices set forth on the cover of this prospectus supplement. The underwriters may sell notes to securities dealers at a discount from the initial public offering price of up to     % of the principal amount of the floating rate notes, up to     % of the principal amount of the 2020 notes, up to     % of the principal amount of the 2023 notes and up to     % of the principal amount of the 2028 notes. These securities dealers may resell any notes purchased from the underwriters to other brokers or dealers at a discount from the initial public offering price of up to     % of the principal amount of the floating rate notes, up to     % of the principal amount of the 2020 notes, up to     % of the principal amount of the 2023 notes and up to     % of the principal amount of the 2028 notes. Following the initial offering of the notes pursuant to this prospectus supplement, the public offering prices, concessions or any other terms of the notes may be changed.

The underwriters expect to deliver the notes through the facilities of DTC on or about May     , 2018, which will be the third business day following the date of this prospectus supplement (this settlement cycle being referred to as “T+3”). Under Rule 15c6–1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes on any date prior to two business days before delivery will be required, by virtue of the fact that the notes will initially settle in three business days (T+3), to specify alternative settlement arrangements to prevent a failed settlement.

In respect of compliance with state securities laws, the notes may not be sold in certain states unless they have been registered or qualified for sale or an exemption from the registration or qualification requirements of such state securities laws is available and is complied with.

The notes are a new issue of securities with no established trading market. Application will be made to the UK Listing Authority for the notes to be admitted to the Official List of the UK Listing Authority and to the London Stock Exchange for the notes to be admitted to trading on the London Stock Exchange’s regulated market. The London Stock Exchange’s regulated market is a regulated market for the purposes of MiFID II.

The underwriters have advised us that they intend to make a market in the notes but are not obligated to do so and may discontinue market making at any time without notice.

Furthermore, the underwriters may purchase and sell notes in the open market. These transactions may include short sales, purchases to cover positions created by short sales and stabilizing transactions.

Short sales involve the sale by the underwriters of a greater principal amount of notes than they are required to purchase in the offering. The underwriters may close out any short position by purchasing notes in the open market. A short position is more likely to be created if underwriters are concerned that there may be downward pressure on the price of the notes in the open market prior to the completion of the offering.

Stabilizing transactions consist of bids for or purchases of the notes made by the underwriters in the open market prior to the completion of the offering.

The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased notes sold by or for the account of such underwriter in stabilizing or short covering transactions or otherwise.

Purchases to cover a short position and stabilizing transactions may have the effect of preventing or slowing a decline in the market price of the notes. Additionally, these purchases, along with the imposition of a penalty bid, may stabilize, maintain or otherwise affect the market price of the notes. As a result, the price of the notes may be higher than the price that otherwise might exist in the open market. If the underwriters commence these activities, they may discontinue them at any time. These transactions may be effected in the over-the-counter market or otherwise.

In the ordinary course of their respective businesses, the underwriters and their affiliates have engaged, and may in the future engage, in various banking and financial services for and commercial transactions with us and our affiliates for which they have received, and will receive in the future, customary fees.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. If any of the underwriters or their affiliates have a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Standard Chartered Bank will not effect any offers or sales of any notes in the United States unless it is through one or more U.S. registered broker-dealers as permitted by the regulations of the Financial Industry Regulatory Authority.

We estimate that expenses, excluding underwriting discounts, for issuing the notes will be approximately $        .

We have agreed to indemnify the several underwriters against various liabilities, including liabilities under the Securities Act of 1933.

United Kingdom

Financial Promotion Order

In the United Kingdom, this document is being distributed only to, and is directed only at, qualified investors (i) who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”) or who fall within Article 49(2)(a) to (d) of the Order, or (ii) to whom it may otherwise lawfully be communicated (all such persons being referred to as “relevant persons”). This document is directed only at relevant persons in the United Kingdom and must not be acted on or relied on in the United Kingdom, by persons who are not relevant persons. Any investment or investment activity to which this document relates is available only in the United Kingdom, to relevant persons and will be engaged in only with such persons.

FSMA

Each underwriter:

(a)	has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (“FSMA”)) received by it in connection with the issue or sale of the notes in circumstances in which Section 21(1) of the FSMA does not apply to the Issuers or the Guarantors; and

(b)	has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

European Economic Area “EEA”

Prohibition of Sales to retail investors

The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the EEA. For these purposes the expression “retail investor” means a person who is one (or more) of the following: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of European Directive 2002/92/EC, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in European Directive 2003/71/EC (as amended, the “Prospectus Directive”). Consequently no key information document required by Regulation (EU) No. 1286/2014 (the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation and/or the Prospectus Directive.

Mifid II Product Governance

Solely for the purposes of each manufacturer’s product approval process, the target market assessment in respect of the notes has led to the conclusion that: (i) the target market for the notes is eligible counterparties and professional clients only, each as defined in MiFID II; and (ii) all channels for distribution of the notes to eligible counterparties and professional clients are appropriate. Any person subsequently offering, selling or recommending the notes (a “distributor”) should take into consideration the manufacturers’ target market assessment; however, a distributor subject to MiFID II is responsible for undertaking its own target market assessment in respect of the Notes (by either adopting or refining the manufacturers target market assessment) and determining appropriate distribution channels.

Hong Kong

The notes may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (“Companies (Winding Up and Miscellaneous Provisions) Ordinance”) or which do not constitute an invitation to the public within the meaning of the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (“Securities and Futures Ordinance”), or (ii) to “professional investors” as defined in the Securities and Futures Ordinance and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance, and no advertisement, invitation or document relating to the notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” in Hong Kong as defined in the Securities and Futures Ordinance and any rules made thereunder.

Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”)) under Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA ) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to conditions set forth in the SFA.

Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor, the securities (as defined in Section 239(1) of the SFA) of that corporation shall not be transferable for 6 months after that corporation has acquired the notes under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer in that corporation’s securities pursuant to Section 275(1A) of the SFA, (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore (“Regulation 32”).

Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is a trust (where the trustee is not an accredited investor (as defined in Section 4A of the SFA)) whose sole purpose is to hold investments and each beneficiary of the trust is an accredited investor, the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferable for 6 months after that trust has acquired the notes under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer that is made on terms that such rights or interest are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction (whether such amount is to be paid for in cash or by exchange of securities or other assets), (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32.

Japan

The notes have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended), or the FIEA. The notes may not be offered or sold, directly or indirectly, in Japan or to or for the benefit of any resident of Japan (including any person resident in Japan or any corporation or other entity organized under the laws of Japan) or to others for reoffering or resale, directly or indirectly, in Japan or to or for the benefit of any resident of Japan, except pursuant to an exemption from the registration requirements of the FIEA and otherwise in compliance with any relevant laws and regulations of Japan.

Canada

The notes may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration

Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this offering circular (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

CLEARANCE AND SETTLEMENT

The notes will be issued in the form of registered global notes that will be deposited with DTC on the closing date. This means that we will not issue certificates to each holder. We will issue one global note with respect to each series of notes to DTC and DTC will keep a computerized record of its participants (for example, your broker) whose clients have purchased the notes. The participant will then keep a record of its clients who purchased the notes. Unless it is exchanged in whole or in part for a certificated note, a global note may not be transferred; except that DTC, its nominees, and their successors may transfer a global note as a whole to one another. We will not issue certificated notes except in limited circumstances that we explain under “Legal Ownership—Global Securities—Special Situations When the Global Security Will Be Terminated” in the attached prospectus.

Beneficial interests in the global notes will be shown on, and transfers of the global notes will be made only through, records maintained by DTC and its participants. A description of DTC and its procedures is set forth under “Clearance and Settlement” in the attached prospectus.

We will wire principal and interest payments to DTC’s nominee. We and the trustee will treat DTC’s nominee as the owner of the global notes for all purposes. Accordingly, we, the trustee and any paying agent will have no direct responsibility or liability to pay amounts due on the global notes to owners of beneficial interests in the global note.

It is DTC’s current practice, upon receipt of any payment of principal or interest, to credit direct participants’ accounts on the payment date according to their respective holdings of beneficial interest in the global note as shown on DTC’s records. In addition, it is DTC’s current practice to assign any consenting or voting right to direct participants whose accounts are credited with notes on a record date, by using an omnibus proxy. Payments by participants to owners of beneficial interest in the global note, and voting by participants, will be governed by the customary practices between the participants and owners of beneficial interest, as is the case with notes held for the account of customers registered in “street name”. However, payments will be the responsibility of the participants and not of DTC, the trustee or us.

Settlement for the notes will be made by the underwriters in immediately available funds. All payments of principal and interest will be made in immediately available funds, except as otherwise indicated in this section.

The notes have been accepted for clearance through DTC, Clearstream, Luxembourg and Euroclear. The ISIN for the floating rate notes is US                 and the CUSIP number for the floating rate notes is                 . The ISIN for the 2020 notes is US                 and the CUSIP number for the 2020 notes is                 . The ISIN for the 2023 notes is US                 and the CUSIP number for the 2023 notes is                 . The ISIN for the 2028 notes is US                 and the CUSIP number for the 2023 notes is                 .

EXPERTS

The consolidated financial statements of Diageo as of June 30, 2017 and June 30, 2016, and for the fiscal years ended June 30, 2017 and June 30, 2016, and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) as of June 30, 2017, incorporated in this prospectus supplement by reference to the Annual Report on Form 20-F for the fiscal year ended June 30, 2017, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of Diageo plc and its subsidiaries for the year ended June 30, 2015, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

PROSPECTUS

DIAGEO INVESTMENT CORPORATION

DIAGEO CAPITAL PLC

Guaranteed Debt Securities

Fully and unconditionally guaranteed by

DIAGEO PLC

DIAGEO PLC

Debt Securities

Warrants

Purchase Contracts

Units

Preference Shares

Ordinary Shares

in the form of ordinary shares or American depositary shares

Diageo Investment Corporation or Diageo Capital plc may use this prospectus to offer from time to time guaranteed debt securities. Diageo plc may use this prospectus to offer from time to time debt securities, warrants, purchase contracts, units, preference shares or ordinary shares, directly or in the form of American depositary shares. Diageo’s ordinary shares are admitted to trading on the London Stock Exchange under the symbol “DGE” and are also listed on the Euronext Paris and the Irish Stock Exchange. Diageo’s American depositary shares, each representing four ordinary shares, are listed on the New York Stock Exchange under the symbol “DEO”.

You should read this prospectus and the accompanying prospectus supplement carefully before you invest. We may sell these securities to or through underwriters, and also to other purchasers or through agents. The names of the underwriters will be set forth in the accompanying prospectus supplement. The addresses and telephone numbers of our principal executive offices are set forth on page 10.

Investing in these securities involves certain risks. See “Risk Factors” beginning on page 2.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities, or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus may not be used to sell securities unless it is accompanied by a prospectus supplement.

Prospectus dated April 19, 2018.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a shelf registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of those securities and their offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information About Us”.

In this prospectus, the terms “we”, “our” and “us” refer to Diageo Investment Corporation, Diageo Capital plc and Diageo plc. Diageo Investment Corporation (which we refer to as Diageo Investment), Diageo Capital plc (which we refer to as Diageo Capital) or Diageo plc (which we refer to as Diageo) may be the issuer in an offering of debt securities, which may include debt securities convertible into or exchangeable for other securities. Diageo will be the guarantor in an offering of debt securities of Diageo Investment or Diageo Capital, which are referred to as guaranteed debt securities. We refer to the guaranteed debt securities and the debt securities issued by Diageo collectively as the debt securities. In addition, Diageo will be the issuer in an offering of warrants and in an offering of preference shares or ordinary shares, which are referred to collectively as shares. The debt securities, warrants, purchase contracts, units, preference shares and ordinary shares, including ordinary shares in the form of American depositary shares, or ADSs, that may be offered using this prospectus are referred to collectively as the securities.

RISK FACTORS

Investing in the securities offered using this prospectus involves risk. You should consider carefully the risks described below, together with the risks described in the documents incorporated by reference into this prospectus and any risk factors included in the prospectus supplement, before you decide to buy our securities. If any of these risks actually occur, our business, financial condition and results of operations could suffer, and the trading price and liquidity of the securities offered using this prospectus could decline, in which case you may lose all or part of your investment.

Risks Relating to Diageo’s Business

You should read “Risk Factors” in Diageo’s Annual Report on Form 20-F for the fiscal year ended June 30, 2017, which is incorporated by reference in this prospectus, or similar sections in subsequent filings incorporated by reference in this prospectus, for information on risks relating to Diageo’s business.

Risks Relating to Diageo’s Shares

Diageo’s shares and American depositary shares may experience volatility which will negatively affect your investment.

In recent years major stock markets have experienced varying degrees of price and trading volume fluctuations. These fluctuations have often been unrelated or disproportionate to the operating performance of the underlying companies. Accordingly, there could be significant fluctuations in the price of Diageo’s shares and ADSs, even if Diageo’s operating results meet the expectations of the investment community. In addition, the following factors, among others, could cause the market price of Diageo’s shares and ADSs to fluctuate significantly:

•	announcements by Diageo or its competitors relating to operating results, earnings, volume, acquisitions or joint ventures, capital commitments or spending;

•	changes in financial estimates or investment recommendations by securities analysts;

•	changes in market valuations of other food or beverage companies;

•	adverse economic performance or recession in the countries or markets in which we operate; or

•	disruptions in trading on major stock markets.

As a result of these and other factors, you may be unable to sell your shares and ADSs at or above the public offering price due to fluctuations in the market price.

You may be unable to recover in civil proceedings for U.S. securities laws violations.

Diageo is incorporated under the laws of England and Wales and Diageo Capital is incorporated under the laws of Scotland. Substantially all of our directors and officers, and some of the experts named in this document, reside outside the United States, principally in the United Kingdom. All or a substantial portion of our assets, and the assets of such persons, are located outside the United States. Therefore, you may not be able to effect service of process within the United States upon us or these persons so that you may enforce judgments of U.S. courts against us or these persons based on the civil liability provisions of the U.S. federal securities laws. See “Enforceability of Certain Civil Liabilities”.

Risks Relating to the Debt Securities, Warrants, Purchase Contracts and Units

Because Diageo is a holding company and currently conducts its operations through subsidiaries, your right to receive payments on debt securities issued by Diageo or on the guarantees is subordinated to the other liabilities of its subsidiaries.

Diageo is organized as a holding company, and substantially all of its operations are carried on through subsidiaries. Diageo had guaranteed a total of £8,099 million of debt as of June 30, 2017. Diageo’s ability to meet its financial obligations is dependent upon the availability of cash flows from its domestic and foreign subsidiaries and affiliated companies through dividends, intercompany advances, management fees and other payments. Diageo’s subsidiaries are not guarantors of the debt securities we may offer. Moreover, these subsidiaries and affiliated companies are not required and may not be able to pay dividends to Diageo, which could limit the amount of funds available to meet payment obligations under the securities we may offer. Claims of the creditors of Diageo’s subsidiaries have priority as to the assets of such subsidiaries over the claims of Diageo. Consequently, in the event of insolvency of Diageo, the claims of holders of debt securities guaranteed or issued by Diageo would be structurally subordinated to the prior claims of the creditors of subsidiaries of Diageo.

In addition, some of Diageo’s subsidiaries are subject to laws restricting the amount of dividends they may pay. For example, subsidiaries of Diageo incorporated under the laws of England and Wales and the law of Scotland may be restricted by law in their ability to declare dividends due to failure to meet requirements tied to net asset levels or distributable profits.

Because the debt securities are unsecured, your right to receive payments may be adversely affected.

The debt securities that we are offering will be unsecured. The debt securities are not subordinated to any of our other debt obligations and therefore they will rank equally with all our other unsecured and unsubordinated indebtedness. As of December 31, 2017, £38 million of the Diageo group’s borrowings were secured by the assets of the Diageo group. If Diageo Investment, Diageo Capital or Diageo default on the debt securities or Diageo defaults on the guarantees, or in the event of bankruptcy, liquidation or reorganization, then, to the extent that Diageo Investment, Diageo Capital or Diageo have granted security over their assets, the assets that secure these debts will be used to satisfy the obligations under that secured debt before Diageo Investment, Diageo Capital or Diageo could make payment on the debt securities or the guarantees, respectively. As a result, there may only be limited assets available to make payments on the debt securities or the guarantees, respectively. If there is not enough collateral to satisfy the obligations of the secured debt, then the remaining amounts on the secured debt would share equally with all unsubordinated unsecured indebtedness.

Your rights as a holder of debt securities may be inferior to the rights of holders of debt securities issued under a different series pursuant to the indenture.

The debt securities are governed by documents called indentures, which are described later under “Description of Debt Securities and Guarantees”. We may issue as many distinct series of debt securities under the indentures as we wish. We may also issue a series of debt securities under the indentures that provides holders with rights superior to the rights already granted or that may be granted in the future to holders of another series. You should read carefully the specific terms of any particular series of debt securities which will be contained in the prospectus supplement relating to such debt securities.

Our credit ratings may not reflect all risks of an investment in the debt securities.

The credit ratings of the debt securities that we are offering are intended to reflect our ability to meet our payment obligations, generally and in respect of the debt securities. They may not reflect the potential impact of all risks related to structure and other factors on the value of the debt securities. In addition, actual or anticipated changes in the credit ratings may generally be expected to affect the market value of the debt securities and our other debt securities. In addition, U.S. federal regulations applicable to ratings agencies may change and lead to changes in the manner in which the ratings agencies conduct their business.

Should Diageo or Diageo Capital default on its debt securities, or should Diageo default on the guarantees, your right to receive payments on such debt securities or guarantees may be adversely affected by applicable insolvency laws.

Diageo is incorporated under the laws of England and Wales and Diageo Capital is incorporated under the laws of Scotland. Accordingly, insolvency proceedings with respect to Diageo or Diageo Capital are likely to proceed under, and be governed by, UK insolvency law. The procedural and substantive provisions of such insolvency laws are generally more favorable to secured creditors than comparable provisions of United States law. These provisions afford debtors and unsecured creditors only limited protection from the claims of secured creditors and it will generally not be possible for Diageo or Diageo Capital or other unsecured creditors to prevent or delay the secured creditors from enforcing their security to repay the debts due to them under the terms that such security was granted.

The debt securities, warrants, purchase contracts and units lack a developed trading market, and such a market may never develop.

Each of Diageo, Diageo Investment and Diageo Capital may issue debt securities in different series with different terms in amounts that are to be determined. Debt securities issued by Diageo or Diageo Capital may be listed on the New York Stock Exchange or another recognized stock exchange and we expect that debt securities issued by Diageo Investment will not be listed on any stock exchange. However, there can be no assurance that an active trading market will develop for any series of debt securities of Diageo or Diageo Capital even if we list the series on a securities exchange. Similarly, there can be no assurance that an active trading market will develop for any warrants, purchase contracts or units issued by Diageo. There can also be no assurance regarding the ability of holders of our debt securities, warrants, purchase contracts and units to sell their debt securities, warrants, purchase contracts or units or the price at which such holders may be able to sell their debt securities, warrants, purchase contracts or units. If a trading market were to develop, the debt securities, warrants, purchase contracts and units could trade at prices that may be higher or lower than the initial offering price and, in the case of debt securities, this may result in a return that is greater or less than the interest rate on the debt security, in each case depending on many factors, including, among other things, prevailing interest rates, Diageo’s financial results, any decline in Diageo’s credit worthiness and the market for similar securities.

Any underwriters, broker-dealers or agents that participate in the distribution of the debt securities, warrants, purchase contracts or units may make a market in the debt securities, warrants, purchase contracts or units as permitted by applicable laws and regulations but will have no obligation to do so, and any such market-making activities may be discontinued at any time. Therefore, there can be no assurance as to the liquidity of any trading market for the debt securities, warrants, purchase contracts and units or that an active public market for the debt securities, warrants, purchase contracts or units will develop.

General Information Regarding Foreign Currency Risks

This prospectus does not describe all the risks of an investment in debt securities denominated in a currency other than U.S. dollars. You should consult your financial and legal advisors as to any specific risks entailed by an investment in debt securities that are denominated or payable in, or the payment of which is linked to the value of, foreign currency. These debt securities are not appropriate investments for investors who are not sophisticated in foreign currency transactions.

The information set forth in this prospectus is directed primarily to prospective purchasers who are U.S. residents. We disclaim any responsibility to advise prospective purchasers who are residents of countries other than the United States of any matters arising under foreign law that may affect the purchase of or holding of, or receipt of payments on, the debt securities. These persons should consult their own legal and financial advisors concerning these matters.

Exchange Rates and Exchange Controls May Affect the Debt Securities’ Value or Return.

Debt Securities Involving Foreign Currencies Are Subject to General Exchange Rate and Exchange Control Risks. An investment in a debt security that is denominated or payable in, or the payment of which is linked to the value of, currencies other than U.S. dollars entails significant risks. These risks include the possibility of significant changes in rates of exchange between the U.S. dollar and the relevant foreign currencies and the possibility of the imposition or modification of exchange controls by either the United States or foreign governments. These risks generally depend on economic and political events over which we have no control.

Exchange Rates Will Affect Your Investment. In recent years, rates of exchange between U.S. dollars and some foreign currencies have been highly volatile and this volatility may continue in the future. Fluctuations in any particular exchange rate that have occurred in the past are not necessarily indicative, however, of fluctuations that may occur during the term of any debt security. Depreciation against the U.S. dollar of the currency in which a debt security is payable would result in a decrease in the effective yield of the debt security below its coupon rate and could result in an overall loss to you on a U.S. dollar basis. In addition, depending on the specific terms of a currency-linked debt security, changes in exchange rates relating to any of the relevant currencies could result in a decrease in its effective yield and in your loss of all or a substantial portion of the value of that debt security.

We Have No Control Over Exchange Rates. Foreign exchange rates can either float or be fixed by sovereign governments. Exchange rates of most economically developed nations are permitted to fluctuate in value relative to the U.S. dollar and to each other. However, from time to time governments may use a variety of techniques, such as intervention by a country’s central bank or the imposition of regulatory controls or taxes, to influence the exchange rates of their currencies. Governments may also issue a new currency to replace an existing currency or alter the exchange rate or relative exchange characteristics by a devaluation or revaluation of a currency. These governmental actions could change or interfere with currency valuations and currency fluctuations that would otherwise occur in response to economic forces, as well as in response to the movement of currencies across borders.

As a consequence, these government actions could adversely affect the U.S. dollar-equivalent yields or payouts for (a) debt securities denominated or payable in currencies other than U.S. dollars and (b) currency-linked debt securities.

We will not make any adjustment or change in the terms of the debt securities in the event that exchange rates should become fixed, or in the event of any devaluation or revaluation or imposition of exchange or other regulatory controls or taxes, or in the event of other developments affecting the U.S. dollar or any applicable foreign currency. You will bear those risks.

Some Foreign Currencies May Become Unavailable. Governments have imposed from time to time, and may in the future impose, exchange controls that could also affect the availability of a specified foreign currency. Even if there are no actual exchange controls, it is possible that the applicable currency for any debt security not denominated in U.S. dollars would not be available when payments on that debt security are due.

Alternative Payment Method Used if Payment Currency Becomes Unavailable. If a payment currency is unavailable, we would make required payments in U.S. dollars on the basis of the market exchange rate. However, if the applicable currency for any debt security is not available because the euro has been substituted for that currency, we would make the payments in euro. The mechanisms for making payments in these alternative currencies are explained in “Description of Debt Securities and Guarantees—Additional Mechanics—Unavailability of Foreign Currency” below.

We Will Provide Currency Exchange Information in Prospectus Supplements. The applicable prospectus supplement will include information regarding current applicable exchange controls, if any, and historic exchange rate information for any debt security denominated or payable in a foreign currency or requiring payments that are related to the value of a foreign currency. That information will be furnished only for information purposes. You should not assume that any historic information concerning currency exchange rates will be representative of the range of or trends in fluctuations in currency exchange rates that may occur in the future.

Currency Conversions May Affect Payments on Some Debt Securities.

The applicable prospectus supplement may provide for (1) payments on a non-U.S. dollar denominated debt security to be made in U.S. dollars or (2) payments on a U.S. dollar denominated debt security to be made in a currency other than U.S. dollars. In these cases, The Bank of New York Mellon, in its capacity as exchange rate agent, or a different exchange rate agent identified in the prospectus supplement, will convert the currencies. You will bear the costs of conversion through deductions from those payments.

Exchange Rates May Affect the Value of a New York Judgment Involving Non-U.S. Dollar Debt Securities.

Our debt securities, debt and other warrants, purchase contracts and units will be governed by New York law. Under Section 27 of the New York Judiciary Law, a state court in the State of New York rendering a judgment on a security denominated in a currency other than U.S. dollars would be required to render the judgment in the specified currency; however, the judgment would be converted into U.S. dollars at the exchange rate prevailing on the date of entry of the judgment. Consequently, in a lawsuit for payment on a security denominated in a currency other than U.S. dollars, investors would bear currency exchange risk until judgment is entered, which could be a long time.

In courts outside of New York, investors may not be able to obtain judgment in a specified currency other than U.S. dollars. For example, a judgment for money in an action based on a non-U.S. dollar security in many other U.S. federal or state courts ordinarily would be enforced in the United States only in U.S. dollars. The date used to determine the rate of conversion of the currency in which any particular security is denominated into U.S. dollars will depend upon various factors, including which court renders the judgment.

Additional risks, if any, specific to particular debt securities issued under this prospectus will be detailed in the applicable prospectus supplements.

Cautionary Statement Concerning Forward-Looking Statements

This prospectus, the related prospectus supplement and certain documents incorporated by reference herein may contain “forward-looking statements”. These statements are forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements can be identified by the fact that they do not relate only to historical or current facts. In particular, forward-looking statements include all statements that express forecasts, expectations, plans, outlook and projections with respect to future matters, including trends in results of operations, margins, growth rates, overall market trends, the impact of changes in interest or exchange rates, the availability or cost of financing to Diageo, anticipated cost savings or synergies, expected investments, the completion of Diageo’s strategic transactions and restructuring programs, anticipated tax rates, expected cash payments, outcomes of litigation, anticipated deficit reductions in relation to pension schemes and general economic conditions. By their nature, forward-looking statements involve risk and uncertainty because they relate to events and depend on circumstances that will occur in the future. There are a number of factors that could cause actual results and developments to differ materially from those expressed or implied by these forward-looking statements, including factors that are outside Diageo’s control.

These factors include, but are not limited to:

•	economic, political, social or other developments in countries and markets in which Diageo operates, which may contribute to a reduction in demand for Diageo’s products, decreased consumer spending, adverse impacts on Diageo’s customer, supplier and/or financial counterparties, or the imposition of import, investment or currency restrictions;

•	the negotiating process surrounding, as well as the eventual terms of, the United Kingdom’s exit from the European Union, which could lead to a sustained period of economic and political uncertainty and complexity whilst detailed withdrawal terms and any successor trading arrangements with other countries are negotiated, finalized and implemented, potentially adversely impacting economic conditions in the United Kingdom and Europe more generally as well as Diageo’s business operations and financial performance;

•	changes in consumer preferences and tastes, including as a result of changes in demographics, evolving social trends (including potential shifts in consumer tastes towards locally produced small-batch products), changes in travel, vacation or leisure activity patterns, weather conditions, public health regulations and/or a downturn in economic conditions;

•	any litigation, regulatory investigations or other similar proceedings (including with tax, customs, competition, environmental, anti-corruption or other regulatory authorities), including litigation or similar proceedings directed at the drinks and spirits industry generally or at Diageo in particular;

•	changes in tax law, rates or requirements (including with respect to excise duties) as well as more general changes in the international tax environment, including as a result of the Organisation for Economic Co-Operation and Development Base Erosion and Profit Shifting Initiative and EU anti-tax abuse measures (which could lead to uncertainty around the application of existing and new tax laws and unexpected tax exposures);

•	the effects of climate change, or legal, regulatory or market measures intended to address climate change, on Diageo’s business or operations, including any impact on the cost and supply of water;

•	changes in the cost of production, including as a result of increases in the cost of commodities, labor and/or energy or as a result of inflation;

•	legal and regulatory developments, including changes in regulations relating to production, distribution, importation, marketing, advertising, sales, pricing, packaging and labelling, product liability, labor, compliance and control systems, environmental issues and/or data privacy;

•	the consequences of any failure by Diageo or its associates to comply with anti-corruption, sanctions, trade restrictions or similar laws and regulations, or any failure of Diageo’s related internal policies and procedures to comply with applicable law or regulation;

•	the consequences of any failure of internal controls, including those affecting compliance with new accounting and/or disclosure requirements;

•	Diageo’s ability to maintain its brand image and corporate reputation or to adapt to a changing media environment;

•	increased competitive product and pricing pressures, including as a result of actions by increasingly consolidated competitors, that could negatively impact Diageo’s market share, distribution network, costs and/or pricing;

•	Diageo’s ability to derive the expected benefits from its business strategies, including in relation to expansion in emerging markets, acquisitions and/or disposals, cost saving and productivity initiatives or inventory forecasting;

•	contamination, counterfeiting or other circumstances which could harm the level of customer support for Diageo’s brands and adversely impact its sales;

•	increased costs for, or shortages of, talent, as well as labor strikes or disputes;

•	any disruption to production facilities, business service centers or information systems, including as a result of cyber-attacks;

•	fluctuations in exchange rates and/or interest rates, which may impact the value of transactions and assets denominated in other currencies, increase Diageo’s cost of financing or otherwise adversely affect Diageo’s financial results;

•	movements in the value of the assets and liabilities related to Diageo’s pension plans;

•	Diageo’s ability to renew supply, distribution, manufacturing or license agreements (or related rights) and licenses on favorable terms, or at all, when they expire; or

•	any failure by Diageo to protect its intellectual property rights.

All oral and written forward-looking statements made on or after the date of this document and attributable to Diageo are expressly qualified in their entirety by the above factors and the “Risk Factors” included above and in any document incorporated by reference in this prospectus. Any forward-looking statements made by or on behalf of Diageo speak only as of the date they are made. Diageo does not undertake to update forward-looking statements to reflect any changes in Diageo’s expectations with regard thereto or any changes in events, conditions or circumstances on which any such statement is based. The reader should, however, consult any additional disclosures that Diageo may make in any documents which it publishes and/or files with the SEC. All readers, wherever located, should take note of these disclosures. Past performance cannot be relied upon as a guide to future performance.

WHERE YOU CAN FIND MORE INFORMATION ABOUT US

Diageo files annual, half yearly and special reports and other information with the SEC. You may read and copy any document that Diageo files at the SEC’s public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Documents that Diageo files with the SEC are also available on the website maintained by the SEC (www.sec.gov).

Diageo’s ADSs are listed on the New York Stock Exchange. Diageo’s ordinary shares are admitted to trading on the London Stock Exchange and listed on the Euronext Paris and Irish Stock Exchange. You can consult reports and other information about Diageo that it filed pursuant to the rules of the London Stock Exchange and the New York Stock Exchange at such exchanges.

We have filed with the SEC a registration statement on Form F-3 relating to the securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document of Diageo, the reference is only a summary and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement at the SEC’s public reference room in Washington, D.C., as well as through the SEC’s Internet site.

The SEC allows us to incorporate by reference the information we file with them. This means that we can disclose important information to you by referring to documents. The information that we incorporate by reference is an important part of this prospectus. We incorporate by reference the following documents and any future filings that we make with the SEC under Sections 13(a), 13(c) and 15(d) of the Securities Exchange Act of 1934, as amended, until we complete the offerings using this prospectus:

•	Annual Report on Form 20-F for the fiscal year ended June 30, 2017;

•	Report on Form 6-K filed with the SEC on January 30, 2018, which contains unaudited condensed consolidated financial information for the six months ended December 31, 2017; and

•	Our reports on Form 6-K furnished to the SEC on or after the date of this prospectus only to the extent that the forms expressly state that we incorporate them by reference in this prospectus.

Information that we file with the SEC will automatically update and supersede the information included in this prospectus or previously incorporated by reference into this prospectus. All information appearing in this prospectus is qualified in its entirety by the information and financial statements, including the notes, contained in the documents that we incorporate by reference in this prospectus.

You may request a copy of these filings, at no cost, by writing or telephoning Diageo at the following address:

Diageo plc

Lakeside Drive, Park Royal

London NW10 7HQ, England

Tel. No.: 011-44-(0)20-8978-6000

You should rely only on the information that we incorporate by reference or provide in this prospectus or the accompanying prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.

The financial performance expectations related to future top line growth and organic operating margin improvement (the “financial performance expectations”) incorporated by reference in this document have been prepared by, and are the responsibility of, Diageo’s management. PricewaterhouseCoopers LLP has not audited, reviewed, examined, compiled nor applied agreed-upon procedures with respect to the financial performance expectations and, accordingly,

PricewaterhouseCoopers LLP does not express an opinion or any other form of assurance with respect thereto. The PricewaterhouseCoopers LLP report incorporated by reference in this document relates to Diageo’s historical financial statements. It does not extend to the financial performance expectations and should not be read to do so.

The financial performance expectations were not prepared with a view toward compliance with published guidelines of the Securities and Exchange Commission or the guidelines established by the American Institute of Certified Public Accountants for preparation, presentation of prospective financial information.

ENFORCEABILITY OF CERTAIN CIVIL LIABILITIES

Diageo Investment is incorporated under the laws of the State of Delaware. Diageo Capital is incorporated under the laws of Scotland. Diageo is a public limited company incorporated under the laws of England and Wales.

Substantially all of our directors and officers, and some of the experts named in this document, reside outside the United States, principally in the United Kingdom. All or a substantial portion of our assets, and the assets of such persons, are located outside the United States. Therefore, you may not be able to effect service of process within the United States upon us or these persons so that you may enforce judgments of U.S. courts against us or these persons based on the civil liability provisions of the U.S. federal securities laws. Slaughter and May has advised us that there is doubt as to the enforceability in England and Wales, in original actions or in actions for enforcement of judgments of U.S. courts, of civil liabilities solely based on the U.S. federal securities laws. Furthermore, Morton Fraser LLP has advised us that there is doubt as to the enforceability in Scotland, in original actions or in actions for enforcement of judgments of U.S. courts, of civil liabilities solely based on the U.S. federal securities laws.

DIAGEO PLC

Diageo is a global leader in beverage alcohol with an outstanding collection of brands across spirits and beer. Diageo was formed by the merger of Grand Metropolitan Public Limited Company and Guinness PLC, which became effective on December 17, 1997. Diageo is incorporated as a public limited company in England and Wales and its principal executive office is located at Lakeside Drive, Park Royal, London NW10 7HQ, England, telephone 011-44-(0)20-8978-6000.

Diageo is a global company, and our products are sold in more than 180 countries around the world. The management team expects to continue to invest in building our brands and routes to consumer and are committed to delivering long term profitable growth.

You can find a more detailed description of Diageo’s business and recent transactions in Diageo’s Annual Report on Form 20-F for the fiscal year ended June 30, 2017, which is incorporated by reference in this prospectus, or similar sections in subsequent filings incorporated by reference in this prospectus. Diageo’s Annual Report on Form 20-F for the fiscal year ended June 30, 2017 and Report on Form 6-K filed with the SEC on January 30, 2018 also present unaudited ratios of earnings to fixed charges for Diageo.

DIAGEO INVESTMENT CORPORATION

Diageo Investment is a wholly-owned subsidiary of Diageo Inc. and was incorporated under the laws of the State of Delaware on March 22, 1988. Diageo Inc. is an indirect wholly-owned subsidiary of Diageo. Diageo Investment’s principal executive office is located at 801 Main Avenue, Norwalk, CT 06851, telephone 203-359-7102.

Diageo Inc. serves as a holding company for Diageo’s U.S. operating companies. Diageo Investment is a financing vehicle for Diageo’s operating companies and has no independent operations, other than holding cash and U.S. government securities from time to time. Diageo Investment will lend substantially all proceeds of its borrowings to

Diageo or to one or more of Diageo’s operating companies. Diageo Investment and Diageo Inc. have entered into an agreement pursuant to which Diageo Inc. has unconditionally agreed to provide additional equity capital to Diageo Investment when Diageo Investment requests. The parties may amend or modify the terms of this agreement, but not in a manner that would materially prejudice Diageo Investment.

DIAGEO CAPITAL PLC

Diageo Capital is a wholly-owned subsidiary of Diageo and was incorporated under the laws of Scotland on August 10, 1964. Diageo Capital’s principal executive office is located at Edinburgh Park, 5 Lochside Way, Edinburgh, EH12 9DT, Scotland, telephone 011-44-(0)131-519-2000. Diageo Capital is a financing vehicle for Diageo and its consolidated subsidiaries. Diageo Capital has no independent operations, other than holding cash and U.S. government securities from time to time. Diageo Capital will lend substantially all proceeds of its borrowings to Diageo or to one or more of Diageo’s subsidiaries that are operating companies.

Financial Statements and Issuer Identity

We do not present separate financial statements of Diageo Investment or Diageo Capital in this prospectus because management has determined that they would not be material to investors; however, the financial information of those entities is consolidated in Diageo’s consolidated financial statements included in its Annual Report on Form 20-F for the fiscal year ended June 30, 2017, which is incorporated by reference in this prospectus, and will be included in similar sections in subsequent filings incorporated by reference in this prospectus. All bonds, medium-term notes and commercial paper are fully and unconditionally guaranteed by Diageo. Diageo will fully and unconditionally guarantee the guaranteed debt securities issued by Diageo Investment or Diageo Capital as to payment of principal, premium, if any, interest and any other amounts due.

Diageo will determine the identity of an issuer relating to a particular series of debt securities in light of considerations related to the funding needs of Diageo and its consolidated subsidiaries. These include:

•	the anticipated use of proceeds;

•	related funding requirements of Diageo and its consolidated subsidiaries; and

•	relevant tax considerations.

USE OF PROCEEDS

Unless otherwise indicated in an accompanying prospectus supplement, the net proceeds from the sale of securities will be used for general corporate purposes. These include working capital and the repayment of existing borrowings of Diageo and its subsidiaries.

LEGAL OWNERSHIP

Street Name and Other Indirect Holders

We generally will not recognize investors who hold securities in accounts at banks or brokers as legal holders of securities. When we refer to the holders of securities, we mean only the actual legal and (if applicable) record holder of those securities. Holding securities in accounts at banks or brokers is called holding in street name. If you hold securities in street name, we will recognize only the bank or broker or the financial institution the bank or broker uses to hold its securities. These intermediary banks, brokers and other financial institutions pass along principal, interest and other payments on the securities, either because they agree to do so in their customer agreements or because they are legally required. If you hold securities in street name, you should check with your own institution to find out:

•	how it handles securities payments and notices;

•	whether it imposes fees or charges;

•	how it would handle voting if it were ever required;

•	whether and how you can instruct it to send you securities registered in your own name so you can be a direct holder as described below; and

•	how it would pursue rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests.

Direct Holders

Our obligations, as well as the obligations of the trustee and those of any third parties employed by us or the trustee, under the securities run only to persons who are registered as holders of securities. As noted above, we do not have obligations to you if you hold in street name or other indirect means, either because you choose to hold securities in that manner or because the securities are issued in the form of global securities as described below. For example, once we make payment to the registered holder, we have no further responsibility for the payment even if that holder is legally required to pass the payment along to you as a street name customer but does not do so.

Global Securities

What is a Global Security?

A global security is a special type of indirectly held security, as described above under “Legal Ownership—Street Name and Other Indirect Holders”. If we choose to issue securities in the form of global securities, the ultimate beneficial owners can only be indirect holders.

We require that the securities included in the global security not be transferred to the name of any other direct holder unless the special circumstances described below occur. The financial institution that acts as the sole direct holder of the global security is called the depositary. Any person wishing to own a security must do so indirectly by virtue of an account with a broker, bank or other financial institution that in turn has an account with the depositary. The prospectus supplement relating to an offering of a series of securities will indicate whether the series will be issued only in the form of global securities. Special Investor Considerations for Global Securities As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize this type of investor as a holder of securities and instead deal only with the depositary that holds the global security.

If you are an investor in securities that are issued only in the form of global securities, you should be aware that:

•	You cannot get securities registered in your own name.

•	You cannot receive physical certificates for your interest in the securities.

•	You will be a street name holder and must look to your own bank or broker for payments on the securities and protection of your legal rights relating to the securities, as explained earlier under “Street Name and Other Indirect Holders”.

•	You may not be able to sell interests in the securities to some insurance companies and other institutions that are required by law to own their securities in the form of physical certificates.

•	The depositary’s policies will govern payments, transfers, exchange and other matters relating to your interest in the global security. We and the trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in the global security. We and the trustee also do not supervise the depositary in any way.

•	The depositary will require that interests in a global security be purchased or sold within its system using same-day funds. By contrast, payment for purchases and sales in the market for corporate bonds and other securities is generally made in next-day funds. The difference could have some effect on how interests in global securities trade, but we do not know what that effect will be.

Special Situations When the Global Security Will Be Terminated

In a few special situations described below, the global security will terminate and interests in it will be exchanged for physical certificates representing securities. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own bank or brokers to find out how to have their interests in securities transferred to their own name so that they will be direct holders. The rights of street name investors and direct holders in the securities have been previously described in the subsections entitled “Legal Ownership—Street Name and Other Indirect Holders” and “Legal Ownership—Direct Holders”.

The special situations for termination of a global security are:

•	When the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary.

•	When an event of default on the securities has occurred and has not been cured. Defaults on debt securities are discussed below under “Description of Debt Securities and Guarantees—Default and Related Matters—Events of Default”.

The prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the prospectus supplement. When a global security terminates, the depositary, and not we or the trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

In the remainder of this description “you” means direct holders and not street name or other indirect holders of securities. Indirect holders should read the previous subsection entitled “Street Name and Other Indirect Holders”.

DESCRIPTION OF DEBT SECURITIES AND GUARANTEES

Diageo Investment and Diageo Capital may issue guaranteed debt securities and Diageo may issue debt securities by this prospectus. As required by U.S. federal law for all bonds and notes of companies that are publicly offered, the debt securities are governed by a document called the indenture. The indenture relating to guaranteed debt securities issued by Diageo Investment is a contract, dated as of June 1, 1999, among Diageo Investment, Diageo and The Bank of New York Mellon. The indenture relating to guaranteed debt securities issued by Diageo Capital is a contract, dated as of August 3, 1998, among Diageo Capital, Diageo and The Bank of New York Mellon. The indenture relating to debt securities issued by Diageo is a contract that will be entered into between Diageo and The Bank of New York Mellon.

Pursuant to an Agreement of Resignation, Appointment and Acceptance dated October 16, 2007 by and among Diageo, Diageo Capital, Diageo Finance B.V., Diageo Investment, The Bank of New York and Citibank NA, The Bank of New York Mellon has become the successor trustee to Citibank, N.A., under Diageo’s indentures dated August 3, 1998 and June 1, 1999.

The trustee has two main roles:

•	First, it can enforce your rights against us if we default. There are some limitations on the extent to which the trustee acts on your behalf, described under “—Default and Related Matters—Events of Default—Remedies If an Event of Default Occurs” below; and

•	Second, the trustee performs administrative duties for us, such as sending you interest payments, transferring your debt securities to a new buyer if you sell and sending you notices.

Diageo acts as the guarantor of the guaranteed debt securities issued under the Diageo Investment and the Diageo Capital indentures. The guarantees are described under “—Guarantees” below.

The indentures and their associated documents contain the full legal text of the matters described in this section. The indentures, the debt securities and the guarantees are governed by New York law. The indentures are exhibits to our registration statement. See “Where You Can Find More Information About Us” for information on how to obtain a copy.

This section summarizes the material provisions of the indentures, the debt securities and the guarantees. However, because it is a summary, it does not describe every aspect of the indentures, the debt securities or the guarantees. This summary is subject to and qualified in its entirety by reference to all the provisions of the indentures, including some of the terms used in the indentures. We describe the meaning for only the more important terms. We also include references in parentheses to some sections of the indentures. Whenever we refer to particular sections or defined terms of the indentures in this prospectus or in the prospectus supplement, those sections or defined terms are incorporated by reference here or in the prospectus supplement. This summary also is subject to and qualified by reference to the description of the particular terms of your series described in the prospectus supplement.

Diageo, Diageo Investment and Diageo Capital may each issue as many distinct series of debt securities under its respective indenture as it wishes. This section summarizes all material terms of the debt securities that are common to all series, unless otherwise indicated in the prospectus supplement relating to a particular series.

We may issue the debt securities as original issue discount securities, which are debt securities that are offered and sold at a substantial discount to their stated principal amount. (Section 101) The debt securities may also be issued as indexed securities or securities denominated in foreign currencies or currency units, as described in more detail in the prospectus supplement relating to any such debt securities.

In addition, the specific financial, legal and other terms particular to a series of debt securities are described in the prospectus supplement and the pricing agreement relating to the series. Those terms may vary from the terms described here. Accordingly, this summary also is subject to and qualified by reference to the description of the terms of the series described in the prospectus supplement.

The prospectus supplement relating to a series of debt securities will describe the following terms of the series:

•	whether Diageo, Diageo Investment or Diageo Capital is the issuer of the debt securities;

•	the title of the series of debt securities;

•	any limit on the aggregate principal amount of the series of debt securities;

•	any stock exchange on which we will list the series of debt securities;

•	the date or dates on which we will pay the principal of the series of debt securities;

•	the rate or rates, which may be fixed or variable or a combination thereof, per annum at which the series of debt securities will bear interest, if any, and the date or dates from which that interest, if any, will accrue;

•	the dates on which interest, if any, on the series of debt securities will be payable and the regular record dates for the interest payment dates;

•	any mandatory or optional sinking funds or analogous provisions or provisions for redemption at the option of the holder;

•	the date, if any, after which and the price or prices at which the series of debt securities may, in accordance with any optional or mandatory redemption provisions that are not described in this prospectus, be redeemed and the other detailed terms and provisions of those optional or mandatory redemption provisions, if any;

•	the denominations in which the series of debt securities will be issuable if other than denominations of $1,000 and any integral multiple of $1,000;

•	the currency of payment of principal, premium, if any, and interest on the series of debt securities if other than the currency of the United States and the manner of determining the equivalent amount in the currency of the United States;

•	any index used to determine the amount of payment of principal of, premium, if any, and interest on the series of debt securities;

•	the terms and conditions of any exchange or conversion of this series of debt securities or the guarantee;

•	the applicability of the provisions described later under “—Covenants—Defeasance and Discharge”;

•	if the series of debt securities will be issuable in whole or part in the form of a global security as described under “Legal Ownership—Global Securities”, and the depository or its nominee with respect to the series of debt securities, and any special circumstances under which the global security may be registered for transfer or exchange in the name of a person other than the depository or its nominee;

•	if Diageo Investment is the issuer, whether it will be required to pay additional amounts for withholding taxes or other governmental charges and, if applicable, a related right to an optional tax redemption for such a series; and

•	any other special features of the series of debt securities.

The debt securities will be issued only in fully registered form without interest coupons.

Some Definitions. We have defined some of the terms that we use frequently in this section of the prospectus:

A “business day” means any day, other than a Saturday or Sunday, (a) that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close (x) in The City of New York or (y) for debt securities denominated in a specified currency other than U.S. dollars or euro, in the principal financial center of the country of the specified currency, and (b) for debt securities denominated in euro, that is also a day on which the Trans-European Automated Real-time Gross Settlement Express Transfer System, which is commonly referred to as “TARGET 2”, or any successor system, is operating, provided that if the debt security is a floating rate debt security whose interest rate is based on LIBOR or an applicable successor rate, the day is also a day on which dealings in the relevant index currency specified in the applicable prospectus supplement are transacted in the London interbank market.

An “interest payment date” for any debt security means a date on which, under the terms of that debt security, regularly scheduled interest is payable.

“Principal financial center” means, unless we specify otherwise in the applicable prospectus supplement, the capital city of the country of the specified currency, except that with respect to Australian dollars, Canadian dollars, South African rand and Swiss francs, the principal financial center will be Sydney and Melbourne, Toronto, Johannesburg and Zurich, respectively.

Fixed Rate Debt Securities

Each fixed rate debt security will bear interest from the date of issuance at the annual rate stated on its face until the principal is paid or made available for payment.

How Interest Is Calculated. Interest on fixed rate debt securities will be computed on the basis of a 360-day year of twelve 30-day months.

How Interest Accrues. Interest on fixed rate debt securities will accrue from and including the most recent interest payment date to which interest has been paid or duly provided for, or, if no interest has been paid or duly provided for, from and including the issue date or any other date specified in the prospectus supplement on which interest begins to accrue. Interest will accrue to but excluding the next interest payment date, or, if earlier, the date on which the principal has been paid or duly made available for payment, except as described below under “—If a Payment Date Is Not a Business Day”.

When Interest Is Paid. Payments of interest on fixed rate debt securities will be made on the interest payment dates specified in the applicable prospectus supplement. However, if the first interest payment date is less than 15 days after the date of issuance, interest will not be paid on the first interest payment date, but will be paid on the second interest payment date.

Amount of Interest Payable. Interest payments for fixed rate debt securities will include accrued interest from and including the date of issue or from and including the last date in respect of which interest has been paid, as the case may be, to but excluding the relevant interest payment date or date of maturity or earlier redemption or repayment, as the case may be.

If a Payment Date Is Not a Business Day. If any scheduled interest payment date is not a business day, we will pay interest on the next business day, but interest on that payment will not accrue during the period from and after the scheduled interest payment date. If the scheduled maturity date or date of redemption or repayment is not a business day, we may pay interest and principal and premium, if any, on the next succeeding business day, but interest on that payment will not accrue during the period from and after the scheduled maturity date or date of redemption or repayment.

Amortizing Debt Securities. A fixed rate debt security may pay a level amount in respect of both interest and principal amortized over the life of the debt security. Payments of principal and interest on amortizing debt securities will be made on the interest payment dates specified in the applicable prospectus supplement, and at maturity or upon any earlier redemption or repayment. Payments on amortizing debt securities will be applied first to interest due and payable and then to the reduction of the unpaid principal amount. We will provide to the original purchaser, and will furnish to subsequent holders upon request to us, a table setting forth repayment information for each amortizing debt security.

Floating Rate Debt Securities

Interest Rate Formulas. A series of debt securities of this type will bear interest at rates that are determined by reference to an interest rate formula. In some cases, the rates may also be adjusted by adding or subtracting a spread or multiplying by a spread multiplier and may be subject to a minimum rate or a maximum rate. If your debt securities are floating rate debt securities, the formula and any adjustments that apply to the interest rate will be specified in your prospectus supplement.

How Interest Accrues. Each series of floating rate debt securities will bear interest from its original issue date or from the most recent date to which interest on the debt security has been paid or made available for payment. Interest will accrue on the principal of a series of floating rate debt securities at the yearly rate determined according to the interest rate formula stated in the applicable prospectus supplement, until the principal is paid or made available for payment. We will pay interest on each interest payment date and at maturity as described below under “—Additional Mechanics—Payment and Paying Agents”.

Calculation of Interest. Calculations relating to a series of floating rate debt securities will be made by the calculation agent, an institution that we appoint as our agent for this purpose. The prospectus supplement for a particular series of floating rate debt securities will name the institution that we have appointed to act as the calculation agent for that particular series as of its original issue date. We may appoint a different institution to serve as calculation agent from time to time after the original issue date of the debt security without your consent and without notifying you of the change. Absent manifest error, all determinations of the calculation agent will be final and binding on you and us, without any liability on the part of the calculation agent.

For a series of floating rate debt securities, the calculation agent will determine, on the corresponding interest calculation or determination date, as described in the applicable prospectus supplement, the interest rate that takes effect on each interest reset date. In addition, the calculation agent will calculate the amount of interest that has accrued during each interest period—i.e., the period from and including the original issue date, or the last date to which interest has been paid or made available for payment, to but excluding the payment date. For each interest period, the calculation agent will calculate the amount of accrued interest by multiplying the face or other specified amount of the floating rate debt security by an accrued interest factor for the interest period. This factor will equal the sum of the interest factors calculated for each day during the interest period. The interest factor for each day will be expressed as a decimal and will be calculated by dividing the interest rate, also expressed as a decimal, applicable to that day by 360, by 365 or by the actual number of days in the year, as specified in the applicable prospectus supplement.

Upon the request of the holder of any floating rate debt security, the calculation agent will provide for that debt security the interest rate then in effect—and, if determined, the interest rate that will become effective on the next interest reset date. The calculation agent’s determination of any interest rate, and its calculation of the amount of interest for any interest period, will be final and binding in the absence of manifest error.

All percentages resulting from any calculation relating to a series of floating rate debt securities will be rounded upward or downward, as appropriate, to the next higher or lower one hundred-thousandth of a percentage point, e.g., 9.876541 percent (or 0.09876541) being rounded down to 9.87654 percent (or 0.0987654) and 9.876545 percent (or 0.09876545) being rounded up to 9.87655 percent (or 0.0987655). All amounts used in or resulting from any calculation relating to a series of floating rate debt securities will be rounded upward or downward, as appropriate, to the nearest cent, in the case of U.S. dollars, or to the nearest corresponding hundredth of a unit, in the case of a currency other than U.S. dollars, with one-half cent or one-half of a corresponding hundredth of a unit or more being rounded upward.

In determining the base rate that applies to a particular series of floating rate debt securities during a particular interest period, the calculation agent may obtain rate quotes from various banks or dealers active in the relevant market, as described in the applicable prospectus supplement. Those reference banks and dealers may include the calculation agent itself and its affiliates, as well as any underwriter, dealer or agent participating in the distribution of the relevant floating rate debt securities and its affiliates.

Guarantees

Diageo will fully and unconditionally guarantee the payment of the principal of, premium, if any, and interest on the guaranteed debt securities, including any additional amounts which may be payable by Diageo Investment and Diageo Capital in respect of their respective debt securities, as described under “—Payment of Additional Amounts”. Diageo guarantees the payment of such amounts when such amounts become due and payable, whether at the stated maturity of the debt securities, by declaration or acceleration, call for redemption or otherwise.

Overview of Remainder of This Description

The remainder of this description summarizes:

•	Additional mechanics relevant to the debt securities under normal circumstances, such as how you transfer ownership and where we make payments.

•	Your rights under several special situations, such as if we merge with another company, if we want to change a term of the debt securities or if Diageo Capital or Diageo wants to redeem the debt securities for tax reasons.

•	Your rights to receive payment of additional amounts due to changes in the withholding requirements of various jurisdictions.

•	Covenants contained in the indentures that restrict our ability to incur liens and undertake sale and leaseback transactions. A particular series of debt securities may have additional covenants.

•	Your rights if we default or experience other financial difficulties.

•	Our relationship with the trustee.

Additional Mechanics

Exchange and Transfer

You may have your debt securities broken into more debt securities of smaller denominations or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed. (Section 305) This is called an exchange.

You may exchange or transfer registered debt securities at the office of the trustee. The trustee acts as our agent for registering debt securities in the names of holders and transferring registered debt securities. We may change this appointment to another entity or perform the service ourselves. The entity performing the role of maintaining the list of registered holders is called the security registrar. It will also register transfers of the registered debt securities. However, you may not exchange registered debt securities for bearer debt securities. (Section 305)

You will not be required to pay a service charge to transfer or exchange debt securities, but you may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The transfer or exchange of a registered debt security will only be made if the security registrar is satisfied with your proof of ownership. (Section 305)

If we have designated additional transfer agents, they are named in the prospectus supplement. We may cancel the designation of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts. (Section 1002)

If the debt securities are redeemable and we redeem less than all of the debt securities of a particular series, we may block the transfer or exchange of debt securities during a specified period of time in order to freeze the list of holders to prepare the mailing. The period begins 15 days before the day we mail the notice of redemption and ends on the day of that mailing. We may also refuse to register transfers or exchanges of debt securities selected for redemption. However, we will continue to permit transfers and exchanges of the unredeemed portion of any security being partially redeemed. (Section 305)

Payment and Paying Agents

We will pay interest to you if you are a direct holder listed in the trustee’s records at the close of business on a particular day in advance of each due date for interest, even if you no longer own the security on the interest due date. That particular day, usually about two weeks in advance of the interest due date, is called the regular record date and is stated in the prospectus supplement. (Section 307)

We will pay interest, principal and any other money due on the registered debt securities at the corporate trust office of the trustee in New York City. That office is currently located at The Bank of New York Mellon, 101 Barclay Street, New York, New York 10286. You must make arrangements to have your payments picked up at or wired from that office. We may also choose to pay interest by mailing checks. Interest on global securities will be paid to the holder thereof by wire transfer of same-day funds.

Holders buying and selling debt securities must work out between them how to compensate for the fact that we will pay all the interest for an interest period to the one who is the registered holder on the regular record date. The most common manner is to adjust the sales price of the debt securities to pro rate interest fairly between buyer and seller. This pro rated interest amount is called accrued interest.

Street name and other indirect holders should consult their banks or brokers for information on how they will receive payments.

We may also arrange for additional payment offices, and may cancel or change these offices, including our use of the trustee’s corporate trust office. These offices are called paying agents. We may also choose to act as our own paying agent. We must notify you of changes in the paying agents for any particular series of debt securities. (Section 1002)

Although we anticipate making payments of principal, premium, if any, and interest, if any, on most debt securities in U.S. dollars, some debt securities may be payable in foreign currencies as specified in the applicable prospectus supplement. Currently, few facilities exist in the United States to convert U.S. dollars into foreign currencies and vice versa. In addition, most U.S. banks do not offer non-U.S. dollar denominated checking or savings account facilities. Accordingly, unless alternative arrangements are made, we will pay principal, premium, if any, and interest, if any, on debt securities that are payable in a foreign currency to an account at a bank outside the United States, which, in the case of a debt security payable in euro, will be made by credit or transfer to a euro account specified by the payee in a country for which the euro is the lawful currency.

Payments in U.S. Dollars for Debt Securities Denominated in a Foreign Currency

The exchange rate agent will convert the specified currency into U.S. dollars for holders who elect to receive payments in U.S. dollars and for beneficial owners of book-entry debt securities that do not follow the procedures we have described immediately above. The holders or beneficial owners of debt securities will pay all currency exchange costs by deductions from the amounts payable on the debt securities.

Unavailability of Foreign Currency

The relevant specified currency may not be available to us for making payments of principal of, premium, if any, or interest, if any, on any debt security. This could occur due to the imposition of exchange controls or other circumstances beyond our control or if the specified currency is no longer used by the government of the country issuing that currency or by public institutions within the international banking community for the settlement of transactions. If the specified currency is unavailable, we may satisfy our obligations to holders of the debt securities by making those payments on the date of payment in U.S. dollars on the basis of the noon buying rate in The City of New York for cable transfers of the currency or currencies in which a payment on any debt security was to be made, published by the Federal Reserve Bank of New York on the then-most recent day on which that bank has quoted that rate, which we refer to as the “market exchange rate”. If that rate of exchange is not then available or is not published for a particular payment currency, the exchange rate agent will determine the market exchange rate at its sole, reasonable discretion.

These provisions do not apply if a specified currency is unavailable because it has been replaced by the euro. If the euro has been substituted for a specified currency, we may at our option, or will, if required by applicable law, without the consent of the holders of the affected debt securities, pay the principal of, premium, if any, or interest, if any, on any debt security denominated in the specified currency in euro instead of the specified currency, in conformity with legally applicable measures taken pursuant to, or by virtue of, the treaty establishing the European Community, as amended by the treaty on European Union and as it may be amended further from time to time. Any payment made in U.S. dollars or in euro as described above where the required payment is in an unavailable specified currency will not constitute an event of default.

Notices

We and the trustee will send notices only to direct holders, using their addresses as listed in the trustee’s records. (Sections 101 and 106)

Regardless of who acts as paying agent, all money that we pay to a paying agent that remains unclaimed at the end of two years after the amount is due to direct holders will be repaid to us. After that two-year period, you may look only to us for payment and not to the trustee, any other paying agent or anyone else. (Section 1003)

Special Situations

Mergers and Similar Events

We are generally permitted to consolidate or merge with another company or firm. We are also permitted to sell or lease substantially all of our assets to another firm or to buy or lease substantially all of the assets of another firm. However, we may not take any of these actions unless all the following conditions are met:

•	Where Diageo Investment merges out of existence or sells or leases its assets, the other firm may not be organized under a foreign country’s laws (that is, it must be a corporation, partnership or trust organized under the laws of a U.S. state or the District of Columbia or under U.S. federal law) and it must assume the obligations on the debt securities.

•	Where Diageo Capital or Diageo merges out of existence or sells or leases its assets, the other firm must assume its obligations on the debt securities or the guarantees. The other firm’s assumption of these obligations must include the obligation to pay the additional amounts described later under “—Payment of Additional Amounts”. If such other firm is organized under a foreign country’s laws, it must indemnify you against any governmental charge or other cost resulting from the transaction.

•	The merger, sale or lease of assets or other transaction must not cause a default on the debt securities, and we must not already be in default. For purposes of this no-default test, a default would include an event of default that has occurred and not been cured, as described later under “—Default and Related Matters—Events of Default—What is An Event of Default?” A default for this purpose would also include any event that would be an event of default if the requirements for giving us default notice or our default having to exist for a specific period of time were disregarded.

•	It is possible that the merger, sale or lease of assets or other transaction would cause some of our property to become subject to a mortgage or other legal mechanism giving lenders preferential rights in that property over other lenders or over our general creditors if we fail to pay them back. We have promised to limit these preferential rights on our property, called liens, as discussed later under “—Covenants—Restrictions on Liens”. If a merger or other transaction would create any liens on our property, we must comply with that covenant. We would do this either by deciding that the liens were permitted, or by following the requirements of the covenant to grant an equivalent or higher-ranking lien on the same property to you and the other direct holders of the debt securities. (Section 801)

Modification and Waiver

There are three types of changes we can make to the indenture and the debt securities.

Changes Requiring Your Approval. First, there are changes that cannot be made to your debt securities without your specific approval. Following is a list of those types of changes:

•	change the stated maturity of the principal or interest on a debt security;

•	reduce any amounts due on a debt security;

•	change any obligation of Diageo, Diageo Investment or Diageo Capital to pay additional amounts described later under “—Payment of Additional Amounts”;

•	reduce the amount of principal payable upon acceleration of the maturity of a debt security following a default;

•	change the place or currency of payment on a debt security;

•	impair any of the conversion or exchange rights of your debt security;

•	impair your right to sue for payment, conversion or exchange;

•	reduce the percentage of holders of debt securities whose consent is needed to modify or amend the indentures;

•	reduce the percentage of holders of debt securities whose consent is needed to waive compliance with various provisions of the indentures or to waive various defaults;

•	modify any other aspect of the provisions dealing with modification and waiver of the indenture; and

•	change the obligations of the guarantor that relate to payment of principal, premium and interest, sinking fund payments and conversion rights. (Section 902)

Changes Requiring a Majority Vote. The second type of change to the indentures and the debt securities is the kind that requires a vote in favor by holders of debt securities owning a majority of the principal amount of the particular series affected. Most changes fall into this category, except for clarifying changes and other changes that would not adversely affect holders of the debt securities in any material respect. The same vote would be required for us to obtain a waiver of all or part of the covenants described below, or a waiver of a past default. However, we cannot obtain a waiver of a payment default or any other aspect of the indentures or the debt securities listed in the first category described previously under “—Changes Requiring Your Approval” unless we obtain your individual consent to the waiver. (Section 513)

Changes Not Requiring Approval. The third type of change does not require any vote by holders of debt securities. This type is limited to clarifications and other changes that would not adversely affect holders of the debt securities in any material respect. (Section 901)

Further Details Concerning Voting. When taking a vote, we will use the following rules to decide how much principal amount to attribute to a security:

•	For original issue discount securities, we will use the principal amount that would be due and payable on the voting date if the maturity of the debt securities were accelerated to that date because of a default.

•	For debt securities whose principal amount is not known (for example, because it is based on an index), we will use a special rule for that security described in the prospectus supplement.

•	For debt securities denominated in one or more foreign currencies or currency units, we will use the U.S. dollar equivalent.

•	Debt securities will not be considered outstanding, and therefore not eligible to vote, if we have deposited or set aside in trust for you money for their payment or redemption. Debt securities will also not be eligible to vote if they have been fully defeased as described later under “—Covenants—Defeasance and Discharge”. (Section 101)

•

We will generally be entitled to set any day as a record date for the purpose of determining the holders of outstanding debt securities that are entitled to vote or take other action under the indenture. In limited circumstances, the trustee will be entitled to set a record date for action by holders. If we or the trustee set a record date for a vote or other action to be taken by holders of a particular series, that vote or action may be taken only by persons who are holders of outstanding debt securities of that series on the record date and must be taken within 180 days following the record date or another period that we may specify (or as the trustee may specify, if it set the record date). We may shorten or lengthen (but not beyond 180 days) this period from time to time. (Section 104)

Street name and other indirect holders should consult their banks or brokers for information on how approval may be granted or denied if we seek to change the indenture or the debt securities or request a waiver.

Optional Tax Redemption

We may have the option to redeem the debt securities in the two situations described below. The redemption price for the debt securities, other than original issue discount debt securities, will be equal to the principal amount of the debt securities being redeemed plus accrued interest and any additional amounts due on the date fixed for redemption. The redemption price for original issue discount debt securities will be specified in the prospectus supplement for such securities. Furthermore, we must give you between 30 and 60 days’ notice before redeeming the debt securities.

The first situation is where, as a result of a change in, execution of or amendment to any laws or treaties or the official application or interpretation of any laws or treaties, either:

•	Diageo or, in the case of debt securities issued by Diageo Investment or Diageo Capital, Diageo Investment or Diageo Capital, as the case may be, would be required to pay additional amounts as described later under “—Payment of Additional Amounts”; or

•	Diageo or any of its subsidiaries would have to deduct or withhold tax on any payment to any of the issuers to enable them to make a payment of principal or interest on a debt security.

This applies only in the case of changes, executions or amendments that occur on or after the date specified in the prospectus supplement for the applicable series of debt securities and in the jurisdiction where Diageo or, in the case of debt securities issued by Diageo Investment or Diageo Capital, Diageo Investment or Diageo Capital, as the case may be, is incorporated. If Diageo, Diageo Investment or Diageo Capital is succeeded by another entity, the applicable jurisdiction will be the jurisdiction in which such successor entity is organized, and the applicable date will be the date the entity became a successor.

We would not have the option to redeem in this case if we could have avoided the payment of additional amounts or the deduction or withholding by using reasonable measures available to us.

The second situation is where a person located outside of the United States into which Diageo or, in the case of debt securities issued by Diageo Capital, Diageo Capital, as the case may be, is merged or to whom it has conveyed, transferred or leased its property is required to pay an additional amount. If Diageo is the issuer of the debt securities, such a person must also be located outside England and Wales. We would have the option to redeem the debt securities even if we are required to pay additional amounts immediately after the merger, conveyance, transfer or lease. We are not required to use reasonable measures to avoid the obligation to pay additional amounts in this situation.

Conversion or Exchange

The debt securities may be convertible into or exchangeable for Diageo’s ordinary shares or preference shares or other securities of Diageo or securities of other issuers if the prospectus supplement so provides. If the debt securities are convertible or exchangeable, the prospectus supplement will include provisions as to whether conversion or exchange is mandatory, at your option or at our option. The prospectus supplement would also include provisions regarding the adjustment of the number of securities to be received by you upon conversion or exchange.

Payment of Additional Amounts

Diageo and Diageo Capital

The government of any jurisdiction where Diageo or, in the case of debt securities issued by Diageo Capital, Diageo Capital, is incorporated may require Diageo or Diageo Capital to withhold or deduct amounts from payments on the principal or interest on a debt security or any amounts to be paid under the guarantees, as the case may be, for taxes or any other governmental charges. If the jurisdiction requires a withholding of this type, Diageo or Diageo Capital, as the case may be, may be required to pay you an additional amount so that the net amount you receive will be the amount specified in the debt security to which you are entitled. However, in order for you to be entitled to receive the additional amount, you must not be resident in the jurisdiction that requires the withholding. (Section 1004)

Diageo or Diageo Capital, as the case may be, will not have to pay additional amounts under any of the following circumstances:

•	The U.S. government or any political subdivision of the U.S. government is the entity that is imposing the tax or governmental charge.

•	The tax or governmental charge is imposed only because the holder, or a fiduciary, settlor, beneficiary or member or shareholder of, or possessor of a power over, the holder, if the holder is an estate, trust, partnership or corporation, was or is connected to the taxing jurisdiction, other than by merely holding the debt security or guarantee or receiving principal or interest in respect thereof. These connections include where the holder or related party:

•	is or has been a citizen or resident of the jurisdiction;

•	is or has been engaged in trade or business in the jurisdiction; or

•	has or had a permanent establishment in the jurisdiction.

•	The tax or governmental charge is imposed due to the presentation of a debt security, if presentation is required, for payment on a date more than 30 days after the security became due or after the payment was provided for, whichever occurs later.

•	The tax or governmental charge is on account of an estate, inheritance, gift, sale, transfer, personal property or similar tax or other governmental charge.

•	The tax or governmental charge is for a tax or governmental charge that is payable in a manner that does not involve withholdings or deductions.

•	The tax or governmental charge is imposed or withheld because the holder or beneficial owner failed to comply with any of the following requests of Diageo or Diageo Capital:

•	to provide information about the nationality, residence or identity of the holder or beneficial owner, or

•	to make a declaration or satisfy any information requirements, that the statutes, treaties, regulations or administrative practices of the taxing jurisdiction require as a precondition to exemption from all or part of such tax or governmental charge.

•	The holder is a fiduciary, partnership or other entity that is not the sole beneficial owner of the payment of the principal of, or any interest on, any debt security, and the laws of the jurisdiction require the payment to be included in the income of a beneficiary or settlor for tax purposes with respect to such fiduciary, a member of such partnership or a beneficial owner who would not have been entitled to such additional amounts had such beneficiary, settlor, member or beneficial owner been the holder of such security.

•	In the case of amounts withheld from payments of principal or interest on a debt security issued by Diageo, the withholding or deduction is imposed on a holder or beneficial owner who could have avoided such withholding or deduction by presenting its debt securities to another paying agent.

•	In the case of amounts withheld from payments of principal or interest on a debt security issued by Diageo Capital or from payments pursuant to the related guarantees, the payment is in respect of a definitive registered security issued at the request of a holder of a global security following an event of default and at the time the payment is made definitive registered securities have not been issued in exchange for the entire principal amounts of the securities issued under the relevant indenture.

In addition, we expect that the relevant prospectus supplement will, for the avoidance of doubt, also provide that any amounts to be paid by Diageo or Diageo Capital, as the case may be, on the debt securities will be paid net of any deduction or withholding imposed or required pursuant to Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended, any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the U.S. Internal Revenue Code of 1986, as amended, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code, which is referred to as FATCA Withholding. None of Diageo or Diageo Capital will be required to pay additional amounts on account of any FATCA Withholding.

These provisions will also apply to any taxes or governmental charges imposed by any jurisdiction in which a successor to Diageo or Diageo Capital is organized. The prospectus supplement relating to the debt securities may describe additional circumstances in which Diageo or Diageo Capital would not be required to pay additional amounts.

In certain circumstances, payments made to holders of debt securities issued by Diageo or Diageo Capital may be subject to withholding or deduction for or on account of UK tax. These circumstances might include, for example, if payments are made on debt securities issued by Diageo or Diageo Capital that are not listed on a “recognised stock exchange” for UK tax purposes at the time of payment and no direction allowing relief under an appropriate double taxation treaty has been obtained. For more information, see the section entitled “Taxation—United Kingdom Taxation of Debt Securities”.

Diageo Investment

United States federal, state or local governments may require Diageo Investment to withhold amounts from payments on the principal or interest on a debt security for taxes or any other governmental charges. If a U.S. taxing authority requires a withholding of this type, Diageo Investment may be required to pay you an additional amount so that the net amount you receive will be the amount specified in the debt security to which you are entitled. Diageo Investment will not, however, be required to pay you any additional amounts if you are:

•	a citizen or resident of the United States;

•	a corporation created or organized in or under the laws of the United States;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust, if a court within the United States is able to exercise primary supervision over the trust and one or more United States persons have the authority to control all substantive decisions of the trust.

Diageo Investment will not have to pay additional amounts under any of the following circumstances:

•	The tax or governmental charge is imposed only because the holder, or a fiduciary, settlor, beneficiary or member or shareholder of, or possessor of a power over, the holder, if the holder is an estate, trust, partnership or corporation, was or is connected to the United States or any political subdivision or taxing authority thereof or therein, other than by merely holding the debt security or guarantee or receiving principal or interest in respect thereof. These connections include where the holder or related party:

•	is or has been a citizen or resident of the United States;

•	is or has been engaged in trade or business in the United States; or

•	has or had a permanent establishment in the United States.

•	The tax or governmental charge is imposed due to the presentation of the security for payment on a date more than 30 days after the security became due or after the payment was provided for, whichever occurs later.

•	The tax or governmental charge is imposed because of the holder’s present or former status as a personal holding company or a controlled foreign corporation for U.S. tax purposes, a foreign private foundation or other foreign tax exempt organization or a corporation that accumulates earnings to avoid U.S. federal income tax.

•	The tax or governmental charge is on account of an estate, inheritance, gift, sale, transfer, wealth, personal property or similar tax or other governmental charge.

•	The tax or governmental charge is for a tax or governmental charge that is payable in a manner that does not involve withholdings.

•	The withholding or deduction is imposed on a holder or beneficial owner who could have avoided such withholding or deduction by presenting its debt securities to another paying agent.

•	The tax or governmental charge is imposed or withheld because of a failure to comply with any applicable certification, information, identification, documentation or other reporting requirements concerning the nationality, residence, identity or connection with the United States of the holder or beneficial owner of a security, when, without regard to any tax treaties, such compliance is required as a precondition to relief or exemption from such tax or governmental charge.

•	The tax or governmental charge is imposed as a result of the receipt of interest by a person described in Sections 871(h)(3)(B) or 881(c)(3) of the Internal Revenue Code of 1986, as amended (or any successor provisions thereto).

•	The holder is a fiduciary, partnership or other entity that is not the sole beneficial owner of the payment of the principal of, or any interest on, any debt security, and the laws of the jurisdiction require the payment to be included in the income of a beneficiary or settlor for tax purposes with respect to such fiduciary, a member of such partnership or a beneficial owner who would not have been entitled to such additional amounts had such beneficiary, settlor, member or beneficial owner been the holder of such security. (Section 1004)

In addition, we expect that the relevant prospectus supplement will, for the avoidance of doubt, also provide that any amounts to be paid by Diageo Investment on the debt securities will be paid net of any FATCA Withholding. Diageo Investment will not be required to pay additional amounts on account of any FATCA Withholding.

Covenants

Restrictions on Liens

Some of Diageo’s property may be subject to a mortgage or other legal mechanism that gives our lenders preferential rights in that property over other lenders, including you and the other direct holders of the debt securities, or over our general creditors if we fail to pay them back. These preferential rights are called liens. Diageo promises that it and its restricted subsidiaries, which are described further below, will not become obligated on any new debt for borrowed money that is secured by a lien on any of its principal properties, which are described further below, or on any shares of stock of any of its restricted subsidiaries, unless it grants an equivalent or higher-ranking lien on the same property to you and the other direct holders of the debt securities.

Diageo does not need to comply with this restriction if the amount of all debt that would be secured by liens on its principal properties, which are described further later, and the shares of stock of Diageo’s restricted subsidiaries, excluding the debt secured by the liens that are listed later, is less than 15% of Diageo’s consolidated shareholders’ equity. (Section 1009)

This restriction on liens applies, with certain exceptions, to liens for borrowed money. For example, several liens imposed by operation of law, such as liens to secure statutory obligations for taxes or workers’ compensation benefits, or liens we create to secure obligations to pay legal judgments or surety bonds, are not covered by this restriction. This restriction on liens also does not apply to debt secured by a number of different types of liens, and we can disregard this debt when we calculate the limits imposed by this restriction. These types of liens include, among others, the following:

•	any lien existing on or before the date of the applicable indenture;

•	any lien arising by operation of law and not securing amounts more than ninety days overdue or otherwise being contested in good faith;

•	any lien on a principal property, shares or stock of any restricted subsidiary, which becomes a restricted subsidiary after the date of the applicable indenture, arising prior to the date of the restricted subsidiary’s becoming a restricted subsidiary, provided that such lien was not created in contemplation of such restricted subsidiary’s becoming a restricted subsidiary;

•	any lien over any principal property, or documents of title thereto, shares or stock of any restricted subsidiary that Diageo or any restricted subsidiary acquired as security for, or for indebtedness incurred, to finance all or part of the price of its acquisition, development, redevelopment, modification or improvement;

•	any lien over any principal property, or documents of title thereto, shares or stock of any restricted subsidiary that Diageo or any restricted subsidiary acquired subject to the lien;

•	any lien to secure indebtedness for borrowed money incurred in connection with a specifically identifiable project where the lien relates to a principal property involved in the project and that Diageo or any restricted subsidiary acquired after the date of the applicable indenture and the recourse of the creditors relating to the indebtedness is limited to the project and principal property;

•	any lien securing indebtedness of Diageo or any restricted subsidiary for borrowed money incurred in connection with the financing of accounts receivable;

•	any lien incurred or deposits made in the ordinary course of business;

•	any lien on a principal property of Diageo or any restricted subsidiary in favor of the U.S. federal or any state government or the UK or any EU government or any instrumentality of any of them, securing the obligations of Diageo or any restricted subsidiary as a result of any contract;

•	any lien securing industrial revenue, development or similar bonds issued by or for the benefit of Diageo or any of its restricted subsidiaries, provided that the industrial revenue, development or similar bonds are non-recourse to Diageo or the restricted subsidiary; and

•	any extension, renewal or replacement or successive extensions, renewals or replacements, as a whole or in part, of any lien included earlier in this list.

Restrictions on Sales and Leasebacks

Diageo promises that neither it nor any of its restricted subsidiaries will enter into any sale and leaseback transaction involving a principal property unless we comply with this covenant. A sale and leaseback transaction is an arrangement between us or a restricted subsidiary and a bank, insurance company or other lender or investor where Diageo or the restricted subsidiary leases a property that Diageo or the restricted subsidiary has owned for more than six months and has sold to a lender or investor or to any person to whom the lender or investor has advanced funds on the security of the principal property.

Diageo can comply with this covenant in either of two different ways. First, Diageo will be in compliance if it or its restricted subsidiary could grant a lien on the principal property in an amount equal to the indebtedness attributable to the sale and leaseback transaction without being required to grant an equivalent or higher-ranking lien to you and the other direct holders of the debt securities under the restriction on liens described above.

Second, Diageo can comply if it invests an amount equal to at least the net proceeds of the sale of the principal property that it or its restricted subsidiary leases in the transaction or the fair value of that property, whichever is greater. This amount must be invested in any principal property or used to retire indebtedness for money that it or its restricted subsidiaries borrowed, incurred or assumed and that either has a maturity of 12 months or more from the date of incurrence of the indebtedness or has a maturity of less than 12 months from that date but is by its terms renewable or extendible beyond 12 months from that date at the option of the borrower, within one year of the transaction. (Section 1010)

This restriction on sales and leasebacks does not apply to any sale and leaseback transaction that is between Diageo and one of its subsidiaries, or between one of Diageo’s restricted subsidiaries and either Diageo or one of Diageo’s other subsidiaries. It also does not apply to any lease with a term, including renewals, of three years or less.

As used here, principal property means a building or other structure or facility, and the land on which it sits and its associated fixtures that are located in the United States or the United Kingdom and Diageo or a restricted subsidiary owns or leases. The gross book value of the property must exceed 2% of Diageo’s consolidated shareholders’ equity. Any property or portion of any property is not a principal property if Diageo’s board of directors:

•	does not view it as materially important to the total business conducted by Diageo and its subsidiaries as an entirety; or

•	does not view any portion of the property as materially important for the use of the property. (Section 101)

Diageo and its subsidiaries have no principal properties as of the date hereof.

As used here, restricted subsidiary means any subsidiary that has two characteristics. First, its assets and operations are substantially located within the United States or the United Kingdom. Second, it owns a principal property. However, a restricted subsidiary does not include two types of subsidiaries. It does not include a subsidiary that is primarily engaged in leasing or in financing installment receivables or a subsidiary that primarily acts to finance the operations of Diageo and its consolidated subsidiaries. (Section 101)

Defeasance and Discharge

The following discussion of full defeasance and discharge will be applicable to your series of debt securities only if we choose to have them apply to that series. If we do so choose, we will state that in the prospectus supplement. (Section 403)

We can legally release ourselves from any payment or other obligations on the debt securities, except for various obligations described below, if we, in addition to other actions, put in place the following arrangements for you to be repaid:

•	We must deposit in trust for your benefit and the benefit of all other direct holders of the debt securities a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates.

•	We must deliver to the trustee a legal opinion of our counsel confirming that under current U.S. federal income tax law we may make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves. We would not have to deliver this opinion if we received from, or there has been published by, the U.S. Internal Revenue Service a ruling that states the same conclusion.

•	If the debt securities are listed on the New York Stock Exchange, we must deliver to the trustee a legal opinion of our counsel confirming that the deposit, defeasance and discharge will not cause the debt securities to be delisted.

However, even if we take these actions, a number of our obligations relating to the debt securities will remain. These include the following obligations:

•	to register the transfer and exchange of debt securities;

•	to replace mutilated, destroyed, lost or stolen debt securities;

•	to maintain paying agencies; and

•	to hold money for payment in trust.

Default and Related Matters

Ranking

The debt securities are not secured by any of our property or assets. Accordingly, your ownership of debt securities means you are one of our unsecured creditors. The debt securities are not subordinated to any of the relevant issuer’s other debt obligations and therefore they rank equally with all of the relevant issuer’s other unsecured and unsubordinated indebtedness.

Events of Default

You will have special rights if an event of default occurs and is not cured, as described later in this subsection.

What Is an Event of Default? The term event of default means any of the following:

•	We do not pay the principal or any premium on a debt security on its due date and, in the case of technical or administrative difficulties, only if such failure to pay persists for more than five days.

•	We do not pay interest on a debt security within 30 days of its due date.

•	We do not deposit any sinking fund payment on its due date.

•	We remain in breach of a covenant described beginning on page 26 or any other term of the indentures for 90 days after we receive a notice of default stating we are in breach. The notice must be sent by either the trustee or holders of 10% of the principal amount of debt securities of the affected series.

•	We file for bankruptcy or certain other events in bankruptcy, insolvency or reorganization occur.

•	There is a default in the conversion or exchange of any convertible or exchangeable securities of the series in question and this default continues for 90 days after we receive a notice of default.

•	Any other event of default described in the prospectus supplement occurs. (Section 501)

Remedies If an Event of Default Occurs. If an event of default has occurred and has not been cured, the trustee or the holders of 25% in principal amount of the debt securities of the affected series may declare the entire principal amount of all the debt securities of that series to be due and immediately payable. This is called a declaration of acceleration of maturity. A declaration of acceleration of maturity may be canceled by the holders of at least a majority in principal amount of the debt securities of the affected series if certain conditions are met. (Section 502)

Except in cases of default, where the trustee has some special duties, the trustee is not required to take any action under the indenture at the request of any holders unless the holders offer the trustee reasonable protection from expenses and liability. This protection is called an indemnity. (Section 603) If reasonable indemnity is provided, the holders of a majority in principal amount of the outstanding debt securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. These majority holders may also direct the trustee in performing any other action under the indenture. (Section 512)

Before you bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the debt securities, the following must occur:

•	You must give the trustee written notice that an event of default has occurred and remains uncured.

•	The holders of 25% in principal amount of all outstanding debt securities of the relevant series must make a written request that the trustee take action because of the default, and must offer reasonable indemnity to the trustee against the cost and other liabilities of taking that action.

•	The trustee must have not taken action for 60 days after receipt of the above notice and offer of indemnity and no direction inconsistent with the request described above may have been given to the trustee during such 60-day period by the holders of a majority in principal amount of the outstanding debt securities of the relevant series. (Section 507)

Street name and other indirect holders should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and to make or cancel a declaration of acceleration.

We will furnish to the trustee every year a written statement of certain of our officers and directors certifying that, to their knowledge, we are in compliance with the indenture and the debt securities, or else specifying any default. (Section 1005)

Regarding the Trustee

Diageo and several of its subsidiaries maintain banking relations with the trustee in the ordinary course of their business.

If an event of default occurs, or an event that would be an event of default if the requirements for giving us default notice or our default having to exist for a specific period of time were disregarded occurs, the trustee may be considered to have a conflicting interest with respect to the debt securities or the applicable indenture for purposes of the Trust Indenture Act of 1939. In that case, the trustee may be required to resign as trustee under the applicable indenture and we would be required to appoint a successor trustee.

DESCRIPTION OF WARRANTS

Diageo may issue warrants to purchase debt securities, preference shares or ordinary shares or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing. Warrants may be issued independently or together with any securities and may be attached to or separate from those securities. Each series of warrants will be issued under a separate warrant agreement to be entered into by Diageo and a bank or trust company, as warrant agent, all as will be set forth in the applicable prospectus supplement.

Debt Warrants

Diageo may issue warrants for the purchase of debt securities issued by Diageo, Diageo Investment or Diageo Capital. Each debt warrant will entitle its holder to purchase debt securities at an exercise price set forth in, or to be determined as set forth in, the applicable prospectus supplement. Debt warrants may be issued separately or together with any other securities.

The debt warrants are to be issued under debt warrant agreements to be entered into by Diageo and one or more banks or trust companies, as debt warrant agent, all as will be set forth in the applicable prospectus supplement. At or around the time of an offering of debt warrants, a form of debt warrant agreement, including a form of debt warrant certificate representing the debt warrants, reflecting the alternative provisions that may be included in the debt warrant agreements to be entered into with respect to particular offerings of debt warrants, will be added as an exhibit to the registration statement of which this prospectus forms a part by an amendment or incorporation by reference to a subsequent filing.

The particular terms of each issue of debt warrants, the debt warrant agreement relating to such debt warrants and such debt warrant certificates representing debt warrants will be described in the applicable prospectus supplement. This description will include:

•	the initial offering price;

•	the currency, currency unit or composite currency in which the exercise price for the debt warrants is payable;

•	the title, aggregate principal amount, issuer and terms of the debt securities that can be purchased upon exercise of the debt warrants;

•	the title, aggregate principal amount, issuer and terms of any related debt securities with which the debt warrants are issued and the number of the debt warrants issued with each debt security;

•	if applicable, whether and when the debt warrants and the related debt securities will be separately transferable;

•	the principal amount of debt securities that can be purchased upon exercise of each debt warrant and the exercise price;

•	the date on or after which the debt warrants may be exercised, any date or dates on which this right will expire in whole or in part and the circumstances, if any, that will cause the debt warrants to be automatically exercised;

•	if applicable, a discussion of material UK and U.S. federal income tax, accounting or other considerations applicable to the debt warrants;

•	whether the debt warrants will be issued in registered or bearer form, and, if registered, where they may be transferred and registered; and

•	any other terms of the debt warrants.

Equity and Other Warrants

Diageo may issue warrants for the purchase of its equity securities (i.e., its ordinary shares, ADSs and preference shares) or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing. As explained below, each equity warrant will entitle its holder to purchase equity securities at an exercise price set forth in, or to be determined as set forth in, the applicable prospectus supplement and any other warrant may be exercised to purchase or sell (i) securities of an entity unaffiliated with Diageo, a basket of such securities, an index or indices of such securities or any combination of the above, (ii) currencies, or (iii) commodities. Equity warrants may be issued separately or together with any other securities.

The equity or other warrants are to be issued under equity warrant agreements to be entered into by Diageo and one or more banks or trust companies, as equity warrant agent, all as will be set forth in the applicable prospectus supplement. At or around the time of an offering of equity or other warrants, a form of equity warrant agreement, including a form of equity warrant certificate representing the equity warrants, reflecting the alternative provisions that may be included in the equity warrant agreements to be entered into with respect to particular offerings of equity warrants, will be added as an exhibit to the registration statement of which this prospectus forms a part by an amendment or incorporation by reference to a subsequent filing.

The particular terms of each issue of equity warrants, the equity warrant agreement relating to such equity warrants and the equity warrant certificates representing such equity warrants will be described in the applicable prospectus supplement. This description will include:

•	the title and aggregate number of such warrants;

•	the initial offering price;

•	the currency, currency unit or composite currency, in which the initial price for the equity warrants is payable;

•	the currency, currency unit or composite currency in which the exercise price for the equity warrants is payable;

•	the designation and terms of the equity securities (i.e., preference shares or ordinary shares) or other securities underlying the equity or other warrants, or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing that can be purchased upon exercise of such warrants;

•	the total number of preference shares or ordinary shares or other securities or rights that can be purchased upon exercise of each such warrant and the exercise price;

•	the date or dates on or after which the equity warrants may be exercised, any date or dates on which this right will expire in whole or in part and the circumstances, if any, that will cause the equity or other warrants to be automatically exercised;

•	the designation and terms of any related preference shares or ordinary shares or other securities with which such warrants are issued and the number of such warrants issued with each preference share or ordinary share or other security;

•	if applicable, whether and when the equity warrants and the related preference shares or ordinary shares or other securities will be separately transferable;

•	if applicable, a discussion of material UK and U.S. federal income tax, accounting or other considerations applicable to such warrants; and

•	any other terms of the equity warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

DESCRIPTION OF PURCHASE CONTRACTS

Diageo may issue purchase contracts for the purchase or sale of, or whose cash value is determined by reference or linked to the performance, level or value of, one or more of the following:

•	debt securities issued by any of the registrants or equity securities issued by Diageo or securities of third parties;

•	one or more currencies;

•	one or more commodities;

•	any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance; and

•	one or more indices, baskets or combinations of the items described above as specified in the applicable prospectus supplement.

Each item described above will be referred to as a “purchase contract property”. Each purchase contract will obligate:

•	the holder to purchase or sell, and obligate Diageo to sell or purchase, on specified dates, one or more purchase contract properties at the specified price or prices; or

•	the holder or Diageo to settle the purchase contract by reference to the value, performance or level of one or more purchase contract properties, on specified dates and at a specified price or prices.

The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell the purchase contract properties and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract.

The purchase contracts may require Diageo to make periodic payments to the holders thereof or vice versa, which payments may be deferred to the extent set forth in the applicable prospectus supplement, and those payments may be unsecured or prefunded on some basis. The purchase contracts may require the holders thereof to secure their obligations in a specified manner to be described in the applicable prospectus supplement. Alternatively, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued.

An investment in purchase contracts may involve special risks, including risks associated with indexed securities and currency-related risks if the purchase contract or purchase contract property is linked to an index or is payable in or otherwise linked to a non-U.S. dollar currency. Relevant risks will be discussed in more detail in the applicable prospectus supplement.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, Diageo may issue units consisting of one or more purchase contracts, warrants, debt securities, preference shares, ordinary shares or any combination of such securities. The applicable prospectus supplement will describe:

•	the terms of the units and of the purchase contracts, warrants, debt securities, preferred stock and ordinary shares comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•	a description of the terms of any unit agreement governing the units; and

•	a description of the provisions for the payment, settlement, transfer or exchange of the units.

DESCRIPTION OF PREFERENCE SHARES

Provided that the directors have the required authority to allot shares, Diageo’s articles of association allow it to issue new shares with any rights or restrictions attaching to them, subject to any special rights given to the holders of the existing issued share capital. The rights and restrictions attaching to such share capital can be decided either by shareholders by ordinary resolution or by the board of directors, provided that the rights or restrictions decided by the directors do not conflict with any determined by the shareholders. Under the laws of England, the board of directors requires express authority to allot shares which authority must either be given by an ordinary resolution of shareholders or be set out in the articles of association. Currently all of Diageo’s issued shares are ordinary shares. However, should it decide to issue preference shares in the future, Diageo would need to issue a new class of preference shares which, depending on the number of shares (if any) issued under any then-existing authority to allot and the terms of that authority, may require the approval of shareholders by ordinary resolution.

If the preference shares have the right to participate only up to a specified amount in a dividend or capital distribution, Diageo may issue them without complying with the provisions of English law that may otherwise require companies to offer shares first to existing shareholders on a pre-emptive basis. These rights of existing shareholders are sometimes referred to as pre-emptive rights. However, pre-emptive rights would apply to any issuance of preference shares that are convertible into, or exchangeable for, other classes of Diageo’s shares unless such rights are waived by a special resolution of Diageo’s shareholders. At its annual general meeting, Diageo has in the past sought authority to disapply pre-emptive rights. Whether or not any further authority would be required in relation to any issue of preference shares would depend on (a) the number of shares (if any) already issued, (b) the number of rights (if any) already granted to subscribe for or convert securities into, shares, in each case on a non pre-emptive basis pursuant to that authority and (c) the terms of that authority.

Subject to the foregoing, applicable law and the rights of other holders of Diageo’s share capital, Diageo may seek to issue preference shares in one or more series with such rights and restrictions as Diageo may by ordinary resolution determine, or if no resolution has been passed or so far as the resolution does not make any specific provision, with such rights and restrictions as Diageo’s board of directors may determine, including but not limited to the following:

•	the maximum number of shares in the series;

•	the designation of the series;

•	any dividend rate, or basis for determining such a rate, on the shares of the series;

•	whether or not dividends will be cumulative and, if so, from which date or dates;

•	whether the shares of the series will be redeemable and, if so, the date, prices and other terms and conditions of redemption;

•	whether the shares of the series will be convertible into, or exchangeable for, shares of any other class or classes and, if so, the rate or rates of conversion or exchange, any terms of adjustment and whether the shares of the series will be convertible or exchangeable at Diageo’s option, the option of holders of the preference shares or both;

•	whether the shares of the series will have voting rights and, if so, the nature of those voting rights and the circumstances in which they may be exercised;

•	the rights of the shares of the series in the event of a voluntary or involuntary liquidation, dissolution or winding up of Diageo; and

•	any other relative rights, powers, preferences, qualifications, limitations or restrictions relating to the shares of the series.

The specific rights carried by any preference shares which may be issued will be described in a prospectus supplement. However, the description of the preference shares set forth in this prospectus and in any applicable prospectus supplement is not complete without reference to the documents that govern such preference shares. These include the articles of association of Diageo and any other document filed with the Registrar of Companies in England and Wales setting out the terms of such preference shares. If Diageo wants to issue redeemable shares, subject to any rights attached to existing shares, the board of directors may determine the terms on which and the manner in which redemption may take place.

DESCRIPTION OF ORDINARY SHARES

General

Diageo may issue ordinary shares by this prospectus. This section summarizes the material terms of Diageo’s ordinary shares as set out in the articles of association of Diageo. This summary is qualified in its entirety by reference to the Companies Act 1985 and the Companies Act 2006 and any other applicable English law concerning companies, as amended from time to time, which we refer to together as the “Companies Acts”, and Diageo’s articles of association. Information on where investors can obtain a copy of the articles of association, which are filed as an exhibit to Diageo’s Annual Reports on Form 20-F, is provided under “Where You Can Find More Information About Us”.

All of Diageo’s ordinary shares are fully paid. Accordingly, no further contribution of capital may be required by Diageo from the holders of such shares. Diageo’s ordinary shares are represented in certificated form and also in uncertificated form under “CREST”. CREST is an electronic settlement system in the United Kingdom which enables Diageo’s ordinary shares to be evidenced other than by a physical certificate and transferred electronically rather than by delivery of a written stock transfer form. Diageo’s ordinary shares:

•	may be represented by certificates in registered form issued (subject to the terms of issue of the shares) following issuance of the shares by Diageo or receipt of a form of transfer (bearing evidence of payment of the appropriate stamp duty) by The Registrar, Diageo plc, Edinburgh Park, 5 Lochside Way, Edinburgh EHI2 9DT; or

•	may be in uncertificated form with the relevant CREST member account being credited with the ordinary shares issued or transferred.

Under English law, persons who are neither residents nor nationals of the United Kingdom may freely hold, vote and transfer Diageo ordinary shares in the same manner and under the same terms as UK residents or nationals.

Share Capital

Diageo’s share capital consists solely of ordinary shares, with a nominal value of 28 101/108 pence per share. Diageo had 2,754,467,515 ordinary shares in issue as of June 30, 2017, 2,726,858,138 ordinary shares in issue as of December 31, 2017 and 2,695,579,470 ordinary shares in issue as of April 2, 2018.

For information about Diageo’s share capital history for the last three fiscal years, you may consult note 17 to the consolidated financial data included in Diageo’s Annual Report on Form 20-F for the year ended June 30, 2017, which is incorporated by reference in this prospectus, or similar sections in subsequent filings incorporated by reference into this prospectus.

Dividend Rights

Holders of Diageo’s ordinary shares may, by ordinary resolution, declare dividends but may not declare dividends in excess of the amount recommended by the directors. The directors may also pay interim dividends or fixed rate dividends. No dividend may be paid other than out of profits available for distribution. All of Diageo’s ordinary shares rank equally for dividends, but the board may withhold payment of all or any part of any dividends or other monies payable in respect of Diageo’s shares from a person with a 0.25% interest (as defined in Diageo’s articles of association) if such a person has been served with a restriction notice (as defined in Diageo’s articles of association) after failure to provide Diageo with information concerning interests in those shares required to be provided under the Companies Act 2006. Dividends may be paid to an approved depositary and/or shareholder in currencies other than pounds sterling and such dividends will be calculated using an appropriate market exchange rate as determined by the directors in accordance with Diageo’s articles of association.

If a dividend has not been claimed, the directors may invest the dividend or use it in some other way for the benefit of Diageo until the dividend is claimed. If the dividend remains unclaimed for 12 years after the date such dividend was declared or became due for payment, it will be forfeited and will revert to Diageo, unless the directors decide otherwise. Diageo may stop sending checks, warrants or similar financial instruments in payment of dividends by post in respect of any shares or may cease to employ any other means for payment of dividends if either (a) at least two consecutive payments have remained uncashed or are returned undelivered or that means of payment has failed, or (b) one payment remains uncashed or is returned undelivered or that means of payment has failed and reasonable enquiries have failed to establish any new postal address or account of the holder. Diageo must resume sending dividend checks, warrants or similar financial instruments or employing that means of payment if the holder requests such resumption in writing.

Diageo’s articles of association permit payment or satisfaction of a dividend wholly or partly by distribution of specific assets, including fully paid shares or debentures of any other company. Such action must be directed by the general meeting which declared the dividend and upon the recommendation of the directors.

Voting Rights

Voting at any general meeting of shareholders is by a show of hands unless a poll, which is a written vote, is duly demanded. On a show of hands, (a) every shareholder who is present in person at a general meeting, and every proxy appointed by any one shareholder and present at a general meeting, has one vote regardless of the number of shares held by the shareholder (or, subject to (b), represented by the proxy), and (b) every proxy present at a general meeting who has been appointed by more than one shareholder has one vote regardless of the number of shareholders who have appointed him or the number of shares held by those shareholders unless such shareholder has been instructed to vote for a resolution by one or more shareholders and to vote against the resolution by one or more shareholders, in which case such shareholder has one vote for and one vote against the resolution. On a poll, every shareholder who is present in person or by proxy has one vote for every share held by that shareholder, but a shareholder or proxy entitled to more than one vote need not cast all his votes or cast them all in the same way. A poll may be demanded by any of the following:

•	the chairman of the meeting;

•	at least three shareholders entitled to vote on the relevant resolution and present in person or by proxy at the meeting;

•	any shareholder or shareholders present in person or by proxy representing in the aggregate not less than one-tenth of the total voting rights of all shareholders entitled to vote on the relevant resolution; or

•	any shareholder or shareholders present in person or by proxy holding shares conferring a right to vote at the meeting on which there have been paid up sums in the aggregate equal to not less than one-tenth of the total sum paid up on all the shares conferring that right.

Matters are transacted at general meetings of Diageo by the proposal and approval of two kinds of resolutions:

•	ordinary resolutions, which include resolutions for the election, re-election and removal of directors, the, the declaration of final dividends, the appointment and re-appointment of the external auditor, the remuneration report and remuneration policy, the increase of authorised share capital and the grant of authority to allot shares; and

•	special resolutions, which include resolutions for the amendment of Diageo’s articles of association, resolutions relating to the disapplication of pre-emption rights, and resolutions modifying the rights of any class of Diageo’s shares at a meeting of the holders of such class.

An ordinary resolution requires the affirmative vote of a simple majority of the votes cast at a validly constituted shareholders’ meeting. Special resolutions require the affirmative vote of not less than 75% of the votes cast at a validly constituted shareholders’ meeting. The quorum for a shareholders’ meeting is two persons entitled to attend and vote on the business to be transacted, each being a shareholder or a proxy for a shareholder.

A shareholder is not entitled to vote at any general meeting or class meeting in respect of any share held by him if he has been served with a restriction notice (as defined in the articles of association) after failure to provide Diageo with information concerning interests in those shares required to be provided under the Companies Act 2006.

Where a shareholder holds shares in Diageo on behalf of more than one person, the voting and other rights attached to those shares need not all be exercised in the same way.

Liquidation Rights

In the event of the liquidation of Diageo, after payment of all liabilities and deductions taking priority in accordance with English law, the balance of assets available for distribution will be distributed among the holders of ordinary shares according to the amounts paid-up on the shares held by them. A liquidator may, with the sanction of a special resolution of the shareholders and any other sanction required by the Companies Acts, divide among the shareholders the whole or any part of Diageo’s assets. Alternately, a liquidator may, upon the adoption of a special resolution of the shareholders, place the assets in whole or in part in trustees upon such trusts for the benefit of shareholders, but no shareholder is compelled to accept any assets upon which there is a liability.

Preemptive Rights and New Issues of Shares

While holders of ordinary shares have no pre-emptive rights under Diageo’s articles of association, the ability of the directors to cause Diageo to issue shares, securities convertible into shares or rights to shares, otherwise than pursuant to an employee share scheme, is restricted. Under the Companies Act 2006, the directors of a company are, with certain exceptions, unable to allot any equity securities for cash without express authorization, which may be contained in a company’s articles of association or given by its shareholders in general meeting, but which in either event cannot last for more than five years. Under the Companies Act 2006, Diageo may also not allot shares for cash (otherwise than pursuant to an employee share scheme) without first making an offer to existing shareholders to allot to them on the same or more favorable terms a proportion of those shares that is as nearly as practicable equal to their respective shareholdings, unless this requirement is disapplied by a special resolution of the shareholders. However, Diageo has in the past sought authority from its shareholders to allot shares and disapply pre-emptive rights (in each case subject to certain limitations).

Disclosure of Interests in Diageo’s Shares

There are no provisions in Diageo’s articles of association whereby persons acquiring, holding or disposing of a certain percentage of Diageo’s shares are required to make disclosure of their ownership percentage. However, there are such disclosure requirements under Part 6 of the Financial Services and Markets Act 2000, and Rule 5 of the Disclosure and Transparency Rules made by the UK’s Financial Conduct Authority imposes a statutory obligation on a person to notify Diageo and the Financial Conduct Authority of the percentage of the voting rights in Diageo he directly or indirectly holds or controls, or has rights over, through his direct or indirect holding of certain financial instruments, if the percentage of those voting rights:

•	reaches, exceeds or falls below 3% and/or any subsequent whole percentage figure as a result of an acquisition or disposal of shares or financial instruments; or

•	reaches, exceeds or falls below any such threshold as a result of any change in the breakdown or number of voting rights attached to shares in Diageo.

The Disclosure and Transparency Rules set out in detail the circumstances in which an obligation of disclosure will arise, as well as certain exemptions from those obligations for specified persons.

Under section 793 of the Companies Act 2006, Diageo may by notice in writing require a person that Diageo knows or has reasonable cause to believe is or was during the three years preceding the date of the notice interested in Diageo’s shares to indicate whether or not that is correct and, if that person does or did hold an interest in Diageo’s shares, to provide certain information as set out in the Companies Act 2006.

Article 19 of the Regulation (EU) No 596/2014 (Market Abuse Regulation) further requires persons discharging managerial responsibilities within Diageo (and their connected persons) to notify Diageo of transactions conducted on their own account in Diageo shares or derivatives or certain financial instruments relating to Diageo’s shares.

The UK’s City Code on Takeovers and Mergers also imposes strict disclosure requirements with regard to dealings in the securities of an offeror or offeree company on all parties to a takeover transaction, and anyone acting in concert with such parties, during the course of an offer period.

Election of Directors

Diageo’s articles of association provide for a board of directors, consisting (unless otherwise provided for by an ordinary resolution of shareholders) of not fewer than three directors and not more than 25 directors, in which all powers to manage the business and affairs of Diageo are vested. Directors may be elected by the shareholders in a general meeting, or appointed by the board of directors. In addition, at each annual general meeting of shareholders any director who has been appointed by the board of directors since the last annual general meeting or who was in office at the time of the two previous annual general meetings and did not retire at either of them or who has been in office, other than as a director holding an executive position, for a continuous period of nine years or more at the date of the meeting, is required to resign and is then considered for re-election, assuming he or she wishes to stand for re-election. However, directors have in the past retired by rotation at the annual general meeting and offered themselves for re-election. There is no age limit requirement in respect of directors.

Resolutions to appoint directors must be submitted for shareholders’ consideration on the basis of one resolution for each nominated director. A resolution to appoint more than one director may be voted upon at a general meeting only if the shareholders have first approved it without any vote being cast against so doing.

General Meetings and Notices

At least 21 clear days’ written notice of an annual general meeting is required. Any general meeting which is not an annual general meeting is called a “general meeting”. The minimum notice period for general meetings is 21 clear days.

The annual general meeting of shareholders must be held within six months of Diageo’s accounting reference date and within 15 months of the preceding annual general meeting, at a time and place determined by the board of directors. A general meeting of shareholders may be called at any time and place determined by the directors, subject to the notice requirements set out in the preceding paragraph.

Under the Companies Act 2006, shareholders have the power to require the directors to call a general meeting. Where Diageo receives a request from shareholders representing at least 5% of the paid-up capital of Diageo carrying the right to vote at general meetings, the directors must, within 21 days, call a meeting to be held not more than 28 days after the date of the notice convening the meeting. Further, if the request received by Diageo identifies a resolution intended to be moved at the meeting, the notice of the meeting must include notice of the resolution. If the directors fail to call a meeting, the shareholders who requested the meeting, or any of them representing more than half of the total voting rights attaching to the shares held by the requisitionists, may themselves call a general meeting at the expense of Diageo.

If, for any reason, it is impracticable to call a meeting of Diageo in any manner in which meetings may be called, or to conduct the meeting in the manner prescribed by the articles of association or the Companies Act 2006, a court may, on the application of a director or of a shareholder who would be entitled to vote at a meeting, order a meeting to be called, held and conducted in any manner the court thinks fit.

Every shareholder is entitled to appoint another person as his proxy to exercise all or any of his rights to attend, speak and vote at a general meeting.

The chairman of any general meeting is entitled to refuse admission to (or eject from) that general meeting any person who fails to comply with any security arrangements or restrictions that the board may impose.

Shareholder Proposals and Certain Other Rights in Relation to Meetings and Information

Under the Companies Act 2006, shareholders are entitled to require Diageo to circulate to shareholders entitled to receive notice of a general meeting, a statement (of not more than 1,000 words) with respect to a matter referred to in a proposed resolution to be dealt with at that meeting or other business to be dealt with at that meeting. Diageo must circulate a statement once it has received requests in respect of:

•	shareholders representing at least 5% of the voting rights attached to shares having a right to vote on the relevant resolution; or

•	at least 100 persons, who hold shares (or on behalf of whom shares are held) on which there has been paid up an average sum, per person, of at least £100.

Also, under the Companies Act 2006, shareholders may demand that a resolution be proposed to and voted on at an annual general meeting. To be effective, such a demand must be made:

•	by shareholders holding at least 5% of the voting rights attached to shares having a right to vote on the resolution; or

•	by at least 100 persons who hold shares (or on behalf of whom shares are held) on which there has been paid up an average sum per person of at least £100.

The demand must be submitted at Diageo’s registered office not later than six weeks before the annual general meeting to which it relates (or, if later, the time at which notice of the meeting is given to shareholders).

Variation of Rights

If, at any time, Diageo’s share capital is divided into different classes of shares, the rights attached to any class may be varied, subject to the provisions of the Companies Acts, either with the consent in writing of the holders of not less than 75% in nominal value of the issued shares of that class or upon the adoption of a special resolution passed at a separate meeting of the holders of the shares of that class.

At every such separate meeting, all of the provisions of the articles of association relating to proceedings at a general meeting apply, except that (a) the quorum is to be the number of persons (which must be at least two) who hold or represent by proxy not less than one-third in nominal value of the issued shares of the class or, if such quorum is not present on an adjourned meeting, one person who holds shares of the class regardless of the number of shares he holds, (b) any person present in person or by proxy may demand a poll, and (c) each shareholder present in person or by proxy and entitled to vote will have one vote per share held in that particular class in the event a poll is taken.

Class rights are deemed not to have been varied by the creation or issue of new shares ranking equally with or subsequent to that class of shares in all respects or by the reduction of the capital paid up on such shares or by the purchase or redemption by Diageo of its own shares in accordance with the Companies Acts and the articles of association.

Changes in Share Capital

Diageo’s ordinary shareholders may pass an ordinary resolution to do any of the following:

•	increase Diageo’s share capital by the creation of new shares of such an amount as the resolution shall prescribe;

•	consolidate, or consolidate and then divide, all or any of Diageo’s share capital into new shares of larger nominal amounts than its existing shares;

•	cancel any shares which have not, at the date of the relevant resolution, been subscribed or agreed to be subscribed by any person; and

•	divide some or all of Diageo’s shares into shares of a smaller nominal amount.

Diageo may:

•	with the authority of shareholders by ordinary or special resolution and subject to the provisions of the Companies Acts, purchase its own shares; and

•	by special resolution and subject to the provisions of the Companies Acts, reduce its share capital, any capital redemption reserve, share premium account or any other undistributable reserve, subject to receiving a court sanction.

At the annual general meeting held on September 20, 2017, Diageo’s shareholders gave it authority to repurchase up to 251,773,000 of its ordinary shares subject to additional conditions.

Transfer of Shares

Except as described in this paragraph, Diageo’s articles of association do not restrict the transferability of Diageo’s ordinary shares and Diageo’s ordinary shares may be transferred by an instrument in any usual form or in any form acceptable to the directors. The board may decline to register a transfer of a certificated Diageo share unless the instrument of transfer (a) is duly stamped or certified or otherwise shown to the satisfaction of the board to be exempt from stamp duty and is accompanied by the relevant share certificate and such other evidence of the right to transfer as the board may reasonable require, (b) is in respect of only one class of shares and (c) if to joint transferees, is in favor of not more than four such transferees.

Registration of a transfer of an uncertificated share may be refused in the circumstances set out in the uncertificated securities rules (as defined in the articles of association) and where, in the case of a transfer to joint holders, the number of joint holders to whom the uncertificated share is to be transferred exceeds four. Additionally, the board may decline to register any transfer of any share which is not a fully paid share.

The board may decline to register a transfer of any of Diageo’s certificated shares by a person with a 0.25 per cent. interest (as defined in the articles of association) if such person has been served with a restriction notice (as defined in the articles of association) after failure to provide Diageo with information concerning interests in those shares required to be provided under the Companies Act 2006, unless the transfer is shown to the board to be pursuant to an arm’s length sale (as defined in the articles of association).

Shareholders’ Vote on Certain Transactions

The Companies Act 2006 provides for schemes of arrangement, which are arrangements or compromises between a company and any class of its shareholders or creditors and used in certain types of reconstructions, amalgamations, capital reorganizations or takeovers. These arrangements require the approval, at a special meeting convened by court order, of the shareholders or creditors of the relevant class to which the scheme relates.

Once approved at the court-convened meeting by a vote in favor by a majority in number and at least 75% in value of each relevant class of shareholder or creditor present in person or by proxy at the meeting and sanctioned by the court, all shareholders or creditors of the relevant class are bound by the terms of the scheme, and dissenting shareholders have no appraisal rights.

Under the rules of the UK Listing Authority, shareholder approval:

•	is usually required for an acquisition or disposal by a listed company if, generally, the size of the company or business to be acquired or disposed of represents 25% or more of the size of the listed company, as assessed according to the guidelines set out in the rules; and

•	may also be required for an acquisition or disposal of assets between a listed company and related parties, as defined in the rules of the UK Listing Authority.

In addition, the Companies Act also provides:

•	that where a takeover offer is made for the shares of a UK company; and

•

between the date of the offer and the date when the offer can no longer be accepted, the offeror has acquired or contracted to acquire at least 90% in value of the shares (and not less than 90% of the voting rights carried by those shares) of any class of shares to which the offer relates, the offeror may, within three months beginning on the last day on which the offer can be accepted or within six months of the date of the offer when that period ends earlier, serve notice to acquire compulsorily, on the terms of the offer, the shares of the relevant class in respect of which the offer has not been accepted. (A dissenting shareholder may object to the acquisition of his shares or its proposed terms by applying to the court within six weeks of the date on which notice of the compulsory acquisition was given. In the absence of fraud or oppression, the court is unlikely to order that the acquisition not take effect, but it may specify terms of the acquisition that it finds appropriate.)

A minority shareholder is also entitled in these circumstances, in the alternative, to require the offeror to acquire his shares on the terms of the offer.

Rights of Inspection and to Information

Except when closed under the provisions of the Companies Act 2006, the register and index of names of shareholders of an English company may be inspected during business hours:

•	for free, by its shareholders, including, in the case of Diageo, holders of Diageo ADRs; and

•	for a fee by any other person.

In both cases, the documents may be copied for a fee.

The shareholders of an English public company may also inspect, without charge, during business hours:

•	minutes of meetings of the shareholders and obtain copies of the minutes for a fee; and

•	service contracts of the company’s directors.

In addition, the published annual accounts of a public company are required to be available for shareholders at a general meeting and a shareholder is entitled to be sent a copy of these accounts and of all statutory reports required to be published by the company, at least 21 days before the date of Diageo’s annual general meeting. Under the Companies Act 2006, Diageo shareholders who hold shares on behalf of another person may nominate that person to receive a copy of all communications that Diageo sends to its shareholders (including Diageo’s annual accounts and reports). The shareholders of Diageo do not have rights to inspect the accounting records of Diageo or the minutes of meetings of its directors.

Shareholders’ Suits

Derivative Claims

English law permits a shareholder to initiate a lawsuit on behalf of the company only in limited circumstances.

Under the Companies Act 2006, a shareholder can bring a “derivative claim” in respect of a cause of action vested in Diageo and seek relief on behalf of Diageo. Such a derivative claim may be brought only in respect of a cause of action arising from an actual or proposed act or omission involving negligence, default, breach of duty or breach of trust by a director of Diageo. The cause of action may be against the director or another person (or both). A shareholder who brings such a derivative claim must apply to the court for permission to continue it and must disclose a prima facie case to be granted permission to bring the action.

Unfair Prejudice

The Companies Act 2006 permits a shareholder whose name is on the register of shareholders of the company to seek a court order:

•	when the company’s affairs are being or have been conducted in a manner unfairly prejudicial to the interests of all or some shareholders, including the shareholder making the claim; or

•	when any act or omission of the company is or would be so prejudicial.

An English court has wide discretion in granting relief in these circumstances and may authorize civil proceedings to be brought in the name of the company by a shareholder on the terms that the court directs.

Except in the limited circumstances described above, English law does not generally permit class action lawsuits by shareholders on behalf of the company or on behalf of other shareholders.

In order to become a shareholder and enforce these rights under English law, holders of Diageo ADRs are required to withdraw from the depositary at least one of their Diageo ordinary shares underlying the Diageo ADS. See “Description of Diageo American Depositary Shares—Deposit, Withdrawal and Cancellation” for information about how to withdraw Diageo ordinary shares.

Summary of Certain Other Provisions of Diageo’s Articles of Association

Objects and Purposes

The corporate objects and purposes of Diageo are unrestricted.

Directors’ Interests

Under Diageo’s articles of association, a director cannot vote in respect of any proposal in which the director, or any person connected with the director, has a material interest. However, this restriction on voting does not apply to resolutions (a) giving the director any guarantee, security or indemnity in respect of obligations or liabilities incurred for the benefit of Diageo or any of its subsidiaries, (b) giving any guarantee, security or indemnity to a third party in respect of obligations of Diageo or a subsidiary for which the director has assumed responsibility under an indemnity or guarantee or by giving security, (c) giving the director an indemnity where all other directors are being offered indemnities on substantially the same terms, (d) relating to funding by Diageo of the director’s expenditure on defending proceedings or doing of things enabling him to avoid incurring such expenditure where all other directors are being offered substantially the same arrangements, (e) relating to an offer of securities of Diageo or any of its subsidiaries in which the director participates or may participate as a holder of shares or other securities or in the underwriting, (f) relating to any contract in which the director is interested by virtue of the director’s interest in securities of Diageo or by reason of any other interest in or through Diageo, (g) concerning any other company (not being a company in which the director owns one per cent or more) in which the director is a shareholder or an officer or is otherwise interested directly or indirectly, (h) relating to any contract concerning the adoption, modification or operation of a pension fund, superannuation or similar scheme or retirement, death or disability benefits scheme or employees’ share scheme which relates both to directors and employees of Diageo equally, (i) relating to the arrangement of any employee benefit in which the director will share equally with other employees, and (j) relating to any insurance that Diageo purchases or maintains for its directors or any group of people, including directors.

Under Diageo’s articles of association, compensation awarded to executive directors may be decided by the board or any authorized committee of the board. The remuneration committee is responsible for making recommendations to the board concerning matters relating to remuneration policy. It is comprised of all the non-executive directors except for the chairman.

The directors are empowered to exercise all the powers of Diageo to borrow money, subject to the limitation that the aggregate amount of all liabilities and obligations of Diageo outstanding at any time shall not exceed an amount equal to twice the aggregate of Diageo’s share capital and reserves calculated in the manner prescribed in Diageo’s articles of association, unless sanctioned by an ordinary resolution of Diageo’s shareholders.

Directors are not required to hold any shares of Diageo as a qualification to act as a director.

DESCRIPTION OF AMERICAN DEPOSITARY SHARES

The ordinary shares of Diageo may be issued in the form of American depositary shares, or ADSs. Each Diageo ADS represents four ordinary shares of Diageo.

Citibank, N.A. is the depositary with respect to Diageo’s ADSs, which are evidenced by American depositary receipts, or ADRs. Each ADS represents an ownership interest in four ordinary shares deposited with the custodian, as agent of the depositary, under the deposit agreement among Diageo, the depositary and owners and beneficial owners of ADRs. Each ADS also represents any other securities, cash or other property which may be held by Citibank, N.A. as depositary.

The principal executive office of Citibank, N.A. and the office at which the ADRs will be administered is currently located at 388 Greenwich Street, New York, New York 10013, United States. Citibank, N.A. is a national banking association organized under the laws of the United States. The custodian will be Citibank, N.A. (London Branch) and its duties will be administered from its principal London office, currently located at 25 Molesworth Street, Lewisham, London SE13 7EX, United Kingdom.

You may hold ADSs either directly or indirectly through your broker or other financial institution. If you hold ADSs directly, by having an ADS registered in your name on the books of the depositary, you are an ADR holder. If you hold the ADSs through your broker or financial institution nominee, you must rely on the procedures of such broker or financial institution to assert the rights of an ADR holder described in this section. You should consult with your broker or financial institution to find out what those procedures are.

Diageo will not treat ADR holders as shareholders and ADR holders will not have shareholder rights. English law governs shareholder rights. The depositary will be the holder of the ordinary shares underlying your ADSs. As a holder of ADRs, you will have ADR holder rights, which are set out in the deposit agreement. The deposit agreement also sets out the rights and obligations of the depositary.

The following is a summary of the material terms of the deposit agreement. Because it is a summary, it does not contain all the information that may be important to you. For more complete information, you should read the entire form of deposit agreement and the form of ADR, which contain the terms of the ADSs. Please see “Where You Can Find More Information About Us” for information on how you can obtain a copy of the deposit agreement. Copies of the deposit agreement are also available for inspection at the offices of the depositary.

Share Dividends and Other Distributions

Diageo may make various types of distributions with respect to its securities. The depositary has agreed to pay to you the cash dividends or other distributions it or the custodian receives on ordinary shares or other deposited securities, after deducting its fees and expenses. You will receive these distributions in proportion to the number of underlying ordinary shares that your ADSs represent.

Except as stated below, to the extent the depositary is legally permitted it will deliver such distributions to ADR holders in proportion to their interests in the following manner:

•

Cash. Upon receiving notice from Diageo that Diageo intends to distribute a cash dividend or other cash distribution, the depositary will establish a record date for such distribution. As promptly as practicable following the receipt of a cash dividend or other cash distribution from Diageo, the depositary will: (i) if at the time of receipt thereof any amounts received in a foreign currency can, in the judgment of the depositary, be converted on a practicable basis into U.S. dollars transferable into the United States, promptly convert or cause to be converted such cash dividend or cash distributions into U.S. dollars, (ii) if applicable, establish a record date for the distribution and (iii) distribute promptly such U.S. dollar amount, net of applicable fees, charges and expenses of the depositary and taxes withheld. The depositary shall distribute only such amount as can be distributed without attributing to any ADR holder a fraction of one cent. Any such fractional amounts shall be rounded to the nearest whole cent and so distributed to ADR holders entitled thereto. If the depositary cannot reasonably make such conversion or obtain any governmental approval or license necessary for the conversion, the depositary will hold any unconvertible foreign currency for your account without liability for any interest or, upon request, will distribute the foreign currency to you. If exchange rates fluctuate during a time when the depositary cannot convert a foreign currency, you may lose some or all of the value of the distribution.

•	Shares. Upon receiving notice from Diageo that Diageo intends to distribute a share dividend or free distribution of ordinary shares, the depositary will establish a record date for such distribution. The depositary will then either (i) deliver additional ADSs representing such ordinary shares, or (ii) if additional ADSs are not so distributed, take all actions necessary so that each ADS issued and outstanding after the ADS record date shall, to the extent permissible by law, thenceforth also represent rights and interests in the additional ordinary shares distributed, in each case net of applicable fees, charges and expenses of the depositary and taxes withheld. Only whole ADSs will be issued. Any ordinary shares which would result in fractional ADSs will be sold and the net proceeds will be distributed to the ADR holders entitled to them.

•	Rights to receive additional shares. Upon receiving notice from Diageo that Diageo intends to distribute rights to subscribe for additional ordinary shares or other rights and that Diageo wishes such rights to be made available to holders of ADSs, the depositary shall, after consultation with Diageo, have discretion as to the procedure for making such rights available to any ADR holders or in disposing of such rights on behalf of any ADR holders and making, as promptly as practicable, the net proceeds available to such ADR holders. If, by the terms of the offering of rights or for any other reason, the depositary may not either make such rights available to any ADR holders or dispose of such rights on behalf of any ADR holders and make the net proceeds available to such ADR holders, then the depositary shall allow such rights to lapse. If the depositary determines in its reasonable discretion that it is not lawful or practicable to make such rights available to all or certain ADR holders, if Diageo does not furnish such evidence or if the depositary determines it is not lawful or practicable to distribute such rights to all or some of the registered holders, the depositary may:

•	distribute such rights only to the holders to whom the depositary has determined such distribution is lawful and practicable;

•	if practicable, sell rights in proportion to the number of ADSs held by registered holders to whom the depositary has determined it may not lawfully or practicably make such rights available and distribute the net proceeds as cash; or

•	allow rights in proportion to the number of ADSs held by registered holders to whom the depositary has determined it may not lawfully or practicably make such rights available to lapse, in which case such registered holders will receive nothing.

Diageo has no obligation to file a registration statement under the Securities Act of 1933, as amended, in order to make any rights available to ADR holders.

•	Other Distributions. Upon receiving notice from Diageo that Diageo intends to distribute securities or property other than those described above and that Diageo wishes such rights to be made available to holders of ADSs, the depositary may distribute such securities or property in any manner it deems equitable and practicable. To the extent the depositary deems distribution of such securities or property not to be practicable, the depositary may, after consultation with Diageo, adopt any method that it reasonably deems to be equitable and practical, including but not limited to the sale of such securities or property and distribution of any net proceeds in the same way that cash is distributed.

The depositary may choose any practical method of distribution for any specific ADR holder, including the distribution of securities or property, or it may retain such items, without paying interest on or investing them, on behalf of the ADR holder as deposited property.

There can be no assurances that the depositary will be able to convert any currency at a specified exchange rate or sell any property, rights, shares or other securities at a specified price, nor that any of such transactions can be completed within a specified time period.

Deposit, Withdrawal and Cancellation

The depositary will deliver ADSs if you or your broker deposit ordinary shares or evidence of rights to receive ordinary shares with the custodian. In the case of the ADSs to be issued under a prospectus supplement, Diageo may arrange with the underwriters named therein to deposit such ordinary shares if and as provided in the prospectus supplement.

Ordinary shares deposited with the custodian must also be accompanied by certain documents, including (a) in the case of certificated shares, instruments showing that such ordinary shares have been properly transferred or endorsed and (b) in the case of book-entry shares, confirmation of book-entry transfer and recordation, in each case to the person on whose behalf the deposit is being made.

The custodian will hold all deposited ordinary shares for the account of the depositary. ADR holders thus have no direct ownership interest in the ordinary shares and have only such rights as are contained in the deposit agreement. The deposited shares and any other securities, property or cash received by the depositary or the custodian and held under the deposit agreement are referred to as deposited property.

Upon each deposit of ordinary shares, receipt of related delivery documentation and compliance with the other provisions of the deposit agreement, including the payment of the fees and charges of the depositary and any taxes or other fees or charges owing, the depositary will issue and deliver ADSs in the name of the person entitled thereto and, if applicable, issue ADRs evidencing the number of ADSs to which such person is entitled. ADRs will be delivered at the depositary’s principal office.

The depositary will make arrangements for the acceptance of ADSs for book-entry settlement through The Depository Trust Company, or DTC. All ADSs held through DTC will be registered in the name of Cede & Co., the nominee for DTC. Unless issued as uncertificated ADSs, the ADSs registered in the name of Cede & Co. will be evidenced by one or more receipt(s) in the form of a “Balance Certificate,” which will provide that it represents the aggregate number of ADSs from time to time indicated in the records of the depositary as being issued to DTC hereunder and that the aggregate number of ADSs represented thereby may from time to time be increased or decreased by making adjustments on such records of the depositary and of DTC or Cede & Co.

When you turn in your ADSs (and, if applicable, the ADRs evidencing the ADSs) at the depositary’s office, the depositary will, upon payment of certain applicable fees, charges and taxes, and upon receipt of proper instructions, deliver the underlying ordinary shares to you. At your risk, expense and request, the depositary will deliver (to the extent permitted by law) deposited property at the depositary’s principal office.

The depositary may restrict the withdrawal of deposited securities only in connection with:

•	temporary delays caused by closing Diageo’s transfer books or those of the depositary or the deposit of ordinary shares in connection with voting at a shareholders’ meeting, or the payment of dividends;

•	the payment of fees, taxes and similar charges; or

•	compliance with any U.S. or foreign laws or governmental regulations relating to the ADSs or to the withdrawal of deposited securities.

This right of withdrawal may not be limited by any other provision of the deposit agreement.

Voting Rights

If you are an ADR holder and the depositary asks you to provide it with voting instructions, you may instruct the depositary how to exercise the voting rights for the ordinary shares which underlie your ADRs. After receiving voting materials from Diageo, the depositary will, if Diageo asks it to, notify the ADR holders of any shareholder meeting or solicitation of consents for proxies. This notice will describe how you may, subject to English law and the provisions of Diageo’s articles of association, instruct the depositary to exercise the voting rights for the ordinary shares which underlie your ADSs. For instructions to be valid, the depositary must receive them on or before the date specified. The depositary will try, as far as practical, subject to English law and the provisions of Diageo’s articles of association, to vote or to have its agents vote the shares or other deposited securities as you instruct. The depositary will not vote or attempt to exercise the right to vote that attaches to the shares or other deposited securities, other than in accordance with your instructions or deemed instructions. If the depositary does not receive instructions from you on or before the specified date and voting is by poll, the depositary will deem you to have instructed it to give a discretionary proxy to a person designated by Diageo to vote such deposited securities.

However, we cannot assure you that you will receive our voting materials in time for you to give the depositary instructions to vote any deposited securities. In addition, the depositary and its agents are not responsible for failing to carry out voting instructions to vote the deposited securities, if, for example, the instructions are not received in time to vote the amount of the deposited securities or if English or other applicable laws prohibit such voting.

Notwithstanding anything contained in the deposit agreement or any ADR, the depositary may, to the extent not prohibited by law or regulations, or by the requirements of the stock exchange on which the ADSs are listed, in lieu of distribution of the materials provided to the depositary in connection with any meeting of, or solicitation of consents or proxies from, holders of deposited securities, distribute to ADR holders a notice that provides ADR holders with, or otherwise publicizes to ADR holders, instructions on how to retrieve such materials or receive such materials upon request (i.e., by reference to a website containing the materials for retrieval or a contact for requesting copies of the materials).

Notwithstanding anything else contained in the deposit agreement or any ADR, the depositary shall not have any obligation to take any action with respect to any meeting, or solicitation of consents or proxies, of holders of deposited securities if the taking of such action would violate applicable U.S. laws. Diageo has agreed to take any and all actions reasonably necessary and as permitted by English law to enable ADR holders and beneficial owners to exercise the voting rights accruing to the deposited securities.

Record Dates

The depositary may fix record dates for the determination of the ADR holders who will be:

•	entitled to receive a dividend, distribution or rights, or

•	entitled to give instructions for the exercise of voting rights at a meeting of holders of ordinary shares or other deposited securities subject to the limitations discussed under “—Voting Rights” above, all subject to the provisions of the deposit agreement.

Reports and Other Communications

The depositary will make available for inspection by ADR holders any reports and communications from Diageo that are both received by the depositary as holder of deposited property and made generally available by Diageo to the holders of deposited property. Upon the request of Diageo, the depositary will send to you copies of reports furnished by Diageo pursuant to the deposit agreement.

Fees and Expenses

Pursuant to the deposit agreement, ADR holders may be required to pay various fees to the depositary, and the depositary may refuse to provide any service for which a fee is assessed until the applicable fee has been paid. In particular, the depositary, under the terms of the deposit agreement, shall charge a fee of up to $5.00 per 100 ADSs (or fraction thereof) relating to the issuance of ADSs; delivery of deposited securities against surrender of ADSs; distribution of cash dividends or other cash distributions (i.e. sale of rights and other entitlements); distribution of ADSs pursuant to stock dividends or other free stock distributions, or exercise of rights to purchase additional ADSs; distribution of securities other than ADSs or rights to purchase additional ADSs (i.e. spin-off shares); and depositary services.

In addition, ADR holders may be required under the deposit agreement to pay the depositary (i) taxes (including applicable interest and penalties) and other governmental charges; (ii) registration fees; (iii) certain cable, telex, and facsimile transmission and delivery expenses; (iv) the expenses and charges incurred by the depositary in the conversion of foreign currency; (v) such fees and expenses as are incurred by the depositary in connection with compliance with exchange control regulations and other regulatory requirements; and (vi) the fees and expenses incurred by the depositary, the custodian, or any nominee in connection with the servicing or delivery of ADSs. The depositary may (i) withhold dividends or other distributions or sell any or all of the ordinary shares underlying the ADSs in order to satisfy any tax or governmental charge and (ii) deduct from any cash distribution the applicable fees and charges of, and expenses incurred by, the depositary and any taxes, duties or other governmental charges on account.

Payment of Taxes

ADR holders must pay any tax or other governmental charge payable by the custodian or the depositary on any ADSs or ADRs (as applicable), deposited property or distribution. If an ADR holder owes any tax or other governmental charge with respect to ADRs, the depositary may deduct the amount thereof from any cash distributions, or sell deposited property and deduct the amount owing from the net proceeds of such sale. In either case the ADR holder remains liable for any shortfall. Additionally, if any tax or governmental charge is unpaid, the depositary may also refuse to effect any registration, registration of transfer, split-up or combination of deposited securities or withdrawal of deposited property (except under limited circumstances mandated by securities regulations). If any tax or governmental charge is required to be withheld on any non-cash distribution, the depositary may sell the distributed property or securities to pay such taxes and distribute any remaining net proceeds to the ADR holders entitled to them. ADR holders agree to indemnify the depositary, the Diageo, the custodian, and any of their affiliates for any claims with respect to taxes arising from any tax benefit obtained for such ADR holders.

Reclassifications, Recapitalizations and Mergers

If Diageo takes actions that affect the deposited securities, including any change in par value, split-up, consolidation or other reclassification of deposited securities or any recapitalization, reorganization, merger, consolidation, sale of assets or other similar action, then the depositary may, and will if Diageo asks it to:

•	distribute additional or amended ADRs;

•	distribute cash, securities or other property it has received in connection with such actions; or

•	sell any securities or property received and distribute the proceeds as cash.

If the depositary does not choose any of the above options, any of the cash, securities or other property it receives will constitute part of the deposited property and each ADS will then represent a proportionate interest in such property.

Amendment and Termination

Diageo may agree with the depositary to amend the deposit agreement and the ADSs without your consent for any reason. ADR holders must be given at least 30 days’ notice of any amendment that imposes or increases any fees or charges (except for taxes and other charges specifically payable by ADR holders under the deposit agreement), or affects any substantial existing right of ADR holders. If an ADR holder continues to hold ADRs when an amendment has become effective such ADR holder is deemed to agree to such amendment.

No amendment will impair your right to surrender your ADSs and receive the underlying securities except to comply with mandatory provisions of applicable law.

The depositary will terminate the deposit agreement if Diageo asks it to do so. The depositary may also terminate the deposit agreement if the depositary has told Diageo that it would like to resign and Diageo has not appointed a new depositary bank within 180 days. In either case, the depositary must notify you at least 90 days before termination. After termination, the depositary’s only responsibility will be (i) to advise you that the deposit agreement is terminated, (ii) to collect distributions on the deposited securities (iii) to sell rights and other property, and (iv) to deliver ordinary shares and other deposited securities upon cancellation of the ADRs. At any time from the termination date, the depositary may sell the deposited property which remains and hold the net proceeds of such sales and any other cash it is holding under the deposit agreement, without liability for interest, for the pro rata benefit of ADR holders who have not yet surrendered their ADRs. After making such sale, the depositary shall have no obligations except to account for such proceeds and other cash. The depositary will not be required to invest such proceeds or pay interest on them.

Limitations on Obligations and Liability to ADR Holders

The deposit agreement expressly limits the obligations and liability of the depositary, Diageo and their respective agents. Neither Diageo nor the depositary assumes any obligation nor shall either of them be subject to any liability under the deposit agreement to any ADR holder, except that they each agree to perform their respective obligations specifically set forth in the deposit agreement without negligence or bad faith. Neither Diageo nor the depositary will be liable if:

•	law, regulation, the provisions of or governing any deposited securities, act of God, war or other circumstance beyond its control shall prevent, delay or subject to any civil or criminal penalty any act which the deposit agreement or the ADRs provide shall be done or performed by it;

•	it exercises or fails to exercise discretion permitted under the deposit agreement or the ADR;

•	it performs its obligations specifically set forth in the deposit agreement without negligence or bad faith; or

•	it takes any action or inaction by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting ordinary shares for deposit, any registered holder of ADRs, or any other person believed by it to be competent to give such advice or information.

In the deposit agreement, Diageo agrees to indemnify Citibank, N.A. for acting as depositary, except for losses caused by Citibank, N.A.’s own negligence or bad faith, and Citibank, N.A. agrees to indemnify Diageo for losses resulting from its negligence or bad faith.

The depositary will not be responsible for failing to carry out instructions to vote the deposited securities or for the manner in which the deposited securities are voted or the effect of the vote.

The depositary may own and deal in deposited securities and in ADSs.

Neither Diageo nor the depositary nor any of their respective directors, employees, agents or affiliates shall incur any liability for any consequential or punitive damages for any breach of the terms of the deposit agreement.

Disclosure of Interests

Diageo may request that you provide such information as it may request in a notice pursuant to the Companies Acts, as described above under “Description of Ordinary Shares—Disclosure of Interests in Diageo’s Shares”. In addition, you must comply with the provisions of the Companies Acts with regard to the notification to Diageo of interests in Diageo’s shares, as described above under “Description of Ordinary Shares—Disclosure of Interests in Diageo’s Shares”.

Requirements for Depositary Actions

Before the depositary will deliver or register a transfer of an ADS, make a distribution on an ADS, or permit withdrawal of deposited property, the depositary may require:

•	payment of stock transfer or other taxes or other governmental charge and transfer or registration fees charged by third parties for the transfer of any ordinary shares or other deposited securities;

•	satisfactory proof of the identity and genuineness of any signature; and

•	compliance with regulations it may establish, from time to time, consistent with the deposit agreement, including presentation of transfer documents.

The depositary may refuse to issue ADSs or register transfers of ADSs generally if the register for ADSs or any deposited securities are closed or at any time or if the depositary or Diageo thinks it advisable to do so.

Books of Depositary

The depositary or its agent will maintain a register for the registration, registration of transfer, combination and split-up of ADSs and, if applicable, ADRs evidencing such ADSs. You may inspect such records at such office during regular business hours, but solely for the purpose of communicating with other holders in the interest of business matters relating to the deposit agreement.

The depositary will maintain facilities to record and process the issuance, cancellation, combination, split-up and transfer of ADSs. These facilities may be closed from time to time when the depositary considers it expedient to do so.

Pre-Release of ADSs

The depositary may deliver ADSs prior to the deposit of ordinary shares with the custodian. This is called a pre-release of the ADSs. A pre-release is closed out as soon as the underlying ordinary shares (or other ADSs) are delivered to the depositary. The depositary may pre-release ADSs only if:

•	the depositary has received collateral for the full market value of the pre-released ADRs;

•	the depositary is able to terminate the pre-release on not more than five business days’ notice; and

•	the person to whom the pre-release is being made represents in writing that it:

•	owns the underlying ordinary shares;

•	assigns all rights in such ordinary shares to the depositary; and

•	holds such ordinary shares for the account of the depositary.

In addition, the depositary will limit the number of ADSs that may be outstanding at any time as a result of pre-release, although the depositary may disregard the limit from time to time, if it thinks it is appropriate to do so.

Governing Law

The deposit agreement and the ADRs shall be interpreted and all rights and provisions thereof are governed by the laws of the State of New York. Notwithstanding anything contained in the deposit agreement, any ADR or any present or future provisions of the laws of the State of New York, the rights of ADR holders and the obligations and duties of Diageo in respect of the holders of ADR holders shall be governed by the laws of England and Wales (or, if applicable, such other laws as may govern the deposited securities).

CLEARANCE AND SETTLEMENT

Securities we issue may be held through one or more international and domestic clearing systems. The principal clearing systems we will use are the book-entry systems operated by The Depository Trust Company, or DTC, in the United States, Clearstream Banking, société anonyme, or Clearstream, Luxembourg, in Luxembourg and Euroclear Bank S.A./N.V., or Euroclear, in Brussels, Belgium. These systems have established electronic securities and payment transfer, processing, depositary and custodial links among themselves and others, either directly or through custodians and depositaries. These links allow securities to be issued, held and transferred among the clearing systems without the physical transfer of certificates.

Special procedures to facilitate clearance and settlement have been established among these clearing systems to trade securities across borders in the secondary market. Where payments for securities we issue in global form will be made in U.S. dollars, these procedures can be used for cross-market transfers and the securities will be cleared and settled on a delivery against payment basis.

Global securities will be registered in the name of a nominee for, and accepted for settlement and clearance by, one or more of, Euroclear, Clearstream, Luxembourg, DTC and any other clearing system identified in the applicable prospectus supplement.

Cross-market transfers of securities that are not in global form may be cleared and settled in accordance with other procedures that may be established among the clearing systems for these securities.

The policies of DTC, Clearstream, Luxembourg and Euroclear will govern payments, transfers, exchange and other matters relating to the investors’ interests in securities held by them. This is also true for any other clearance system that may be named in a prospectus supplement.

Clearstream, Luxembourg and Euroclear hold interests on behalf of their participants through customers’ securities accounts in Clearstream Luxembourg’s and Euroclear’s names on the books of their respective depositaries which, in the case of securities for which a global security in registered form is deposited with DTC, in turn hold such interests in customers’ securities accounts in the depositaries’ names on the books of DTC.

Neither we nor the trustee nor any of our or its agents has any responsibility for any aspect of the actions of DTC, Clearstream, Luxembourg or Euroclear or any of their direct or indirect participants. Neither we nor the trustee nor any of our or its agents has any responsibility for any aspect of the records kept by DTC, Clearstream, Luxembourg or Euroclear or any of their direct or indirect participants. Neither we nor the trustee nor any of our or its agents has any supervise these systems in any way. This is also true for any other clearing system indicated in a prospectus supplement.

DTC, Clearstream, Luxembourg, Euroclear and their participants perform these clearance and settlement functions under agreements they have made with one another or with their customers. You should be aware that DTC, Clearstream, Luxembourg, Euroclear and their participants are not obligated to perform these procedures and may modify them or discontinue them at any time.

The description of the clearing systems in this section reflects our understanding of the rules and procedures of DTC, Clearstream, Luxembourg and Euroclear as they are currently in effect. Those systems could change their rules and procedures at any time.

The Clearing Systems

DTC

DTC has previously advised us as follows:

•	DTC is:

•	a limited purpose trust company organized under the laws of the State of New York;

•	a “banking organization” within the meaning of New York Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended.

•	DTC holds securities deposited with it by its participants and facilitates the settlement of transactions among its participants in such securities through electronic computerized book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of securities certificates. Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations.

•	DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly.

•	The rules applicable to DTC and DTC participants are on file with the SEC.

Clearstream, Luxembourg

Clearstream, Luxembourg has previously advised us as follows:

•	Clearstream, Luxembourg is a duly licensed bank organized as a société anonyme incorporated under the laws of Luxembourg and is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier).

•	Clearstream, Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions among them. It does so through electronic book-entry transfers between the accounts of its customers. This eliminates the need for physical movement of certificates.

•	Clearstream, Luxembourg provides other services to its customers, including safekeeping, administration, clearance and settlement of internationally traded securities and lending and borrowing of securities. It interfaces with the domestic markets in over 30 countries through established depositary and custodial relationships.

•	Clearstream, Luxembourg’s customers include worldwide securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other professional financial intermediaries. Its U.S. customers are limited to securities brokers and dealers and banks.

•	Indirect access to the Clearstream, Luxembourg system is also available to others that clear through Clearstream, Luxembourg customers or that have custodial relationships with its customers, such as banks, brokers, dealers and trust companies.

Euroclear

Euroclear has previously advised us as follows:

•	Euroclear is incorporated under the laws of Belgium as a bank and is subject to regulation by the Belgian Financial Services and Markets Authority (L’Autorité des Services et Marchés Financiers) and the National Bank of Belgium (Banque Nationale de Belgique).

•	Euroclear holds securities for its customers and facilitates the clearance and settlement of securities transactions among them. It does so through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates.

•	Euroclear provides other services to its customers, including credit, custody, lending and borrowing of securities and tri-party collateral management. It interfaces with the domestic markets of several countries.

•	Euroclear customers include banks, including central banks, securities brokers and dealers, trust companies and clearing corporations and may include certain other professional financial intermediaries.

•	Indirect access to the Euroclear system is also available to others that clear through Euroclear customers or that have custodial relationships with Euroclear customers.

•	All securities in Euroclear are held on a fungible basis. This means that specific certificates are not matched to specific securities clearance accounts.

Other Clearing Systems

We may choose any other clearing system for a particular series of securities. The clearance and settlement procedures for the clearing system we choose will be described in the applicable prospectus supplement.

Primary Distribution

The distribution of the securities will be cleared through one or more of the clearing systems that we have described above or any other clearing system that is specified in the applicable prospectus supplement. Payment for securities will be made on a delivery versus payment or free delivery basis. These payment procedures will be more fully described in the applicable prospectus supplement.

Clearance and settlement procedures may vary from one series of securities to another according to the currency that is chosen for the specific series of securities. Customary clearance and settlement procedures are described below.

We will submit applications to the relevant system or systems for the securities to be accepted for clearance. The clearance numbers that are applicable to each clearance system will be specified in the prospectus supplement.

Clearance and Settlement Procedures—DTC

DTC participants that hold securities through DTC on behalf of investors will follow the settlement practices applicable to U.S. corporate debt obligations in DTC’s Same-Day Funds Settlement System, or such other procedures as are applicable for other securities.

Securities will be credited to the securities custody accounts of these DTC participants against payment in same-day funds, for payments in U.S. dollars, on the settlement date. For payments in a currency other than U.S. dollars, securities will be credited free of payment on the settlement date.

Clearance and Settlement Procedures—Euroclear and Clearstream, Luxembourg

We understand that investors that hold their securities through Euroclear or Clearstream, Luxembourg accounts will follow the settlement procedures that are applicable to conventional Eurobonds in registered form for debt securities, or such other procedures as are applicable for other securities.

Securities will be credited to the securities custody accounts of Euroclear and Clearstream, Luxembourg participants on the business day following the settlement date, for value on the settlement date. They will be credited either free of payment or against payment for value on the settlement date.

Secondary Market Trading

Trading Between DTC Participants

Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC’s rules. Secondary market trading will be settled using procedures applicable to U.S. corporate debt obligations in DTC’s Same-Day Funds Settlement System for debt securities, or such other procedures as are applicable for other securities.

If payment is made in U.S. dollars, settlement will be in same-day funds. If payment is made in a currency other than U.S. dollars, settlement will be free of payment. If payment is made other than in U.S. dollars, separate payment arrangements outside of the DTC system must be made between the DTC participants involved.

Trading Between Euroclear and/or Clearstream, Luxembourg Participants

We understand that secondary market trading between Euroclear and/or Clearstream, Luxembourg participants will occur in the ordinary way following the applicable rules and operating procedures of Euroclear and Clearstream, Luxembourg. Secondary market trading will be settled using procedures applicable to conventional Eurobonds in registered form for debt securities, or such other procedures as are applicable for other securities.

Trading Between a DTC Seller and a Euroclear or Clearstream, Luxembourg Purchaser

A purchaser of securities that are held in the account of a DTC participant must send instructions to Euroclear or Clearstream, Luxembourg at least one business day prior to settlement. The instructions will provide for the transfer of the securities from the selling DTC participant’s account to the account of the purchasing Euroclear or Clearstream, Luxembourg participant. Euroclear or Clearstream, Luxembourg, as the case may be, will then instruct the common depositary for Euroclear and Clearstream, Luxembourg to receive the securities either against payment or free of payment.

The interests in the securities will be credited to the relevant clearing system. The clearing system will then credit the account of the participant, following its usual procedures. Credit for the securities will appear on the next day, European time. Cash debit will be back-valued to, and the interest on the securities will accrue from, the value date, which would be the preceding day, when settlement occurs in New York. If the trade fails and settlement is not completed on the intended date, the Euroclear or Clearstream, Luxembourg cash debit will be valued as of the actual settlement date instead.

Euroclear participants or Clearstream, Luxembourg participants will need the funds necessary to process same-day funds settlement. The most direct means of doing this is to pre-position funds for settlement, either from cash or from existing lines of credit, as for any settlement occurring within Euroclear or Clearstream, Luxembourg. Under this approach, participants may take on credit exposure to Euroclear or Clearstream, Luxembourg until the securities are credited to their accounts one business day later.

As an alternative, if Euroclear or Clearstream, Luxembourg has extended a line of credit to them, participants can choose not to pre-position funds and will instead allow that credit line to be drawn upon to finance settlement. Under this procedure, Euroclear participants or Clearstream, Luxembourg participants purchasing securities would incur overdraft charges for one business day (assuming they cleared the overdraft as soon as the securities were credited to their accounts). However, interest on the securities would accrue from the value date. Therefore, in many cases, the investment income on securities that is earned during that one business day period may substantially reduce or offset the amount of the overdraft charges. This result will, however, depend on each participant’s particular cost of funds.

Because the settlement will take place during New York business hours, DTC participants will use their usual procedures to deliver securities to the depositary on behalf of Euroclear participants or Clearstream, Luxembourg participants. The sale proceeds will be available to the DTC seller on the settlement date. For the DTC participants, then, a cross-market transaction will settle no differently than a trade between two DTC participants.

Special Timing Considerations

You should be aware that investors will be able to make and receive deliveries, payments and other communications involving the securities through Clearstream, Luxembourg and Euroclear only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

In addition, because of time-zone differences, there may be problems with completing transactions involving Clearstream, Luxembourg and Euroclear on the same business day as in the United States. U.S. investors who wish to transfer their interests in the securities, or to receive or make a payment or delivery of the securities, on a particular day, may find that the transactions will not be performed until the next business day in Luxembourg or Brussels, depending on whether Clearstream, Luxembourg or Euroclear is used.

TAXATION

United States Taxation

This section describes the material United States federal income tax consequences of acquiring, owning and disposing of securities we may offer pursuant to this prospectus. It applies to you only if you acquire the offered securities in an offering or offerings contemplated by this prospectus and you hold the offered securities as capital assets for tax purposes. This section is the opinion of Sullivan & Cromwell LLP, U.S. counsel to the issuer. This section does not apply to you if you are a member of a special class of holders subject to special rules, including:

•	a dealer in securities or currencies,

•	a trader in securities that elects to use a mark-to-market method of tax accounting for its securities holdings,

•	a tax-exempt organization,

•	a life insurance company,

•	in the case of debt securities, a bank,

•	in the case of warrants, shares or ADSs, a person that actually or constructively owns 10% or more of the combined voting power of voting stock of Diageo or of the total value of stock of Diageo,

•	a person that holds offered securities as part of a straddle or a hedging or conversion transaction (including, in the case of debt securities, debt securities owned as a hedge, or that are hedged, against interest rate or currency risks),

•	a person that purchases or sells securities as part of a wash sale for tax purposes,

•	a person liable for alternative minimum tax, or

•	a United States holder (as defined below) whose functional currency is not the U.S. dollar.

If a partnership holds the offered securities, the United States federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. Partnerships holding the offered securities and their partners should consult their tax advisors with regard to the United States federal income tax treatment of an investment in the offered securities.

This section is based on the Internal Revenue Code of 1986, as amended (the “Code”), its legislative history, existing and proposed regulations under the Code, published rulings and court decisions, all as of the date hereof. These laws are subject to change, possibly on a retroactive basis.

You are a United States holder if you are a beneficial owner of an offered security and you are for United States federal income tax purposes:

•	a citizen or resident of the United States,

•	a domestic corporation,

•	an estate whose income is subject to United States federal income tax regardless of its source, or

•	a trust if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust.

You are a United States alien holder if you are the beneficial owner of an offered security and are, for United States federal income tax purposes:

•	a nonresident alien individual;

•	a foreign corporation; or

•	an estate or trust that in either case is not subject to United States federal income tax on a net income basis on income or gain from the security.

You should consult your own tax advisor regarding the United States federal, state and local and other tax consequences of owning and disposing of offered securities in your particular circumstances.

United States Taxation of Shares and ADSs

This section is based in part upon the representations of the Depositary and the assumption that each obligation in the Deposit Agreement and any related agreement will be performed in accordance with its terms. In general, and taking into account this assumption, for United States federal income tax purposes, if you hold ADRs evidencing ADSs, you will be treated as the owner of the ordinary shares represented by those ADRs. Exchanges of ordinary shares for ADSs, and ADSs for ordinary shares, generally will not be subject to United States federal income tax.

Dividends

United States Holders. Under the United States federal income tax laws, and subject to the passive foreign investment company rules discussed below, if you are a United States holder, the gross amount of any dividend (other than certain pro rata distributions of ordinary shares) paid by Diageo out of its current or accumulated earnings and profits (as determined for United States federal income tax purposes) is subject to United States federal income taxation. If you are a noncorporate United States holder, dividends paid to you will be taxable to you at the preferential rates applicable to long-term capital gains, provided that you hold the shares or ADSs for more than 60 days during the 121-day period beginning 60 days before the ex-dividend date or, in the case of preference shares, if the dividend is attributable to a period or periods aggregating over 366 days, that you hold the preference shares for more than 90 days during the 181-day period beginning 90 days before the ex-dividend date, and in each case meet certain other holding period requirements. Dividends we pay with respect to the shares or ADSs generally will be qualified dividend income.

The dividend is taxable to you when you, in the case of shares, or the Depositary, in the case of ADSs, receive the dividend, actually or constructively. The dividend will not be eligible for the dividends-received deduction generally allowed to United States corporations in respect of dividends received from other United States corporations. The amount of the dividend distribution that you must include in your income as a United States holder will be the U.S. dollar value of the pound sterling payments made, determined at the spot pound sterling/U.S. dollar rate on the date the dividend distribution is includible in your income, regardless of whether the payment is in fact converted into U.S. dollars. Generally, any gain or loss resulting from currency exchange fluctuations during the period from the date you include the dividend payment in income to the date you convert the payment into U.S. dollars or other property will be treated as ordinary income or loss and will not be eligible for the special tax rate applicable to qualified dividend income. The gain or loss generally will be income or loss from sources within the United States for foreign tax credit limitation purposes. Distributions in excess of current and accumulated earnings and profits, as determined for United States federal income tax purposes, will be treated as a non-taxable return of capital to the extent of your basis in the shares or ADSs and thereafter as capital gain. However, we do not expect to calculate earnings and profits in accordance with United States federal income tax principles. Accordingly, you should expect to generally treat distributions we make as dividends.

Dividends will be income from sources outside the United States and generally will be “passive” income for purposes of computing the foreign tax credit allowable to you. Special rules apply in determining the foreign tax credit limitation with respect to dividends that are subject to the preferential tax rates applicable to qualified dividend income.

United States Alien Holders. If you are a United States alien holder, dividends paid to you in respect of shares or ADSs will not be subject to United States federal income tax unless the dividends are “effectively connected” with your conduct of a trade or business within the United States, and the dividends are attributable to a permanent establishment that you maintain in the United States if that is required by an applicable income tax treaty as a condition for subjecting you to United States taxation on a net income basis. In such cases you generally will be taxed in the same manner as a United States holder. If you are a corporate United States alien holder, “effectively connected” dividends may, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate.

Capital Gains

United States Holders. Subject to the passive foreign investment company rules discussed below, if you are a United States holder and you sell or otherwise dispose of your shares or ADSs, you will recognize capital gain or loss for United States federal income tax purposes equal to the difference between the U.S. dollar value of the amount that you realize and your tax basis, determined in U.S. dollars, in your shares or ADSs. Capital gain of a noncorporate United States holder is generally taxed at preferential rates where the holder has a holding period greater than one year. The gain or loss will generally be income or loss from sources within the United States for foreign tax credit limitation purposes.

United States Alien Holders. If you are a United States alien holder, you will not be subject to United States federal income tax on gain recognized on the sale or other disposition of your shares or ADSs unless:

•	the gain is “effectively connected” with your conduct of a trade or business in the United States, and the gain is attributable to a permanent establishment that you maintain in the United States if that is required by an applicable income tax treaty as a condition for subjecting you to United States taxation on a net income basis, or

•	you are an individual, you are present in the United States for 183 or more days in the taxable year of the sale and certain other conditions exist.

If you are a corporate United States alien holder, “effectively connected” gains that you recognize may also, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate.

Passive Foreign Investment Company Rules

We believe that our shares and ADSs should not be treated as stock of a passive foreign investment company, or PFIC, for United States federal income tax purposes, but this conclusion is a factual determination that is made annually and thus may be subject to change. If we were to be treated as a PFIC, any gain realized on the sale or other disposition of your shares or ADSs would in general not be treated as capital gain. Instead, if you are a United States holder, you would generally be treated as if you had realized any gain and certain “excess distributions” ratably over your holding period for the shares or ADSs. Amounts allocated to the current year and any year before we were a PFIC would be taxed as ordinary income and amounts allocated to other years would be taxed at the highest tax rate in effect for each such year, and would be subject to an interest charge in respect of the tax attributable to each such year. In addition, dividends that you receive from Diageo would not be eligible for the preferential tax rate if Diageo were a PFIC (or treated as a PFIC with respect to you) either in the taxable year of the distribution or the preceding taxable year, but instead would be taxable at rates applicable to ordinary income.

Medicare Tax

A United States holder that is an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, is subject to a 3.8% tax (referred to as the Medicare Tax) on the lesser of (1) the United States holder’s “net investment income” (or “undistributed net investment income” in the case of an estate or trust) for the relevant taxable year and (2) the excess of the United States holder’s modified adjusted gross income for the taxable year over a certain threshold (which threshold in the case of individuals will be between $125,000 and $250,000, depending on the individual’s circumstances). A United States holder’s net investment income will generally include its dividend income and its net gains from the disposition of shares or ADSs, unless such dividend income or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). If you are a United States holder that is an individual, estate or trust, you are urged to consult your tax advisors regarding the applicability of the Medicare tax to your income and gains in respect of your investment in the shares or ADSs.

Information with Respect to Foreign Financial Assets

Owners of “specified foreign financial assets” with an aggregate value in excess of $50,000 (or, in certain cases, a higher threshold) may be required to file an information report with respect to such assets with their tax returns.

“Specified foreign financial assets” include any financial accounts maintained by foreign financial institutions, as well as any of the following, but only if they are held for investment and not held in accounts maintained by financial institutions: (i) stocks and securities issued by non-United States persons, (ii) financial instruments and contracts that have non-United States issuers or counterparties, and (iii) interests in foreign entities. United States holders are urged to consult their tax advisors regarding the application of this reporting requirement to their ownership of the shares or ADSs.

Backup Withholding and Information Reporting

If you are a noncorporate United States holder, information reporting requirements, on Internal Revenue Service Form 1099, generally will apply to dividend payments or other taxable distributions made to you within the United States, and the payment of proceeds to you from the sale of shares or ADSs effected at a United States office of a broker.

Additionally, backup withholding may apply to such payments if you fail to comply with applicable certification requirements or (in the case of dividend payments) are notified by the IRS that you have failed to report all interest and dividends required to be shown on your federal income tax returns.

If you are a United States alien holder, you are generally exempt from backup withholding and information reporting requirements with respect to dividend payments made to you outside the United States by us or another non-United States payor. You are also generally exempt from backup withholding and information reporting requirements in respect of dividend payments made within the United States and the payment of the proceeds from the sale of shares or ADSs effected at a United States office of a broker, as long as either (i) the payor or broker does not have actual knowledge or reason to know that you are a United States person and you have furnished a valid IRS Form W-8 or other documentation upon which the payor or broker may rely to treat the payments as made to a non-United States person, or (ii) you otherwise establish an exemption.

Payment of the proceeds from the sale of shares or ADSs effected at a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, a sale effected at a foreign office of a broker could be subject to information reporting in the same manner as a sale within the United States (and in certain cases may be subject to backup withholding as well) if (i) the broker has certain connections to the United States, (ii) the proceeds or confirmation are sent to the United States or (iii) the sale has certain other specified connections with the United States.

You generally may obtain a refund of any amounts withheld under the backup withholding rules that exceed your income tax liability by filing a refund claim with the United States Internal Revenue Service.

United States Taxation of Warrants, Purchase Contracts and Units

A prospectus supplement will describe, if applicable, the United States federal income tax consequences of your ownership of warrants, purchase contracts and/or units and any equity or debt securities issued together with any or all of them.

United States Taxation of Debt Securities

This discussion describes the material United States federal income tax consequences of owning the debt securities described in this prospectus.

This discussion deals only with debt securities that are treated as debt for United States federal income tax purposes and are due to mature 30 years or less from the date on which they are issued. The United States federal income tax consequences of owning debt securities not treated as debt for United States federal income tax purposes or that are due to mature more than 30 years from their date of issue and any other debt securities with special United States federal income tax consequences will be discussed in the applicable prospectus supplement. This discussion is based on the Code, its legislative history, existing and proposed regulations under the Code, published rulings and court decisions, all as of the date hereof. These laws are subject to change, possibly on a retroactive basis.

United States Holders

If you are not a United States holder, this section does not apply to you, and you should see the sections entitled “—United States Taxation of Debt Securities—United States Alien Holders (Diageo Investment)” and “—United States Taxation of Debt Securities—United States Alien Holders (Diageo or Diageo Capital)” below for information that may apply to you.

Under recently enacted legislation, United States holders that use an accrual method of accounting for tax purposes generally will be required to include certain amounts in income no later than the time such amounts are reflected on certain financial statements. The application of this rule thus may require the accrual of income earlier than would be the case under the general tax rules described below, although the precise application of this rule is unclear at this time. This rule generally will be effective for tax years beginning after December 31, 2017 or, for notes issued with original issue discount, for tax years beginning after December 31, 2018. United States holders that use an accrual method of accounting should consult with their tax advisors regarding the potential applicability of this legislation to their particular situation.

Payments of Interest. Except as described below in the case of interest on a “discount debt security” that is not “qualified stated interest”, each as defined later under “—Original Issue Discount—General”, you will be taxed on any interest (including any additional amounts) on your debt security, whether payable in U.S. dollars or a currency, composite currency or basket of currencies other than U.S. dollars, as ordinary income at the time you receive the interest or at the time it accrues, depending on your method of accounting for tax purposes. We refer to a currency, composite currency or basket of currencies other than U.S. dollars as foreign currency throughout this section.

Interest paid on, and original issue discount (as described later under “—Original Issue Discount”), if any, accrued with respect to the debt securities that are issued by Diageo Investment constitutes income from sources within the United States.

Interest paid on, and original issue discount (as described later under “—Original Issue Discount”), if any, accrued with respect to the debt securities that are issued by Diageo or Diageo Capital constitutes income from sources outside the United States and generally will be “passive” income for purposes of the rules regarding the foreign tax credit allowable to a United States holder.

Cash Basis Taxpayers. If you are a taxpayer that uses the “cash receipts and disbursements” method of accounting for tax purposes and you receive an interest payment that is denominated in, or determined by reference to, a foreign currency, you must recognize income equal to the U.S. dollar value of the interest payment, based on the exchange rate in effect on the date of receipt, regardless of whether you actually convert the payment into U.S. dollars on such date.

Accrual Basis Taxpayers. If you are a taxpayer that uses the accrual method of accounting for tax purposes, you may determine the amount of income that you recognize with respect to an interest payment denominated in, or determined by reference to, a foreign currency by using one of two methods. Under the first method, you will determine the amount of income accrued based on the average exchange rate in effect during the interest accrual period (or, with respect to an accrual period that spans two taxable years, that part of the period within the taxable year).

If you elect the second method, you determine the amount of income accrued on the basis of the exchange rate in effect on the last day of the accrual period (or, in the case of an accrual period that spans two taxable years, the exchange rate in effect on the last day of the part of the period within the taxable year). Additionally, under this second method, if you receive a payment of interest within five business days of the last day of your accrual period or taxable year, you may instead translate the interest accrued into U.S. dollars at the exchange rate in effect on the day that you actually receive the interest payment. If you elect the second method it will apply to all debt instruments that you own at the beginning of the first taxable year to which the election applies and to all debt instruments that you thereafter acquire. You may not revoke this election without the consent of the Internal Revenue Service.

When you actually receive an interest payment, including a payment attributable to accrued but unpaid interest upon the sale or retirement of your debt security, denominated in, or determined by reference to, a foreign currency for which you accrued an amount of income, you will recognize ordinary income or loss equal to the difference, if any, between the amount received (translated into U.S. dollars at the spot rate on the date of receipt) and the amount previously accrued, regardless of whether you actually convert the payment into U.S. dollars on such date.

Original Issue Discount. General. If you own a debt security, other than a debt security with a term of one year or less, referred to as a “short-term debt security”, it will be treated as issued at an original issue discount, referred to as a “discount debt security”, if the amount by which the debt security’s “stated redemption price at maturity” exceeds its “issue price” is more than a “de minimis amount”. All three terms are defined below. Generally, a debt security’s “issue price” will be the first price at which a substantial amount of debt securities included in the issue of which the debt security is a part are sold for cash to persons other than bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents, or wholesalers. A debt security’s “stated redemption price at maturity” is the total of all payments provided by the debt security that are not payments of “qualified stated interest”. Generally, an interest payment on a debt security is “qualified stated interest” if it is one of a series of stated interest payments on a debt security that are unconditionally payable at least annually at a single fixed rate (with certain exceptions for lower rates paid during some periods) applied to the outstanding principal amount of the debt security. There are special rules for “variable rate debt securities” that we discuss below under “—Variable Rate Debt Securities”.

In general, your debt security is not a discount debt security if the amount by which its “stated redemption price at maturity” exceeds its “issue price” is less than  1⁄4 of 1 percent of its stated redemption price at maturity multiplied by the number of complete years to its maturity, referred to as the “de minimis amount”. Your debt security will have “de minimis original issue discount” if the amount of the excess is less than the de minimis amount. If your debt security has “de minimis original issue discount”, you must include it in income as stated principal payments are made on the debt security, unless you make the election described below under “—Election to Treat All Interest as Original Issue Discount”. You can determine the includible amount with respect to each such payment by multiplying the total amount of your debt security’s de minimis original issue discount by a fraction equal to:

•	the amount of the principal payment made divided by:

•	the stated principal amount of the debt security.

Inclusion of Original Issue Discount in Income. Generally, you must include original issue discount, or OID, with respect to your discount debt security in income before you receive cash attributable to that income. The amount of OID that you must include in income is calculated using a constant- yield method, and generally you will include increasingly greater amounts of OID in income over the life of your discount debt security. More specifically, you can calculate the amount of OID that you must include in income by adding the daily portions of OID with respect to your discount debt security for each day during the taxable year or portion of the taxable year that you own your discount debt security, referred to as “accrued OID”. You can determine the daily portion by allocating to each day in any “accrual period” a pro rata portion of the OID allocable to that accrual period. You may select an accrual period of any length with respect to your discount debt security and you may vary the length of each accrual period over the term of your discount debt security. However, no accrual period may be longer than one year and each scheduled payment of interest or principal on your discount debt security must occur on either the first or final day of an accrual period.

You can determine the amount of OID allocable to an accrual period by:

•	multiplying your discount debt security’s adjusted issue price at the beginning of the accrual period by your debt security’s yield to maturity, and then

•	subtracting from this figure the sum of the payments of qualified stated interest on your debt security allocable to the accrual period.

You must determine the discount debt security’s yield to maturity on the basis of compounding at the close of each accrual period and adjusting for the length of each accrual period. Further, you determine your discount debt security’s adjusted issue price at the beginning of any accrual period by:

•	adding your discount debt security’s issue price and any accrued OID for each prior accrual period, and then

•	subtracting any payments previously made on your discount debt security that were not qualified stated interest payments.

If an interval between payments of qualified stated interest on your discount debt security contains more than one accrual period, then, when you determine the amount of OID allocable to an accrual period, you must allocate the amount of qualified stated interest payable at the end of the interval (including any qualified stated interest that is payable on the first day of the accrual period immediately following the interval) pro rata to each accrual period in the interval based on their relative lengths. In addition, you must increase the adjusted issue price at the beginning of each accrual period in the interval by the amount of any qualified stated interest that has accrued prior to the first day of the accrual period but that is not payable until the end of the interval. You may compute the amount of OID allocable to an initial short accrual period by using any reasonable method if all other accrual periods, other than a final short accrual period, are of equal length.

The amount of OID allocable to the final accrual period is equal to the difference between:

•	the amount payable at the maturity of your debt security (other than any payment of qualified stated interest); and

•	your debt security’s adjusted issue price as of the beginning of the final accrual period.

Acquisition Premium. If you purchase your debt security for an amount that is less than or equal to the sum of all amounts (other than qualified stated interest) payable on your debt security after the purchase date but is greater than the amount of your debt security’s adjusted issue price (as determined above under “—Inclusion of Original Issue Discount in Income”), the excess is “acquisition premium”. If you do not make the election described below under “—Election to Treat All Interest as Original Issue Discount”, then you must reduce the daily portions of OID by an amount equal to:

•	the excess of your adjusted basis in the debt security immediately after purchase over the adjusted issue price of your debt security divided by:

•	the excess of the sum of all amounts payable (other than qualified stated interest) on your debt security after the purchase date over your debt security’s adjusted issue price.

Pre-Issuance Accrued Interest. An election may be made to decrease the issue price of your debt security by the amount of pre-issuance accrued interest if:

•	a portion of the initial purchase price of your debt security is attributable to pre-issuance accrued interest;

•	the first stated interest payment on your debt security is to be made within one year of your debt security’s issue date; and

•	the payment will equal or exceed the amount of pre-issuance accrued interest.

If this election is made, a portion of the first stated interest payment will be treated as a return of the excluded pre-issuance accrued interest and not as an amount of interest payable on your debt security.

Debt Securities Subject to Contingencies Including Optional Redemption. Your debt security is subject to a contingency if it provides for an alternative payment schedule or schedules applicable upon the occurrence of a contingency or contingencies (other than a remote or incidental contingency), whether such contingency relates to payments of interest or of principal. In such a case, you must determine the yield and maturity of your debt security by assuming that the payments will be made according to the payment schedule most likely to occur if:

•	the timing and amounts of the payments that comprise each payment schedule are known as of the issue date, and

•	one of such schedules is significantly more likely than not to occur.

If there is no single payment schedule that is significantly more likely than not to occur (other than because of a mandatory sinking fund or certain options discussed below), you must include income on your debt security in accordance with the general rules that govern contingent payment obligations. These rules will be discussed in the applicable prospectus supplement.

Notwithstanding the general rules for determining yield and maturity, if your debt security is subject to contingencies, and either you or the issuer have an unconditional option or options that, if exercised, would require payments to be made on the debt security under an alternative payment schedule or schedules, then:

•	in the case of an option or options that the issuer may exercise, the issuer will be deemed to exercise or not exercise an option or combination of options in the manner that minimizes the yield on your debt security; and

•	in the case of an option or options that you may exercise, you will be deemed to exercise or not exercise an option or combination of options in the manner that maximizes the yield on your debt security.

If both you and the issuer hold options described in the preceding sentence, those rules will apply to each option in the order in which they may be exercised. You will determine the yield on your debt security for the purposes of those calculations by using any date on which your debt security may be redeemed or repurchased as the maturity date and the amount payable on the date that you chose in accordance with the terms of your debt security as the principal amount payable at maturity.

If a contingency (including the exercise of an option) actually occurs or does not occur contrary to an assumption made according to the above rules, referred to as a “change in circumstances”, then, except to the extent that a portion of your debt security is repaid as a result of the change in circumstances and solely to determine the amount and accrual of OID, you must redetermine the yield and maturity of your debt security by treating your debt security as having been retired and reissued on the date of the change in circumstances for an amount equal to your debt security’s adjusted issue price on that date.

Election to Treat All Interest as Original Issue Discount. You may elect to include in gross income all interest that accrues on your debt security using the constant-yield method described above under the heading “—Inclusion of Original Issue Discount in Income”, with the modifications described below. For purposes of this election, interest will include stated interest, OID, de minimis original issue discount, market discount, de minimis market discount and unstated interest, as adjusted by any amortizable bond premium (described below under “Taxation—United States Taxation of Debt Securities—United States Holders—Debt Securities Purchased at a Premium”) or acquisition premium.

If you make this election for your debt security, then, when you apply the constant-yield method:

•	the “issue price” of your debt security will equal your cost;

•	the issue date of your debt security will be the date you acquired it; and

•	no payments on your debt security will be treated as payments of qualified stated interest.

Generally, this election will apply only to the debt security for which you make it; however, if the debt security for which this election is made has amortizable bond premium, you will be deemed to have made an election to apply amortizable bond premium against interest for all debt instruments with amortizable bond premium (other than debt instruments the interest on which is excludible from gross income) that you own as of the beginning of the taxable year in which you acquire the debt security for which you made this election or which you acquire thereafter. Additionally, if you make this election for a market discount debt security, you will be treated as having made the election discussed below under “Taxation—United States Taxation of Debt Securities—United States Holders—Market Discount” to include market discount in income currently over the life of all debt instruments that you acquire on or after the first day of the first taxable year to which the election applies. You may not revoke any election to apply the constant-yield method to all interest on a debt security or the deemed elections with respect to amortizable bond premium or market discount debt securities without the consent of the Internal Revenue Service.

Variable Rate Debt Securities. Your debt security will be a “variable rate debt security” if:

•	your debt security’s “issue price” does not exceed the total noncontingent principal payments by more than the lesser of:

1.	0.015 multiplied by the product of the total noncontingent principal payments and the number of complete years to maturity from the issue date; or

2.	15% of the total noncontingent principal payments; and

•	your debt security provides for stated interest (compounded or paid at least annually) only at:

1.	one or more “qualified floating rates”;

2.	a single fixed rate and one or more qualified floating rates;

3.	a single “objective rate”; or

4.	a single fixed rate and a single objective rate that is a “qualified inverse floating rate”; and

•	the value of “qualified floating rate” or “objective rate” on any date during the term of your debt security is set no earlier than three months prior to the first day on which that value is in effect and no later than one year following that first day.

Your debt security will have a variable rate that is a “qualified floating rate” if:

•	variations in the value of the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which your debt security is denominated; or

•	the rate is equal to such a rate either:

1.	multiplied by a fixed multiple that is greater than 0.65 but not more than 1.35; or

2.	multiplied by a fixed multiple greater than 0.65 but not more than 1.35, increased or decreased by a fixed rate.

If your debt security provides for two or more qualified floating rates that are within 0.25 percentage points of each other on the issue date or can reasonably be expected to have approximately the same values throughout the term of the debt security, the qualified floating rates together constitute a single qualified floating rate.

Your debt security will not have a qualified floating rate, however, if the rate is subject to certain restrictions, including caps, floors, governors, or other similar restrictions, unless such restrictions are caps, floors or governors that are fixed throughout the term of the debt security or such restrictions are not reasonably expected to significantly affect the yield on the debt security.

Your debt security will have a variable rate that is a single “objective rate” if:

•	the rate is not a qualified floating rate; and

•	the rate is determined using a single, fixed formula that is based on objective financial or economic information that is not within the control of or unique to the circumstances of the issuer or a related party.

Your debt security will not have a variable rate that is an objective rate, however, if it is reasonably expected that the average value of the rate during the first half of your debt security’s term will be either significantly less than or significantly greater than the average value of the rate during the final half of your debt security’s term.

An objective rate as described above is a “qualified inverse floating rate” if:

•	the rate is equal to a fixed rate minus a qualified floating rate; and

•	the variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the cost of newly borrowed funds.

Your debt security will also have a single qualified floating rate or an objective rate if interest on your debt security is stated at a fixed rate for an initial period of one year or less followed by either a qualified floating rate or an objective rate for a subsequent period, and either:

•	the fixed rate and the qualified floating rate or objective rate have values on the issue date of the debt security that do not differ by more than 0.25 percentage points; or

•	the value of the qualified floating rate or objective rate is intended to approximate the fixed rate.

In general, if your variable rate debt security provides for stated interest at a single qualified floating rate or objective rate, or for one of those rates after a single fixed rate for an initial period, all stated interest on your debt security is qualified stated interest. In this case, the amount of OID, if any, is determined by using, in the case of a qualified floating rate or qualified inverse floating rate, the value as of the issue date of the qualified floating rate or qualified inverse floating rate, or, for any other objective rate, a fixed rate that reflects the yield reasonably expected for your debt security.

If your variable rate debt security does not provide for stated interest at a single qualified floating rate or a single objective rate, and also does not provide for interest payable at a fixed rate, other than at a single fixed rate for an initial period, you generally must determine the interest and OID accruals on your debt security by:

•	determining a fixed rate substitute for each variable rate provided under your variable rate debt security;

•	constructing the equivalent fixed rate debt instrument, using the fixed rate substitute described above;

•	determining the amount of qualified stated interest and OID with respect to the equivalent fixed rate debt instrument; and

•	adjusting for actual variable rates during the applicable accrual period.

When you determine the fixed rate substitute for each variable rate provided under the variable rate debt security, you generally will use the value of each variable rate as of the issue date or, for an objective rate that is not a qualified inverse floating rate, a rate that reflects the reasonably expected yield on your debt security.

If your variable rate debt security provides for stated interest either at one or more qualified floating rates or at a qualified inverse floating rate, and also provides for stated interest at a single fixed rate, other than at a single fixed rate for an initial period, you generally must determine interest and OID accruals by using the method described in the previous paragraph. However, your variable rate debt security will be treated, for purposes of the first three steps of the determination, as if your debt security had provided for a qualified floating rate, or a qualified inverse floating rate, rather than the fixed rate. The qualified floating rate, or qualified inverse floating rate, that replaces the fixed rate must be such that the fair market value of your variable rate debt security as of the issue date approximates the fair market value of an otherwise identical debt instrument that provides for the qualified floating rate, or qualified inverse floating rate, rather than the fixed rate.

Short-Term Debt Securities. In general, if you are an individual or other cash basis United States holder of a short-term debt security, you are not required to accrue OID (as specially defined below for the purposes of this paragraph) for U.S. federal income tax purposes unless you elect to do so. However, you may be required to include any stated interest in income as you receive it. If you are an accrual basis taxpayer, a taxpayer in a special class, including, but not limited to, a regulated investment company, common trust fund, or a certain type of pass through entity, or a cash basis taxpayer who so elects, you will be required to accrue OID on short-term debt securities on either a straight-line basis or under the constant-yield method, based on daily compounding. If you are not required and do not elect to include OID in income currently, any gain you realize on the sale or retirement of your short-term debt security will be ordinary income to the extent of the OID accrued on a straight-line basis, unless you make an election to accrue the OID under the constant-yield method, through the date of sale or retirement. However, if you are not required and do not elect to accrue OID on your short-term debt securities, you will be required to defer deductions for interest on borrowings allocable to your short-term debt securities in an amount not exceeding the deferred income until the deferred income is realized.

When you determine the amount of OID subject to these rules, you must include all interest payments on your short-term debt security, including stated interest, in your short-term debt security’s stated redemption price at maturity.

Foreign Currency Discount Debt Securities. You must determine OID for any accrual period on your discount debt security if it is denominated in, or determined by reference to, a foreign currency in the foreign currency and then translate the amount of OID into U.S. dollars in the same manner as stated interest accrued by an accrual basis United States holder, as described under “Taxation—United States Taxation of Debt Securities—United States Holders—Payments of Interest”. You may recognize ordinary income or loss when you receive an amount attributable to OID in connection with a payment of interest or the sale or retirement of your debt security.

Debt Securities Purchased at a Premium. If you purchase your debt security for an amount in excess of all amounts payable on the debt security after the acquisition date, other than payments of qualified stated interest, you may elect to treat the excess as “amortizable bond premium”. If you make this election, you will reduce the amount required to be included in your income each accrual period with respect to interest on your debt security by the amount of amortizable bond premium allocable to that accrual period, based on your debt security’s yield to maturity.

If the amortizable bond premium allocable to an accrual period exceeds your interest income from your debt security for such accrual period, such excess is first allowed as a deduction to the extent of interest included in your income in respect of the debt security in previous accrual periods and is then carried forward to your next accrual period. If the amortizable bond premium allocable and carried forward to the accrual period in which your debt security is sold, retired or otherwise disposed of exceeds your interest income for such accrual period, you will be allowed an ordinary deduction equal to such excess.

If your debt security is denominated in, or determined by reference to, a foreign currency, you will compute your amortizable bond premium in units of the foreign currency and your amortizable bond premium will reduce your interest income in units of the foreign currency. Gain or loss recognized that is attributable to changes in exchange rates between the time your amortized bond premium offsets interest income and the time of the acquisition of your debt security is generally taxable as ordinary income or loss. If you make an election to amortize bond premium, it will apply to all debt instruments, other than debt instruments the interest on which is excludible from gross income, that you own at the beginning of the first taxable year to which the election applies, and to all debt instruments that you thereafter acquire, and you may not revoke it without the consent of the Internal Revenue Service. See also “—Original Issue Discount—Election to Treat All Interest as Original Issue Discount”.

Market Discount. You will be treated as if you purchased your debt security, other than a short-term debt security, at a market discount and your debt security will be a “market discount debt security” if:

•	you purchase your debt security for less than its issue price (as determined above under “General”); and

•	your debt security’s stated redemption price at maturity or, in the case of a discount debt security, the debt security’s “revised issue price”, exceeds the price you paid for your debt security by at least 1⁄4 of 1 percent of your debt security’s stated redemption price at maturity or revised issue price, respectively, multiplied by the number of complete years to the debt security’s maturity.

To determine the “revised issue price” of your debt security for these purposes, you generally add any OID that has accrued on your debt security to its “issue price”.

If your debt security’s stated redemption price at maturity or, in the case of a discount debt security, its “revised issue price”, does not exceed the price you paid for the debt security by  1⁄4 of 1 percent multiplied by the number of complete years to the debt security’s maturity, the excess constitutes “de minimis market discount”, and the rules that we discuss below are not applicable to you.

If you recognize gain on the maturity or disposition of your market discount debt security, you must treat it as ordinary income to the extent of the accrued market discount on your debt security. Alternatively, you may elect to currently include market discount in income over the life of your debt security. If you make this election, it will apply to all debt instruments with market discount that you acquire on or after the first day of the first taxable year to which the election applies. You may not revoke this election without the consent of the Internal Revenue Service.

If you own a market discount debt security and do not elect to include market discount in income currently, you will generally be required to defer deductions for interest on borrowings allocable to your debt security in an amount not exceeding the accrued market discount on your debt security until the maturity or disposition of your debt security. You will accrue market discount on your market discount debt security on a straight-line basis unless you elect to accrue market discount using a constant-yield method. If you make this election to accrue market discount using a constant-yield method, it will apply only to the debt security with respect to which it is made and you may not revoke it. You will, however, not include accrued market discount in income unless you elect to do as described above.

Purchase, Sale and Retirement of the Debt Securities. Your tax basis in your debt security will generally be the U.S. dollar cost, as defined below, of your debt security, adjusted by:

•	adding any OID or market discount previously included in income with respect to your debt security, and then

•	subtracting the amount of any payments on your debt security that are not qualified stated interest payments and the amount of any amortizable bond premium to the extent that such premium either reduced interest income on your debt security or gave rise to a deduction on your debt security.

If you purchase your debt security with foreign currency, the U.S. dollar cost of your debt security will generally be the U.S. dollar value of the purchase price on the date of purchase. However, if you are a cash basis taxpayer (or an accrual basis taxpayer if you so elect), and your debt security is traded on an established securities market, as defined in the applicable Treasury regulations, the U.S. dollar cost of your debt security will be the U.S. dollar value of the purchase price on the settlement date of your purchase.

You will generally recognize gain or loss from sources within the United States on the sale or retirement of your debt security equal to the difference between the amount you realize on the sale or retirement and your tax basis in your debt security. If your debt security is sold or retired for an amount in foreign currency, the amount you realize will be the U.S. dollar value of such amount on:

•	the date payment is received, if you are a cash basis taxpayer and the debt securities are not traded on an established securities market, as defined in the applicable Treasury regulation;

•	the date of disposition, if you are an accrual basis taxpayer; or

•	the settlement date for the sale, if you are a cash basis taxpayer (or an accrual basis taxpayer if you so elect) and the debt securities are traded on an established securities market, as defined in the applicable Treasury regulations.

You will recognize capital gain or loss when you sell or retire your debt security, except to the extent:

•	attributable to changes in exchange rates as described in the next paragraph;

•	described above under “—Original Issue Discount—Short-Term Debt Securities” or “—Market Discount”; or

•	attributable to accrued but unpaid interest.

Capital gain of a noncorporate United States holder is generally taxed at preferential rates where the holder has a holding period greater than one year.

You must treat any portion of the gain or loss that you recognize on the sale or retirement of a debt security as ordinary income or loss to the extent attributable to changes in exchange rates. However, you take exchange gain or loss into account only to the extent of the total gain or loss you realize on the transaction.

Exchange of Amounts in Currencies Other Than U.S. Dollars. If you receive foreign currency as interest on your debt security or on the sale or retirement of your debt security, your tax basis in the foreign currency will equal its U.S. dollar value when the interest is received or at the time of the sale or retirement. If you purchase foreign currency, you generally will have a tax basis equal to the U.S. dollar value of the foreign currency on the date of your purchase. If you sell or dispose of a foreign currency, including if you use it to purchase debt securities or exchange it for U.S. dollars, any gain or loss recognized generally will be ordinary income or loss from sources within the United States.

Medicare Tax. A United States holder that is an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, is subject to a 3.8% tax on the lesser of (1) the United States holder’s “net investment income” (or “undistributed net investment income” in the case of an estate or trust) for the relevant taxable year and (2) the excess of the United States holder’s modified adjusted gross income for the taxable year over a certain threshold (which in the case of individuals will be between $125,000 and $250,000, depending on the individual’s circumstances). A United States holder’s net investment income will generally include its interest income and its net gains from the disposition of debt securities, unless such interest income or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). If you are a United States holder that is an individual, estate or trust, you are urged to consult your tax advisors regarding the applicability of the Medicare tax to your income and gains in respect of your investment in debt securities.

Indexed Debt Securities. The applicable prospectus supplement will discuss any special United States federal income tax rules with respect to debt securities the payments on which are determined by reference to any index and other debt securities that are subject to the rules governing contingent payment obligations.

United States Alien Holders (Diageo Investment)

This section describes the United States federal income tax consequences to a United States alien holder of acquiring, owning and disposing of debt securities issued by Diageo Investment. If you are a United States holder, this section does not apply to you.

This discussion assumes that the debt security is not subject to the rules of Section 871(h)(4)(A) of the Code, which relates to interest payments that are determined by reference to the income, profits, changes in the value of property or other attributes of the debtor or a related party.

Under present United States federal income and estate tax law, and subject to the discussion of backup withholding below:

•	No United States federal income or withholding tax will be imposed on payments of principal, premium, if any, and interest, including OID, to you if, in the case of interest that is not “effectively connected” with a U.S. trade or business (or, in the case of certain tax treaties, is not attributable to a permanent establishment or fixed base within the United States),

1.	you do not actually or constructively own 10% or more of the total combined voting power of all classes of stock of Diageo Investment (or certain of its affiliates) entitled to vote;

2.	you are not a controlled foreign corporation that is related to Diageo Investment through stock ownership; and

3.	the United States payer does not have actual knowledge or reason to know that you are a United States person and:

a.	you have furnished to the United States payer an Internal Revenue Service Form W-8BEN, W-8BEN-E or an acceptable substitute form upon which you certify, under penalties of perjury, that you are a non-United States person,

b.	in the case of payments made outside the United States to you at an offshore account (generally, an account maintained by you at a bank or other financial institution at any location outside the United States), you have furnished to the United States payer documentation that establishes your identity and your status as the beneficial owner of the payment for United States federal income tax purposes and as a non-United States person,

c.	the United States payer has received a withholding certificate (furnished on an appropriate Internal Revenue Service Form W-8 or an acceptable substitute form) from a person claiming to be:

i.	a withholding foreign partnership (generally a foreign partnership that has entered into an agreement with the Internal Revenue Service to assume primary withholding responsibility with respect to distributions and guaranteed payments it makes to its partners),

ii.	a qualified intermediary (generally a non-United States financial institution or clearing organization or a non-United States branch or office of a United States financial institution or clearing organization that is a party to a withholding agreement with the Internal Revenue Service), or

iii.	a United States branch of a non-United States bank or of a non-United States insurance company,

and the withholding foreign partnership, qualified intermediary or United States branch has received documentation upon which it may rely to treat the payment as made to a non-United States person, that is, for United States federal income tax purposes, the beneficial owner of the payment on the debt security in accordance with United States Treasury regulations (or, in the case of a qualified intermediary, in accordance with its agreement with the Internal Revenue Service),

d.	the United States payer receives a statement from a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business,

i.	certifying to the United States payer under penalties of perjury that an Internal Revenue Service Form W-8BEN, W-8BEN-E or an acceptable substitute form has been received from you by it or by a similar financial institution between it and you, and

ii.	to which is attached a copy of the Internal Revenue Service Form W-8BEN, W-8BEN-E or acceptable substitute form, or

e.	the United States payer otherwise possesses documentation upon which it may rely to treat the payment as made to a non-United States person, that is, for United States federal income tax purposes, the beneficial owner of the payment on the debt security in accordance with United States Treasury regulations; and

•	no United States federal income or withholding tax will apply to any gain that you realize on the sale or exchange of your debt security unless (i) you hold the debt security in connection with the conduct of a U.S. trade or business (and, in the case of certain tax treaties, the gain is attributable to a permanent establishment or fixed base within the United States) or (ii) you are an individual who is present in the United States for 183 days or more during the taxable year in which gain is realized and certain other conditions are met.

Further, a debt security held by an individual, who at death is not a citizen or resident of the United States will not be includible in the individual’s gross estate for United States federal estate tax purposes if:

•	the decedent did not actually or constructively own 10% or more of the total combined voting power of all classes of stock of Diageo Investment entitled to vote at the time of death; and

•	the income on the debt security would not have been “effectively connected” with a United States trade or business of the decedent at that time.

United States Alien Holders (Diageo or Diageo Capital)

This section describes the United States federal income tax consequences to a United States alien holder of acquiring, owning and disposing of debt securities issued by Diageo or Diageo Capital. If you are a United States holder, this section does not apply to you.

Payments of Interest. Subject to the discussion of backup withholding below, payments of principal, premium, if any, and interest, including OID, on a debt security is exempt from United States federal income tax, including withholding tax, whether or not you are engaged in a trade or business in the United States, unless:

•	you are an insurance company carrying on a United States insurance business to which the interest is attributable, within the meaning of the Code; or

•	you both:

•	have an office or other fixed place of business in the United States to which the interest is attributable; and

•	derive the interest in the active conduct of a banking, financing or similar business within the United States or are a corporation with a principal business of trading in stocks and securities for its own account.

Purchase, Sale, Retirement and Other Disposition of the Debt Securities. You generally will not be subject to United States federal income tax on gain realized on the sale, exchange or retirement of a debt security unless:

•	the gain is “effectively connected” with your conduct of a trade or business in the United States, and the gain is attributable to a permanent establishment that you maintain in the United States if that is required by an applicable income tax treaty as a condition for subjecting you to United States taxation on a net income basis; or

•	you are an individual that is present in the United States for 183 or more days during the taxable year in which the gain is realized and certain other conditions exist.

For purposes of the United States federal estate tax, the debt securities will be treated as situated outside the United States and will not be includible in the gross estate of a holder who is neither a citizen nor a resident of the United States at the time of death.

Treasury Regulations Requiring Disclosure of Reportable Transactions

Treasury regulations require United States taxpayers to report certain transactions that give rise to a loss in excess of certain thresholds (a “Reportable Transaction”). Under these regulations, if debt securities are denominated in a foreign currency, a United States holder (or a United States alien holder that holds debt securities in connection with a U.S. trade or business) that recognizes a loss with respect to debt securities that is characterized as an ordinary loss due to changes in currency exchange rates (under any of the rules discussed above) would be required to report the loss on Internal Revenue Service Form 8886 (Reportable Transaction Statement) if the loss exceeds the thresholds set forth in the regulations. For individuals and trusts, this loss threshold is $50,000 in any single taxable year. For other types of taxpayers and other types of losses, the thresholds are higher. You should consult with your tax advisor regarding any tax filing and reporting obligations that may apply in connection with acquiring, owning and disposing of debt securities.

Information with Respect to Foreign Financial Assets

Owners of “specified foreign financial assets” with an aggregate value in excess of $50,000 (or, in certain cases, a higher threshold) may be required to file an information report with respect to such assets with their tax returns. “Specified foreign financial assets” include any financial accounts maintained by foreign financial institutions, as well as any of the following, but only if they are held for investment and not held in accounts maintained by financial institutions: (i) stocks and securities issued by non-United States persons, (ii) financial instruments and contracts that have non-United States issuers or counterparties, and (iii) interests in foreign entities. United States holders are urged to consult their tax advisors regarding the application of this reporting requirement to their ownership of debt securities.

Backup Withholding and Information Reporting (Diageo Investment)

This section describes the backup withholding and information reporting relating to holders of debt securities issued by Diageo Investment.

In general, if you are a noncorporate United States holder, we and other payors are required to report to the IRS all payments of principal, any premium and interest on your debt security, and the accrual of OID on a discount debt security. In addition, we and other payors are required to report to the IRS any payment of proceeds of the sale of your debt security before maturity within the United States. Additionally, backup withholding would apply to any payments, including payments of OID, if you fail to provide an accurate taxpayer identification number, or (in the case of interest payments) you are notified by the IRS that you have failed to report all interest and dividends required to be shown on your federal income tax returns.

In general, if you are a United States alien holder, payments of principal, premium or interest, including OID, made by us and other payors to you will not be subject to information reporting and backup withholding, provided that the certification requirements described above under “— United States Alien Holders (Diageo Investment)” are satisfied or you otherwise establish an exemption. However, Diageo Investment and other payers are required to report payments of interest on your debt securities on Internal Revenue Service Form 1042-S even if the payments are not otherwise subject to information reporting requirements. In addition, payment of the proceeds from the sale of debt securities effected at a United States office of a broker will not be subject to backup withholding and information reporting if (i) the payor or broker does not have actual knowledge or reason to know that you are a United States person and (ii) you have furnished to the payor or broker an appropriate IRS Form W-8, an acceptable substitute form or other documentation upon which it may rely to treat the payment as made to a non-United States person.

In general, payment of the proceeds from the sale of debt securities effected at a foreign office of a broker will not be subject to information reporting or backup withholding. However, a sale effected at a foreign office of a broker could be subject to information reporting in the same manner as a sale within the United States (and in certain cases may be subject to backup withholding as well) if (i) the broker has certain connections to the United States, (ii) the proceeds or confirmation are sent to the United States or (iii) the sale has certain other specified connections with the United States. In addition, certain foreign brokers may be required to report the amount of gross proceeds from the sale or other disposition of debt securities under FATCA if you are, or are presumed to be, a United States person.

You generally may obtain a refund of any amounts withheld under the backup withholding rules that exceed your income tax liability by filing a refund claim with the IRS.

FATCA Withholding (Diageo Investment)

A 30% withholding tax (“FATCA withholding”) may be imposed on certain payments to you or to certain foreign financial institutions, investment funds and other non-U.S. persons receiving payments on your behalf if you or such persons fail to comply with certain information reporting requirements. Such payments will include U.S.-source interest and the gross proceeds from the sale or other disposition of debt securities that can produce U.S.-source interest. Payments of interest that you receive in respect of the debt securities could be affected by this withholding if you are subject to the FATCA information reporting requirements and fail to comply with them or if you hold debt securities through a non-U.S. person (e.g., a foreign bank or broker) that fails to comply with these requirements (even if payments to you would not otherwise have been subject to FATCA withholding). Payments of gross proceeds from a sale or other disposition of debt securities could also be subject to FATCA withholding unless such disposition occurs before January 1, 2019. You should consult your own tax advisors regarding the relevant U.S. law and other official guidance on FATCA withholding.

Backup Withholding and Information Reporting (Diageo or Diageo Capital)

This section describes the backup withholding and information reporting requirements regarding holders of debt securities issued by Diageo or Diageo Capital.

If you are a noncorporate United States holder, information reporting requirements, on Internal Revenue Service Form 1099, generally will apply to payments of principal and interest on a debt security within the United States, and the payment of proceeds to you from the sale of a debt security effected at a United States office of a broker.

Additionally, backup withholding may apply to such payments if you fail to comply with applicable certification requirements or (in the case of interest payments) are notified by the IRS that you have failed to report all interest and dividends required to be shown on your federal income tax returns.

If you are a United States alien holder, you are generally exempt from backup withholding and information reporting requirements with respect to payments of principal and interest made to you outside the United States by us or another non-United States payor. You are also generally exempt from backup withholding and information reporting requirements in respect of payments of principal and interest made within the United States and the payment of the proceeds from the sale of a debt security effected at a United States office of a broker, as long as either (i) the payor or broker does not have actual knowledge or reason to know that you are a United States person and you have furnished a valid IRS Form W-8 or other documentation upon which the payor or broker may rely to treat the payments as made to a non-United States person, or (ii) you otherwise establish an exemption.

Payment of the proceeds from the sale of a debt security effected at a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, a sale effected at a foreign office of a broker could be subject to information reporting in the same manner as a sale within the United States (and in certain cases may be subject to backup withholding as well) if (i) the broker has certain connections to the United States, (ii) the proceeds or confirmation are sent to the United States or (iii) the sale has certain other specified connections with the United States.

You generally may obtain a refund of any amounts withheld under the backup withholding rules that exceed your income tax liability by filing a refund claim with the IRS.

United Kingdom Taxation

United Kingdom Taxation of Shares and ADSs

The following summary describes certain UK tax consequences of the acquisition, ownership and disposition of shares or ADSs issued by Diageo, but it does not purport to be a comprehensive description of all of the UK tax considerations that may be relevant to a decision to acquire such securities. It is the opinion of Slaughter and May, English counsel to Diageo. The summary is based on current UK tax legislation, the current practice of Her Majesty’s Revenue and Customs (“HMRC”) and the terms of the UK/U.S. double taxation treaty (the “Treaty”), as appropriate, all of which are subject to change at any time, possibly with retrospective effect.

The summary only applies to persons who are the absolute beneficial owners of their shares or ADSs and assumes that holders of ADRs will be treated as beneficial holders of the underlying ordinary shares. The summary does not apply to persons who are treated as non-domiciled and resident in the UK for the purposes of UK tax law. Such persons should consult their own professional advisors. Further, this summary may not apply to special classes of shareholders or ADR holders, such as dealers in securities. Prospective purchasers of the shares or ADSs should consult their own tax advisers as to the UK, U.S. or other tax consequences of the acquisition, ownership and disposition of shares or ADSs in their particular circumstances, including the applicability and effect of the Treaty and any tax provision particular to their circumstances.

Please consult your own tax adviser concerning the consequences of acquiring, owning and disposing of these securities in your particular circumstances under UK law and the laws of any other taxing jurisdiction.

Taxation of chargeable gains

UK residents

A disposal (or deemed disposal) of shares or ADSs by a shareholder, or holder of ADSs, who is resident for tax purposes in the UK may, depending on the shareholder’s or ADR holder’s particular circumstances, and subject to any available exemption or relief, give rise to a chargeable gain or an allowable loss for the purposes of UK taxation of chargeable gains.

Individuals temporarily non-resident in the UK

An individual shareholder or ADR holder who ceases to be resident in the UK or is treated as resident outside the UK for the purposes of a double tax treaty (a “Treaty non-resident”) for a period of five calendar years or less (or, for departures before 6 April 2013, ceases to be resident in the UK or becomes Treaty non-resident for a period of less than five tax years) and who disposes (or is deemed to dispose) of shares or ADSs held prior to departing during that period of temporary non-residence may, under anti-avoidance legislation, be liable to capital gains tax on his or her return to the UK (subject to any available exemption or relief).

Non-UK resident persons

Subject to the provisions set out above in relation to temporary non-residents, shareholders or ADR holders who are not resident for tax purposes in the UK will not normally be liable for UK tax on chargeable gains unless they carry on a trade, profession or vocation in the UK through a permanent establishment, branch or agency in connection with which the shares or ADSs are used, held or acquired, in which case such shareholder or ADR holder might, depending on their specific circumstances, be liable to UK tax on chargeable gains on any disposal (or deemed disposal) of shares or ADSs.

Taxation of dividends

Diageo will not be required to withhold tax at source when paying a dividend. The amount of any liability to tax on dividends paid by Diageo will depend on the particular circumstances of the shareholder or ADR holder.

UK residents

All dividends received by an individual shareholder or ADR holder who is resident in the UK for tax purposes will, except to the extent that they are earned through an ISA, self-invested pension plan or other regime which exempts the dividends from tax, form part of that individual’s total income for income tax purposes and will represent the highest part of that income.

From the 2018-19 tax year, a nil rate of income tax applies to the first £2,000 of taxable dividend income received by an individual shareholder (the “Dividend Nil Rate Amount”), regardless of what tax rate would otherwise apply to that dividend income. Any taxable dividend income received by an individual shareholder in a tax year in excess of the Dividend Nil Rate Amount is taxed at special rates particular to dividend income.

Where an individual’s taxable dividend income for a tax year exceeds the Dividend Nil Rate Amount, the excess amount (the “Relevant Dividend Income”) will be subject to income tax:

•	at the rate of 7.5%, to the extent that the Relevant Dividend Income falls below the threshold for the higher rate of income tax;

•	at the rate of 32.5%, to the extent that the Relevant Dividend Income falls above the threshold for the higher rate of income tax but below the threshold for the additional rate of income tax; and

•	at the rate of 38.1%, to the extent that the Relevant Dividend Income falls above the threshold for the additional rate of income tax.

A shareholder or an ADR holder that is a company resident for tax purposes in the UK will generally not be subject to corporation tax in respect of dividends received from Diageo, subject to anti-avoidance rules and certain exceptions.

Non-UK resident persons

In general, holders of shares or ADRs who are not resident for tax purposes in the UK and who receive a dividend from Diageo will not have any UK tax to pay in respect of the dividend.

Stamp duty and stamp duty reserve tax

Any conveyance or transfer on sale or other disposal of shares will generally be subject to UK stamp duty or stamp duty reserve tax (“SDRT”). Save where the amount or value of the consideration for the transfer is £1,000 or less and this is certified on the transfer instrument (a “Low Value Transaction”) the transfer on sale of shares will be liable to ad valorem UK stamp duty or SDRT, generally at the rate of 0.5% of the consideration paid (rounded up to the next multiple of £5 in the case of stamp duty). Stamp duty is usually the liability of the purchaser or transferee of the shares. Unless the transfer agreed to is a Low Value Transaction, an unconditional agreement to transfer such shares will be subject to SDRT, generally at the rate of 0.5% of the consideration paid, but such liability will be cancelled, or, if already paid, refunded, if the agreement is completed by a duly stamped transfer within six years of the agreement having become unconditional. SDRT is normally the liability of the purchaser or transferee of the shares.

Where Diageo issues shares, or a holder of shares transfers such shares, to a depositary receipt issuer or to a person providing clearance services (or their nominee or agent), a liability for UK stamp duty or SDRT at a rate of up to 1.5%

(rounded up to the next multiple of £5 in the case of stamp duty) of either the issue price or, in the case of a transfer, the amount or value of the consideration for the transfer, or the value of the shares may arise. Following litigation, however, HMRC have confirmed that they will no longer seek to apply the 1.5% SDRT charge on an issue of shares to a depositary receipt issuer or to a person providing clearance services (or their nominee or agent) on the basis that this is not compatible with EU law. HMRC may continue to apply the 1.5% stamp duty or SDRT charge on transfers of shares to a depositary receipt issuer or to a person providing clearance services (or their nominee or agent) unless the transfer is an integral part of a raising of capital.

If any ADSs are cancelled with the ordinary shares that they represent being transferred to the ADR holder, no liability for stamp duty should arise.

No liability for stamp duty should arise on a transfer of ADSs, provided that any document that effects such transfer is not executed in the UK and that it remains at all times outside the UK. Based on our understanding of HMRC’s application of the exemption from SDRT for depositary receipts, an agreement to transfer ADRs should not give rise to a liability for SDRT.

United Kingdom Taxation of Warrants, Purchase Contracts and Units

A prospectus supplement will describe, if applicable, the material UK tax consequences of your ownership of warrants, purchase contracts and/or units and any equity or debt securities issued together with the warrants, purchase contracts and/or units.

United Kingdom Taxation of Debt Securities

The following summary describes certain UK tax implications of acquiring, holding or disposing of debt securities issued by Diageo, Diageo Capital or Diageo Investment, but it does not purport to be a comprehensive description of all of the UK tax considerations that may be relevant to a decision to acquire such securities. It is the opinion of Slaughter and May, English counsel to Diageo. The summary is based on current UK tax legislation, current HMRC practice and the terms of the Treaty (as defined above), as appropriate, all of which are subject to change at any time, possibly with retrospective effect. The summary relates only to the position of persons who are absolute beneficial owners of the debt securities and does not deal with the position of certain classes of holders of debt securities, such as dealers in securities and those who are treated as non-domiciled and resident in any part of the UK for the purposes of UK tax law. The summary does not apply to certain types of debt securities which may be subject to special rules, such as discounted securities, convertible securities and variable rate securities.

Please consult your own tax adviser concerning the consequences of acquiring, owning and disposing of these debt securities in your particular circumstances under UK law and the laws of any other taxing jurisdiction.

Payments

Payments of principal and interest on debt securities issued by Diageo Investment will not be subject to withholding or deduction for or on account of UK taxation. Payments of principal on the debt securities issued by Diageo or Diageo Capital in accordance with the procedures described under “Description of Debt Securities and Guarantees—Additional Mechanics—Payment and Paying Agents” will not be subject to any deduction or withholding for or on account of UK taxation. Payments of interest on debt securities issued by Diageo or Diageo Capital, in accordance with the described procedure, will not be subject to withholding or deduction for or on account of UK taxation so long as such debt securities carry a right to interest and are either listed on a “recognised stock exchange” within the meaning of Section 1005 of the Income Tax Act 2007, or are admitted to trading on a “multilateral trading facility” operated by an “EEA-regulated recognised stock exchange” within the meaning of Section 987 of the Income Tax Act 2007. On the basis of the relevant legislation and HMRC’s published interpretation thereof, securities are listed on a recognised stock exchange for these purposes if they are admitted to trading on their exchange, are included in the official UK list or are officially listed in a country outside the UK in which there is a recognised stock exchange in accordance with provisions corresponding to those generally applicable in European Economic Area states. The London Stock Exchange and the New York Stock Exchange are recognised stock exchanges for these purposes.

Payments of interest on debt securities issued by Diageo or Diageo Capital may also be made without withholding or deduction for or on account of UK income tax if the maturity of the relevant debt security is less than one year from the date of issue and the debt security is not issued under or becomes subject to arrangements the effect of which is to render such debt security part of a borrowing with a total term of one year or more.

In all other cases, payments of interest will generally be made after deduction of tax at the basic rate, which is currently 20%. Certain holders of debt securities who are resident for tax purposes in the United States will generally be entitled to receive payments free of deductions on account of UK tax under the Treaty and may therefore be able to obtain a direction to that effect from HMRC. Holders of debt securities who are resident for tax purposes in other jurisdictions may also be able to receive payment free of deductions under an appropriate double taxation treaty and may be able to obtain a direction to that effect. However, such a direction will only be issued on prior application to the relevant tax authorities by the holder in question. In each case, if such a direction is not given, the person making the payment will be required to withhold tax, although a holder of debt securities resident for tax purposes in the United States or another jurisdiction who is entitled to relief may be able to subsequently claim the amount withheld from HMRC.

The interest on debt securities issued by Diageo or Diageo Capital will have a UK source and accordingly may be chargeable to UK tax by direct assessment even if the interest is paid without withholding or deduction. However, the interest will not generally be assessed to UK tax by direct assessment in the hands of a person who is not resident for tax purposes in the UK unless that person carries on a trade, profession or vocation in the UK through a permanent establishment, branch or agency in the UK in connection with which the interest is received or to which those debt securities are attributable. There are certain exceptions for interest received by certain categories of agents.

Guarantee Payments

If Diageo makes any payments under the guarantee in respect of interest on the debt securities (or other amounts due on the debt securities, other than payments in respect of principal) such payments may be subject to United Kingdom withholding tax at the basic rate (currently 20%) subject to any available relief under an applicable double taxation treaty or to any other exemption which may apply. Such payments by Diageo may not be eligible for the exemptions described in the paragraph entitled “—Payments” above.

Provision of Information

Holders of debt securities should note that where any interest on debt securities is paid to them (or to any person acting on their behalf) by any of the issuers or any person in the United Kingdom acting on behalf of any of the issuers (a “paying agent”), or is received by any person in the United Kingdom acting on behalf of the relevant holder (a “collecting agent”), the relevant issuer (in the case of debt securities issued by Diageo or Diageo Capital), the paying agent or the collecting agent (as the case may be) may, in certain cases, be required to supply to HMRC details of the payment and certain details relating to the holder (including the holder’s name and address). These provisions will apply whether or not the interest has been paid subject to withholding or deduction for or on account of UK income tax and whether or not the holder is resident in the UK for UK taxation purposes. Where the holder is not so resident, the details provided to HMRC may, in certain cases, be passed by HMRC to the tax authorities of the jurisdiction in which the holder is resident for taxation purposes. For the above purposes, “interest” should be taken, for practical purposes, as including payments made by the Guarantor in respect of interest on debt securities. The provisions referred to above may also apply, in certain circumstances, in relation to payments made on redemption of any debt securities where the amount payable on redemption is greater than the issue price of the debt securities.

Disposal (including Redemption)

A holder of debt securities who is not resident for tax purposes in the UK will not generally be liable to UK taxation in respect of a disposal (including redemption) of a debt security, any gain accrued in respect of a debt security or any change in the value of a debt security.

This will be the case unless, at the time of the disposal, the holder carries on a trade, profession or vocation in the UK through a permanent establishment, branch or agency and the debt security was used in or for the purposes of the trade, profession or vocation, or used or held for the purposes of the permanent establishment, branch or agency, or acquired for use by or for the purposes of the permanent establishment, branch or agency. If the holder is a company resident for tax purposes in the UK, it will be treated for tax purposes as realizing profits, gains or losses in respect of the debt securities on a basis which is broadly in accordance with their statutory accounting treatment so long as that accounting treatment is in accordance with generally accepted accounting practice as defined for tax purposes. If the holder is an individual resident in the UK, he may, subject to the availability of any reliefs or exemptions, have to account for capital gains tax in respect of any gains arising on a disposal of a debt security, unless the debt securities are “qualifying corporate bonds” within the meaning of section 117 of the Taxation of Chargeable Gains Act 1992. If this is the case, neither chargeable gains nor allowable losses will, subject to the individual’s circumstances, arise on a disposal of the debt securities for the purposes of taxation of chargeable gains.

Stamp Duty and Stamp Duty Reserve Tax

No UK stamp duty or SDRT will generally be payable by a holder of debt securities on the creation or issue of the debt securities by any issuer. Where debt securities are issued by Diageo or Diageo Capital to a depositary receipt issuer or a person providing clearance services (or their nominee or agent), a liability for UK stamp duty or SDRT at a rate of up to 1.5% (rounded up to the next multiple of £5 in the case of stamp duty) of the issue price may arise. Following litigation, however, HMRC have confirmed that they will no longer seek to apply the 1.5% SDRT charge on an issue of debt securities to a depositary receipt issuer or to a person providing clearance services (or their nominee or agent) on the basis that this is not compatible with EU law. HMRC may continue to apply the 1.5% stamp duty or SDRT charge on transfers of debt securities to a depositary receipt issuer or to a person providing clearance services (or their nominee or agent) unless the transfer is an integral part of a raising of capital.

No liability for UK stamp duty or stamp duty reserve tax will arise on a transfer of, or an agreement to transfer, debt securities where such securities do not carry:

•	a right (exercisable then or later) of conversion into, or to the acquisition of, shares or other securities;

•	a right to interest, the amount of which is or was determined to any extent by reference to the results of, or of any part of, a business or to the value of any property;

•	a right to interest the amount of which exceeds a reasonable commercial return on the nominal amount of the capital; or

•	a right of repayment to an amount which exceeds the nominal amount of the capital and is not reasonably comparable with what is generally repayable (in respect of a similar nominal amount of capital) under the terms of issue of loan capital listed on the Official List of the London Stock Exchange.

CERTAIN BENEFIT PLAN INVESTOR CONSIDERATIONS

Each purchaser of the securities that is a “Plan” will be deemed to make the representations in the following paragraph. For this purpose, a “Plan” is (i) any “employee benefit plan” subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (ii) individual retirement accounts (“IRAs” and each, an “IRA”) and other arrangements subject to Section 4975 of the Code, and (iii) an entity whose underlying assets include “plan assets” within the meaning of ERISA by reason of the investments by such plans or accounts or arrangements therein.

Each purchaser of the securities that is a “Plan” and that acquires the securities in connection with an offering under this prospectus will be deemed to represent by its purchase of the securities that a fiduciary (the “Fiduciary”) independent of us, any underwriter or agent, or any of our or their respective affiliates (the “Transaction Parties”) acting on the Plan’s behalf is responsible for the Plan’s decision to acquire the securities and that such Fiduciary:

1.	is either a U.S. bank, a U.S. insurance carrier, a U.S. registered investment adviser, a U.S. registered broker-dealer or an independent fiduciary with at least $50 million of assets under management or control, in each case under the requirements specified in the U.S. Code of Federal Regulations, 29 C.F.R. Section 2510.3-21(c)(1)(i), as amended from time to time;

2.	in the case of a Plan that is an IRA, is not the IRA owner, beneficiary of the IRA or relative of the IRA owner or beneficiary;

3.	is capable of evaluating investment risks independently, both in general and with regard to the prospective investment in the securities;

4.	is a fiduciary under ERISA or the Code, or both, with respect to the decision to acquire the securities;

5.	has exercised independent judgment in evaluating whether to invest the assets of the Plan in the securities;

6.	understands and has been fairly informed of the existence and the nature of the financial interests of the Transaction Parties in connection with the Plan’s acquisition of the securities;

7.	understands that the Transaction Parties are not undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity to the Plan, in connection with the Plan’s acquisition of the securities; and

8.	confirms that no fee or other compensation will be paid directly to any of the Transaction Parties by the Plan, or any fiduciary, participant or beneficiary of the Plan, for the provision of investment advice (as opposed to other services) in connection with the Plan’s acquisition of the securities.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus:

•	through underwriters;

•	through dealers;

•	through agents; or

•	directly to purchasers.

The prospectus supplement relating to any offering will identify or describe:

•	any underwriter, dealers or agents;

•	their compensation;

•	the net proceeds to us;

•	the purchase price of the securities;

•	the initial public offering price of the securities; and

•	confirm any exchange on which the securities will be listed, if any.

Underwriters

If we use underwriters in the sale, we will enter into an underwriting agreement, and a prospectus supplement will set forth the names of the underwriters and the terms of the transaction. The underwriters will acquire securities for their own account and may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Unless we otherwise state in the prospectus supplement, various conditions to the underwriters’ obligation to purchase securities apply, and the underwriters will be obligated to purchase all of the securities contemplated in an offering if they purchase any of such securities. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Diageo may enter into derivative or other hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities covered by this prospectus including securities pledged by Diageo or borrowed from Diageo or others to settle those sales or to close out any related open borrowing of stock, and may use securities received from Diageo in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or in a post-effective amendment). Diageo may also sell ordinary shares short using this prospectus and deliver ordinary shares covered by this prospectus to close out such short positions, or loan or pledge ordinary shares to financial institutions that in turn may sell the ordinary shares using this prospectus. Diageo may pledge or grant a security interest in some or all of the securities covered by this prospectus to support a derivative or hedging position or other obligation and, if Diageo defaults in the performance of its obligations, the pledgees or secured parties may offer and sell the securities from time to time pursuant to this prospectus.

One or more firms, referred to as “remarketing firms,” may also offer or sell the securities, if the prospectus supplement so indicates, in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as agents for us. These remarketing firms will offer or sell the securities in accordance with a redemption or repayment pursuant to the terms of the securities. The prospectus supplement will identify any remarketing firm and the terms of its agreement, if any, with us and will describe the remarketing firm’s compensation.

If the prospectus supplement so indicates, we may authorize agents and underwriters or dealers to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the prospectus supplement. These contracts will be subject to only those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth the commission payable for solicitation of such offers.

Each series of debt securities, warrants, purchase contracts or units offered will be a new issue of securities and will have no established trading market. The debt securities offered may or may not be listed on a national securities exchange. We cannot be sure as to the liquidity of or the existence of trading markets for any debt securities, warrants, purchase contracts or units offered.

Certain persons participating in this offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. Specifically, the underwriters, if any, may overallot in connection with the offering, and may bid for, and purchase, the securities in the open market.

Dealers

If we use dealers in the sale, unless we otherwise indicate in the prospectus supplement, we will sell securities to the dealers as principals. The dealers may then resell the securities to the public at varying prices that the dealers may determine at the time of resale.

Agents and Direct Sales

We may sell securities directly or through agents that we designate. The prospectus supplement names any agent involved in the offering and sale and states any commissions we will pay to that agent. Unless we indicate otherwise in the prospectus supplement, any agent is acting on a best efforts basis for the period of its appointment.

Institutional Investors

If we indicate in the prospectus supplement, we will authorize underwriters, dealers or agents to solicit offers from various institutional investors to purchase securities. In this case, payment and delivery will be made on a future date that the prospectus supplement specifies. The underwriters, dealers or agents may impose limitations on the minimum amount that the institutional investor can purchase. They may also impose limitations on the portion of the aggregate amount of the securities that they may sell. These institutional investors include:

•	commercial and savings banks;

•	insurance companies;

•	pension funds;

•	investment companies;

•	educational and charitable institutions; and

•	other similar institutions as we may approve.

The obligations of any of these purchasers pursuant to delayed delivery and payment arrangements will not be subject to any conditions. However, one exception applies. An institution’s purchase of the particular securities cannot at the time of delivery be prohibited under the laws of any jurisdiction that governs:

•	the validity of the arrangements; or

•	the performance by us or the institutional investor.

Indemnification

Agreements that we have entered into or may enter into with underwriters, dealers, agents or remarketing firms may entitle them to indemnification by us against various civil liabilities. These include liabilities under the Securities Act of 1933, as amended. The agreements may also entitle them to contribution for payments which they may be required to make as a result of these liabilities. Underwriters, dealers, agents or remarketing firms may be customers of, engage in transactions with, or perform services for, us in the ordinary course of business.

Remarketing firms may be deemed to be underwriters in connection with the securities they remarket. Remarketing firms may be entitled under agreements that may be entered into with Diageo to indemnification by Diageo against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, and may be customers of, engage in transactions with or perform services for Diageo in the ordinary course of business.

Market Making

In the event that we do not list securities of any series on a U.S. national securities exchange, various broker-dealers may make a market in the securities, but will have no obligation to do so, and may discontinue any market making at any time without notice. Consequently, it may be the case that no broker-dealer will make a market in securities of any series or that the liquidity of the trading market for the securities will be limited.

VALIDITY OF SECURITIES

Sullivan & Cromwell LLP, our U.S. counsel, and Davis Polk & Wardwell London LLP, U.S. counsel for any underwriters, will pass upon the validity of the debt securities, debt warrants, purchase contracts and guarantees as to certain matters of New York law. Slaughter and May, our English solicitors, will pass upon the validity of the debt securities, guarantees, warrants, purchase contracts, units, preference shares and ordinary shares as to certain matters of English law. Morton Fraser LLP, our Scottish solicitors, will pass upon Scottish law matters.

EXPERTS

The consolidated financial statements of Diageo plc as of June 30, 2017 and June 30, 2016, and for the fiscal years ended June 30, 2017 and June 30, 2016, and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) as of June 30, 2017, incorporated in this Prospectus by reference to the Annual Report on Form 20-F for the fiscal year ended June 30, 2017, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of Diageo plc and its subsidiaries for the year ended June 30, 2015, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

EXPENSES

The following is a statement of the expenses (all of which are estimated), other than any underwriting discounts and commissions and expenses reimbursed by or to us, to be incurred in connection with a distribution of securities registered under this registration statement:

Securities and Exchange Commission registration fee		$(1)
Printing and engraving expenses	20,000
Legal fees and expenses	375,000
Accountants’ fees and expenses	65,000
Trustee fees and expenses	7,000
Miscellaneous	12,000

Total	479,000

(1)	The registrants are registering an indeterminate amount of securities and are deferring payment of the registration fee in accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended.

Diageo Capital plc

$                     Floating Rate Notes due 2020

$                    % Fixed Rate Notes due 2020

$                    % Fixed Rate Notes due 2023

$                    % Fixed Rate Notes due 2028

Each Guaranteed as to the Payment of Principal and Interest by

Diageo plc

PROSPECTUS SUPPLEMENT

May     , 2018

Joint Book-Running Managers

Barclays	BofA Merrill Lynch	Goldman Sachs & Co. LLC

Santander	Standard Chartered Bank	UBS Investment Bank